Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is not material and is the type that the registrant treats as private or confidential. The registrant has omitted such information pursuant to Item 601(b)(10) of Regulation S‑K, and such information is marked with [***] where it has been omitted.
合作车型面向量产零部件采购及相关工程服务战略合作协议
Strategic Cooperation Agreement on Mass-Production-Oriented Parts Procurement and Related Engineering Services for the Cooperative Model
本《合作车型面向量产零部件采购及相关工程服务战略合作协议》（本“协议”）由以下双方（1）GlobeX AI Hong Kong Holding Limited（“GX”），一家根据中国香港法律正式成立并存续的公司，地址为***（“合作伙伴”），一家根据中国法律正式成立并存续的有限公司，其主要营业地位于***，于签署页最后签署日期（“生效日”）签订。GX和合作伙伴在本协议中分别称为“一方”，统称为“双方”。
This Strategic Cooperation Agreement on Mass-Production-Oriented Parts Procurement and Related Engineering Services for the Cooperative Model (this "Agreement") is entered into by and between GlobeX AI Hong Kong Holding Limited ("GX"), a limited liability company duly incorporated and existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“China” or “PRC”), located at ***; and Hebei Huanzhou Automobile Sales Co., Ltd (the "Partner"), a Chinese limited company having its principal place of business at ***, as of the date last signed below (the “Effective Date”). GX and Partner are each referred to herein as a "Party" and collectively as the "Parties".
第一部分 总则
Part 1:General Provisions
1.1协议目的
Purpose of the Agreement
1.1.1本协议旨在明确GX和合作伙伴就合作目标车型Super One（“合作车型”）的合作关系，合作伙伴向GX供应约定产品（定义见下文）以及与合作车型相关的工程服务（“Super One项目”）的条款和条件。
1.1.2This Agreement sets forth the terms and conditions governing the cooperative relationship between GX and the Partner concerning the target cooperation vehicle, the "Super

One" (the "Cooperative Model"), including the supply by the Partner to GX of the Products (as defined below) and the provision of engineering services related to the Cooperative Model (the "Super One Project").
1.1.3合作车型的销售市场为美国、加拿大和中东地区。首批销售市场是美国。如合作车型拟进入加拿大、中东市场，双方进行相关市场评估和签署相关工程服务协议。本协议项下，若采购的零部件和工程服务持续（1）符合中国、美国法律法规及政策要求；（2）满足GX在相应区域的生产、销售和售后服务标准，则双方将共同推进合作车型的量产及销售。双方致力于在合作车型的生命周期内，实现目标最大年销量达到50,000辆，以打造具有市场竞争力的爆款车型。
The sales market for the Cooperative Model shall be the United States, Canada, and the Middle East. The initial sales market is the United States. If the Cooperative Model are intended to enter the Canadian or Middle Eastern markets, both Parties shall conduct relevant market assessments and execute the related Engineering Service Agreements. Under this Agreement, provided that the procured Parts and engineering services continuously (1) comply with the laws, regulations, and policy requirements of China and the United States; and (2) satisfy GX's standards for production, sales, and after-sales service in the relevant regions, the Parties shall jointly promote the mass production and sale of the Cooperative Model. The Parties are committed to achieving a target maximum annual sales volume of 50,000 units during the lifecycle of the Cooperative Model, with the aim of creating a highly competitive, blockbuster model.
1.1.4为进一步拓展合作范围，充分发挥双方协同优势，双方同意在Super One项目顺利推进的基础上，未来协商增加FX-4、FX Sport、FX-8车型开发项目。新增合作车型的具体合作内容，包括但不限于新增合作车型的定义、开发计划、项目时间表、工程服务范围、零部件采购清单、具体定价及交付物等，双方应另行签订书面协议或项目启动文件予以明确。
To further expand the scope of cooperation and fully leverage the synergistic advantages of both Parties, based on the successful progress of the Super One Project, Parties may negotiate to add the vehicle development projects of FX-4, FX Sport and FX-8. The specific details of the cooperation for these new cooperative models, including but not limited to the newly added cooperative model definition, development plan, project timeline, the scope of engineering service, parts procurement list, specific pricing, and deliverables, shall be clarified in a separate written agreement or project initiation document executed by both Parties.
1.1.5双方同意，在Super One项目顺利推进的基础上，FX -4将作为下一个主要合作车型启动。该车型的具体项目启动时间、开发周期及量产目标时间表，由双方根据业务进展另行书面协商确定。
The Parties agree that, based on the successful progress of the Super One Project, the FX -4 will be launched as the next major cooperative model. The specific project launch time, development cycle, and mass production target schedule for this model will be determined through further written negotiations between both Parties based on business progress.
1.1.6对于FX sport及FX-8车型，其具体的开发顺序、项目时间表及商业条款，将由双方根据市场情况、资源配备及Super One与FX 4项目的进展另行商议。
For the FX-sport and FX-8 models, the specific development sequence, project timeline, and commercial terms will be negotiated separately by Parties based on market conditions, resource allocation, and the progress of the Super One and FX - projects.
1.2适用范围
1.3Scope of Application
本协议旨在为双方的具体合作事项和后续合同的适用范围提供依据，适用于GX(或双方确定的主体)与合作伙伴之间的所有合作车型项目。具体业务合同将在下一阶段签署，涵盖范围包含但不限于合作车型的开发、试制、测试验证、认证、技术服务、制造工程服务、零部件采购、零件供应质量和其他相关服务等。该等合同应包含但不限于各项业务的详细需求、质量目标要求、零件价格和交付安排等相关内容，并涵盖适用于新车（例如人工智能电动汽车合作车型）开发、测试和认证的美国联邦和州监管要求。
This Agreement serves as the foundation for specific cooperation matters between the Parties and defines the scope of subsequent contracts, applicable to all Cooperative Model projects between GX (or a party confirmed by both Parties) and Partner. Detailed business contracts will be signed in the next stage, covering but not limited to the development, prototyping, testing, validation, and certification of Cooperative Models, as well as technical services, manufacturing engineering services, Parts procurement, Parts supply quality, and other related services. These contracts will further specify detailed business requirements, quality objectives, Parts pricing, delivery schedules, and other relevant aspects, including U.S. federal and state regulatory requirements applicable to development, testing, and certification of new vehicles (i.e., the AIEV cooperative models).

第二部分 术语定义
Part 2:Term Definition
2.1“产品”是指双方基于满足美国联邦和州法规的监管要求，包括但不限于美国交通部（DOT）包括国家公路交通安全管理局（NHTSA）等下属机构、环境保护署（EPA）和加州空气资源委员会（CARB）的要求、功能、性能及质量等要求选定车型并再开发的合作车型的零部件。除非另有约定，合作伙伴提供的所有车型产品均为其已具备量产条件的经双方确认的最新款产品，具体见双方另行签署的工程服务协议。
“Product(s)” refers to the Parts of cooperative model that the Parties have selected and redeveloped based on meeting the applicable U.S. federal and state regulatory requirements, including but not limited to the requirements, functions, performance, and quality requirements of the Department of Transportation (DOT) including subordinate agencies such as National Highway Traffic Safety Administration (NHTSA), the Environmental Protection Agency (EPA), and the California Air Resources Board (CARB)
Unless otherwise agreed, all Product of cooperative model provided by the Partner shall be the latest version products confirmed by both Parties that are ready for mass production, and the specific model shall be detailed in a separate Engineering Service Agreement signed by both Parties.
2.2“零部件”是指汽车制造过程中用于构成车辆的基础单元或模块，可以是单一零件或初步装配的组合件。零部件是整个汽车生产的基础，覆盖范围广，包括底盘、动力、热管理、安全、车身、内外饰、电子电气部件和和软硬件等。根据其所处不同阶段和用途的不同，零部件在量产前称为量产前零部件，在量产后称为量产零部件，售后的零件被称为零配件。
2.2.1“Parts” refer to the basic units or modules used in the manufacturing process of automobiles to form vehicles, which can be single parts or preliminary assembled assemblies.

Parts are the foundation of the entire automobile production, covering a wide range including chassis, powertrain, thermal management, safety systems, body, interior and exterior trims, and electronic/electrical parts as well as software and hardware. Depending on the stage and use, the Parts are called pre-production components before mass production, mass-produced parts after mass production, and after-sales parts are called spare parts.
2.3“工程服务”是指合作伙伴根据本协议和双方确认的工作说明开展的业务活动。工程服务的具体分工界面及内容见双方另行签署的《Super One 车型面向量产工程服务协议》（“工程服务协议”）及制造工程服务协议(具体协议名称以双方签订为准)。
“Engineering Services” refers to business activities undertaken by the Partner in accordance with this Agreement and the mutually agreed-upon Statement of Work (SOW). The specific division of responsibilities and scope of the Engineering Services shall be detailed in the separate agreement executed by the Parties, titled the Super One Model Mass Production-Oriented Engineering Services Agreement (the "Engineering Services Agreement") and the manufacturing engineering service agreement (the specific agreement names shall be as executed by both Parties) separately entered into by the Parties.
2.4“GX物料清单”是合作伙伴基于GX应对合作车型的开发、制造、市场等相关需求而定义的前提下为双方确认的合作车型搭建的整车物料清单。
“GX BOM” refers to the complete vehicle Bill of Materials (BOM) built by Partner for the mutually confirmed Cooperative Model based on the premise of GX's definition of the development, manufacturing, marketing and related needs of the Cooperative Model.
2.5“中国”指中华人民共和国，仅出于本协议的目的，不包含香港特别行政区、澳门特别行政区和台湾地区。
“PRC” or “China” refers to the People's Republic of China, and for the purposes of this Agreement only, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan Region.
2.6“合作伙伴直接委托供应商”指第一家签约且获得支付的合作伙伴直接委托的与Super One 合作车型相关的整车开发工程服务供应商。

2.7"Partner's Directly Appointed Supplier" refers to a vehicle development supplier of Engineering Services related to the Cooperative Model-Super One, which is the first supplier to have executed the relevant agreement and received the corresponding payment from Partner.

第三部分 合作范围
Part 3:Scope of Cooperation
3.1整车工程开发服务
Vehicle development engineering service
目前双方选定合作车型为MPV，预计项目启动后15-24个月在美国开始量产，具体项目时间表由双方另行约定。
At present, the Parties have selected the MPV as the Cooperative Model, which is expected to start of production in the U.S.15-24 months after the kick-off of the project. The specific project schedule will be agreed upon separately by the Parties.
3.2零部件采购
Procurement of Parts
合作伙伴将向GX提供合作车型对应的零部件，包括但不限于：
Partner shall provide GX with Parts related to Cooperative Model, including but not limited to:
(1)符合中国、美国法律法规和政策要求以及双方确定的质量标准下的量产零部件持续供应；
Continuous supply of mass-produced Parts that meet applicable Chinese and U.S. regulatory and policy requirements and quality standards agreed by both Parties;
(2)从项目开始到试生产前的研发试制及预量产类零部件供应；以及
Supply of R&D trial production and pre-mass production Parts from the beginning of the project until pilot production; and
(3)售后相关的备品备件供应。
Supply of after-sales spare parts and accessories.
GX应负责其主责开发的所有零部件的合规管控要求。
GX shall be responsible for the compliance control requirements of all Parts for which it is the primary development party.

3.3工程服务
Engineering Services
合作伙伴将向GX提供与合作车型和产品相关的工程服务，包括但不限于：
Partner will provide GX with Engineering Services related to Cooperative Model and the Product, including but not limited to:
(1)合作车型开发
Cooperative Model Development
按照合作伙伴直接委托供应商的开发流程和质量标准，合作伙伴提供工程服务及相关的技术资料，确保在双方RASIC分工下，合作车型符合（1）GX提供的、且双方确认的美国联邦和州监管要求，包括但不限于（a）美国交通部（DOT）包括国家公路交通安全管理局（NHTSA）等下属机构的安全法规，包括适用的联邦机动车辆安全标准（FMVSS）；（b）环境保护署（EPA）和加州空气资源委员会（CARB）排放和温室气体法规；（c）国家公路交通安全管理局企业平均燃油经济性（NHTSA CAFE）法规；（d）NHTSA和EPA车辆和零件进口要求；（e）国家公路交通安全管理局（NHTSA）和环境保护署（EPA）的标签、保修和认证要求，（2）GX提供的、且双方确认的额外技术要求，包括与材料、阻燃性、照明等相关的要求，以及（3）双方共同确认的相关政策要求，包括但不限于美国商务部工业与安全局的要求、标准和市场需求。工程服务涵盖设计变更及相关技术支持，范围包括但不限于以下系统或领域：下车体底盘、下车体安全、动力及充电系统、空调系统、智能平台、上车身、内外饰、材料等。
The Partner shall provide the Engineering Services and related technical documentation in accordance with the development process and quality standards of the Partner's Directly Appointed Supplier, ensuring that, under the RASIC assignment of responsibilities by both Parties, the Cooperative Model comply with:
(1) The United States federal and state regulatory requirements provided by GX and mutually agreed upon by the Parties, including but not limited to:
(a) Safety regulations of DOT including subordinated agencies such as NHTSA, including the applicable Federal Motor Vehicle Safety Standards (FMVSS);
(b) EPA and CARB emission and greenhouse gas regulations;
(c) NHTSA Corporate Average Fuel Economy (CAFE) regulations;

(d) NHTSA and EPA vehicle and component import requirements; and
(e) NHTSA and EPA labeling, warranty, and certification requirements;
(2) The additional technical requirements provided by GX and mutually agreed upon by the Parties, including requirements related to materials, flammability, and lighting; and
(3) The relevant policy requirements mutually agreed upon by the Parties, including but not limited to the requirements, standards, and market demands of the Bureau of Industry and Security (BIS) of the U.S. Department of Commerce.
The Engineering Services shall cover design changes and related technical support, and the scope shall include, but not be limited to, the following systems or areas: underbody chassis, underbody safety, powertrain and charging systems, air conditioning systems, intelligent platforms, upper body, interior and exterior trim, materials.
工程服务还包括整车原型车的试生产和DVP&R的完成，以及试生产和测试验证等业务活动，以协助GX认证车辆符合适用的美国联邦和州监管要求以及双方因设计变更而书面商定的其他质量标准。
Engineering Services also include the trial production of complete vehicle prototypes and the completion of DVP&R, as well as business activities such as trial production and testing verification to assist GX in certifying the vehicles to applicable U.S. federal and state regulatory requirements and other quality standards agreed upon by the Parties in writing due to design changes.
动力系统：合作伙伴需按照GX的要求开发两种动力系统，一是纯电动力，二是混增电动动力或增程动力，优先考虑纯电动力。混增电动动力或增程动力开发，双方应另行协商并签署书面文件确认。双方以分工界面RASIC来明确各自负责的内容，如交付物中含有GX提供的内容，由双方共同确认确保符合项目要求。
Powertrain systems: The Partner needs to develop two kinds of powertrain according to GX 's requirements (1) pure electric power; and (2) hybrid range extender powertrain or range extender powertrain: pure electric power is given priority. Development of hybrid range extender powertrain or range extender powertrain shall be subject to separate negotiation between Parties and confirmed through a signed written document. The Parties shall define their respective responsibilities through a

RASIC framework, and if the deliverables contain the content provided by GX, the Parties shall jointly confirm to ensure compliance with project requirements.
智能座舱和智能驾驶部分，由GX负责产品定义、开发核心部件及功能。合作伙伴需配合提供必要的接口及技术资料，协助完成相关部件和功能的开发。同时，合作伙伴负责完成智能座舱和智能驾驶零部件导入整车所需的相关联软硬件设计变更、适配及辅助GX在中国完成软件调试工作，并在必要时修改其他相关零部件，以满足整车的整体性能要求，具体以双方确认的工作说明为准。双方通过整车及零部件的试制、测试验证、认证等业务活动，确保设计和合作车型满足美国及双方确认的质量标准。GX负责根据适用的美国联邦和州监管标准认证整车活动及GX自己负责开发的零部件。
For the intelligent cockpit and the intelligent driving part, GX is responsible for the product definition and developing the core components and functions. Partner shall cooperate to provide the necessary interfaces and technical data to assist in the development of relevant components and functions. At the same time, Partner is responsible for completing the relevant hardware and software design changes and adaptations required for the integration of intelligent cockpit and the intelligent driving components into the vehicle, assisting GX in software debugging and testing within China, and modify other related components if necessary to meet the overall performance requirements of the vehicle. Subject to the SOW mutually confirmed by both Parties. Parities ensure that designs and the Cooperative Model meet U.S. and mutually agreed quality standards through business activities such as trial production, testing and validation, verification of complete vehicles and components. GX is responsible for the certification activities of the complete vehicle and Parts developed by GX itself to applicable U.S. federal and state regulatory standards.
(2)零部件及整车认证
Parts and vehicles certification
GX负责完成整车的认证活动，合作伙伴支持通过所需认证。合作伙伴负责完成合作伙伴开发的零部件的认证。双方以分工界面RASIC来明确各自负责的内容，合作伙伴确保负责的内容满足工程服务协议项下第2.2.1条GX确认的适用的美国联邦和州监管要求以及政策、标准和市场要求。双方相互协同、配合，确保零部件、子系统、整车满足美国合规要求。具体分工界面及内容见工程服务协议。

GX is responsible for completing the certification activities of the entire vehicle, Partner will support passing the required certifications. Partner shall complete the certification for the Parts developed by Partner. The Parties shall define their respective responsibilities through a RASIC framework, and Partner shall ensure that it is responsible for development in accordance with the applicable U.S. federal and state regulatory requirements, policies, standards, and market requirements confirmed by GX under Section 2.2.1 of the Engineering Service Agreement. Both Parties shall collaborate and coordinate to ensure that components, subsystems, and the complete vehicle meet U.S. compliance requirements. The specific division of responsibilities and details are outlined in the Engineering Services Agreement.
(3)制造工程
Manufacturing Engineering
GX定义的制造工程范围如下，由于合作伙伴职能分工界面和企业文化的差异将分为两个板块：
The scope of manufacturing engineering as defined by GX is as follows. Due to differences in the division of responsibilities and corporate culture between the Partner and GX, it will be divided into two sections:
制造工程服务。制造工程项目的主要业务内容是根据合作车型开发体系在各制造领域内完成合作车型制造相关的开发、验证和实施，主要涉及的内容包含但不限于汉福德工厂方案规划和筹建、合作车型同步工程开发、工艺及工艺设备开发、制造质量规划和实施、制造物流规划和实施、尺寸工艺、制造智能化系统、合作车型生产准备以及合作车型工业化量产总结。具体制造工程服务内容和责任以双方后续签订的书面协议为准。
Manufacturing Engineering Service. The main business content of the manufacturing engineering project is to complete the development, verification and implementation of the Cooperative Model manufacturing in various manufacturing fields according to the Cooperative Model development system,  including but  not limited to Hanford plant program planning and preparation, Cooperative Model synchronous engineering development, process and process equipment development, manufacturing quality planning and implementation, manufacturing logistics planning and implementation, dimension process, manufacturing intelligent system, Cooperative Model production preparation and the Cooperative Model industrial mass production summary. The specific content and responsibilities of manufacturing engineering services shall be subject to the written agreement to be signed by both Parties subsequently.
板块一：制造工程工艺开发和设备设施实施
Section I: Manufacturing engineering process development and the implementation of equipment and facilities:
合作伙伴按照GX目标，根据双方书面确认的合作车型需求，基于汉福德工厂进行的主要业务包含但不限于工艺规划和建设、同步工程开发、制造工程工艺及工艺设备开发实施（厂房设施、工艺、质量、物流、尺寸、智能制造含IT、工厂返修工艺等），双方合作之下达到量产状态及完成项目验收。
According to GX ’s goal and the Cooperative Model requirements agreed upon by the Parties in writing, the main business carried by Partner based on the Hanford factory includes but is not limited to process planning and construction, synchronous engineering development, the development and implementation of manufacturing engineering process and process equipment (factory facilities, process, quality, logistics, dimension, intelligent manufacturing including IT, factory repair process, etc.), and achieve mass production status and complete project acceptance under the cooperation of the Parties.
板块二：生产运营支持（投产管理及量产支持）
Section II: Production and operation support (Production management and mass production support):
合作伙伴按照GX需求提供工厂投产管理阶段的业务内容包含但不限于，从人、机、料、法、环、测等维度来准备合作车型的生产试制到工业标准化生产（SOP），包含工艺验证、生产试制、物流准备、质量过程管理、人员培训、满足双方书面约定标准的工艺及质量提升、及实现量产后产量提升阶段的生产管理支持服务等。
Partner provides business content for the factory production management stage according to GX’s requirements, including but not limited to prepare the production trial to industrial standardized production (SOP) of the Cooperative Model from personnel, machinery, materials, methods, environment, testing and other dimensions, including process validation, production trial production, logistics preparation, quality process management, personnel training, process and quality improvement meeting the standards agreed upon by the Parties in writing, and production management support services for the stage of increasing output after mass production and other relevant services.
(4)售后
(5)After-sales
合作伙伴应向GX提供售后服务的技术咨询服务，内容可包括维修手册、售后培训，保修政策，维修诊断设备等，具体内容双方另行协商。
The Partner shall provide GX with after-sales technical consulting services, which may include repair manuals, after-sales training, warranty policies, and diagnostic tool; the specific scope shall be separately negotiated by both Parties.
(6)零部件质量
(7)Parts Quality
以合作伙伴直接委托供应商的标准为基准；由于美国法规、特殊情况等，需要改变零部件质量标准的，双方书面共同确认。
Based on the standards of the Partner's Directly Appointed Supplier as the benchmark, any modifications required due to USA regulations or special circumstances shall be jointly agreed upon by both Parties in writing.
(8)升级和改款
Upgrades and changes
合作车型生命周期内，如合作伙伴直接委托供应商计划对与合作车型做升级、迭代或改款，应书面通知GX，GX有权选择是否要求合作伙伴同时为GX提供升级、迭代或改款服务，具体的告知周期，免费升级服务周期及服务费用等条款由双方另行书面约定。因召回（自愿或要求）导致的任何升级、迭代或更改需要双方另行签订协议商定责任和服务费用。
During the life cycle of the Cooperative Model, if Partner’s Directly Appointed Supplier plans to upgrade, iterate or change the Cooperative Model, Partner shall notify GX in writing. GX shall be entitled to choose whether to request Partner to provide upgrade iteration or modification services for GX (or the company determined by both parties) at the same time. The specific notification period, free service period and service fee and other terms is subject to a separate written agreement between Parties. Any upgrades, iterations, or changes due to a recall (voluntary or required) will require a separate agreement between the Parties outlining responsibilities and service costs.
(9)物料清单体系搭建
BOM System Construction
合作伙伴应单独为GX建立GX物料清单。相关的GX物料清单信息包括但不限于Super One项目所需的工程物料清单、供应链物料清单、制造物料清单和售后物料清单。具体见对应市场的工程服务协议。
Partner shall separately establish GX BOM for GX. Relevant GX BOM information includes but is not limited to Engineering Bill of Materials (EBOM), Supply Chain Bill of Materials (PBOM), Manufacturing Bill of Materials (MBOM), and After-sale Bill of Materials that are required for Super One Project. The specific content shall be set forth in the corresponding Engineering Service Agreement for the specific market.
(10)召回及重大质量问题处置
Recall and disposal of major quality issues
根据中国及美国相关法律和法规的要求，对于双方职责另行约定。
According to the requirements of relevant laws and regulations in China and USA, the responsibilities of the Parties shall be separately agreed upon.
(11)产品责任
Product liability
如果发生自愿或强制召回或产品责任诉讼或其他产品责任索赔，由双方在工程服务协议中另行约定。
In the event of a voluntary or mandatory recall, product-liability litigation, or any other product-liability claim, shall be agreed upon by the Parties in the Engineering Services Agreement.

第四部分 定价原则
Part 4:Pricing principles
4.1工程服务
Engineering Services

双方同意，开发工程服务（零部件及整车设计开发、试制、测试验证、认证（该认证只包括合作伙伴开发的零部件的认证）、模具）及制造工程服务根据双方具体需求，工程服务费用总额（含税价）在工程服务协议中另行约定，具体付款条件详见报价协议。
The Parties agree that development Engineering Services (including Parts and vehicle design and development, prototyping, testing, validation, and certification (such certification only includes the certification of Parts developed by Partner), tool), and manufacturing engineering services shall be based on the specific requirements of the Parties, and the total amount of engineering services fee (including tax) will be separately agreed upon in the Engineering Services Agreement. The specific payment terms are set forth in the quotation agreement.
4.2零部件采购
Parts Procurement
(1)双方应本着合作共赢，以共同达到市场成功为基础进行合作；
The Parties shall cooperate with the shared goal of mutual benefit and achieving market success.
(2)合作伙伴实现盈利，盈利呈增长趋势；
Partner will achieve profitability, and profits show an increasing trend;
(3)KD台套成本依据后续双方签订的报价协议为准。
The KD set cost shall be subject to the quotation agreement to be signed by both Parties subsequently.

第五部分 知识产权
Part 5:Intellectual Property Rights
5.1与本协议项下知识产权相关事宜由双方在工程服务协议中具体约定。
The Parties will separately negotiate and agree in writing on the content of intellectual property protection in the Engineering Services Agreement.

第六部分 一般条款
Part 6:General Terms

6.1保密性
Confidentiality
双方应对其在业务关系过程中获悉的并被确认为保密信息的所有信息保密，包括但不限于知识产权、技术、技术材料以及披露方（包括本协议）提供的商业信息和材料（“保密信息”）。除非披露方事先书面同意，否则任何一方均不得向任何第三方披露保密信息，也不得将保密信息用于本协议以外的目的。除非本协议另有明确规定，否则每一方的保密信息应始终是该方的财产。双方确认，出于本条的目的，合作伙伴的保密信息应包含合作伙伴直接委托供应商的保密信息。
Parties shall keep confidential all information, including but not limited to intellectual property rights, technology, technical materials and commercial information and materials provided by disclosing Party (including this Agreement) (“Confidential Information”) which comes to its knowledge in the course of the business relationship and is identified to be confidential. Neither Party shall disclose Confidential Information to any third party or use Confidential Information for purposes other than this Agreement unless the disclosing Party agrees in writing in advance of any such disclosure. Each Party’s Confidential Information shall remain the property of that Party except as expressly provided otherwise by the provisions of this Agreement. Both Parties acknowledge that, for the purposes of this section, the Confidential Information of the Partner shall include the Confidential Information of the Partner’s Directly Appointed Supplier.
保密义务不包括下列信息：
Confidential Information shall not include information that is:
(1)披露时已为公众所知晓的信息，但因违反本协议保密义务而致使公众所知晓的信息除外；
(2)already known to the public at the time of disclosure, excluding the information that is known to the public as a result of violating the obligation of confidentiality in this Agreement;
(3)从有权披露该等信息的第三方独立获得的信息；以及
(4)independently acquired by a third party which has the right to disclose such information; and
(5)根据法律或监管机关的要求而披露的信息。在这种情况下，披露方应在法律允许的范围内及时通知另一方披露情况。

(6)required to be disclosed according to law or the requirements of regulatory authorities. In such case, the disclosing Party shall promptly notify the other Party of the disclosure to the extent permitted by law.
6.2不可抗力
Force Majeure
(1)“不可抗力事件”指一方无法合理控制、无法预见、或即使预见亦无法避免的客观事件，该事件直接导致该方迟延或无法履行其在本协议项下的义务。该等事件包括但不限于自然灾害、禁运、爆炸、暴乱、天气、罢工、封锁、战争或武装冲突、贸易限制、恐怖主义行为、政府禁令或制裁、国家紧急状态、流行病、检疫限制等。以下情形不被视为不可抗力事件：（1）一方财务困难或支付能力不足，（2）材料、部件或服务的成本或可获得性发生变化，或市场状况发生变化，（3）一方与其分包商或关联方的之间的合同争议或履约失败，或（4）因可预见的技术问题或商业风险导致的事件。
(2)“Force Majeure Event" means an objective event beyond a Party's reasonable control, unforeseeable, or unavoidable even if foreseen, which directly causes such Party's delay in or inability to perform its obligations under this Agreement. Such events include, but are not limited to, natural disasters, embargoes, explosions, riots, adverse weather conditions, strikes, lockouts, wars or armed conflicts, trade restrictions, acts of terrorism, government prohibitions or sanctions, national emergencies, epidemics, quarantine restrictions, etc. The following circumstances shall not be considered Force Majeure Events: (1) a Party's financial difficulties or insufficient ability to pay, (2) changes in the cost or availability of materials, components, or services, or changes in market conditions, (3) contractual disputes or performance failures between a Party and its subcontractors or affiliates, or (4) events resulting from foreseeable technical problems or commercial risks.
(3)主张受不可抗力影响的一方，应在知道或应当知道不可抗力事件发生后的七（7）日内，以书面形式通知另一方，说明事件的性质、预计持续期限以及对履约可能造成的影响。受影响方必须采取一切合理商业措施，以减轻不可抗力事件的影响，并尽力恢复履行其义务。
(4)The Party claiming to be affected by a Force Majeure Event shall, within seven (7) days after becoming aware or reasonably ought to have become aware of the occurrence of the

Force Majeure Event, notify the other Party in writing, stating the nature of the event, its anticipated duration, and the potential impact on performance. The affected Party must take all commercially reasonable measures to mitigate the effects of the Force Majeure Event and use its best efforts to resume performance of its obligations.
(5)若发生不可抗力事件，受影响方在受影响期间对其未能履行的义务不承担违约责任，且履约期限应相应顺延。若不可抗力事件持续超过六(6)个月，任何一方均有权书面通知对方终止本协议，且双方互不承担违约责任。
(6)In the event of a Force Majeure Event, the affected Party shall not be liable for any breach of its obligations that it is unable to perform during the period affected thereby, and the time for performance shall be extended accordingly. If the Force Majeure Event continues for more than six(6) months, either Party shall have the right to terminate this Agreement by giving written notice to the other Party, and neither Party shall be liable to the other for any breach of contract.
6.3转让与分包
Assignment and Subcontract
GX在此事先明示、不可撤销地同意，合作伙伴可将其在本协议项下的全部或部分权利及（或）义务以分包、转包、委托或其他任何形式交由合作伙伴直接委托供应商履行，无需再取得GX另行书面同意。合作伙伴应确保合作伙伴直接委托供应商具备履行相关义务所需的资质与能力。
GX hereby grants its prior, express, and irrevocable consent for the Partner to assign, transfer, or delegate any or all of its rights and/or obligations hereunder to the Partner's Directly Appointed Supplier through subcontracting, assignment, entrustment, or any other means, without requiring further written authorization from GX. The Partner warrants that the Partner's Directly Appointed Supplier shall maintain the requisite professional qualifications and operational capacity to fulfill the assigned obligations.
6.4生效和终止
Effectiveness and Termination
(1)本协议经双方授权代表签字并加盖印章（如适用）之日起生效。

This Agreement shall come into force on the date of being signed by the authorized representatives of the Parties and affixed with the seals (if applicable).
(2)经双方书面同意，本协议可随时终止。
This Agreement may be terminated at any time with the written agreement of both Parties.
(3)在任何一方严重违反本协议的条款和条件的约定，导致本协议目的无法实现，另一方有权提前三十（30）天书面通知终止本协议。
In case any Party materially breaches the terms and conditions of this Agreement, resulting in the inability to achieve the purpose of this Agreement, the other Party has the right to terminate this Agreement early with a written notice thirty (30) days in advance.
(4)本协议一旦终止，除非双方另有约定外，以本协议为依据或者由本协议衍生的其他协议（包括但不限于工程服务协议）一并终止。
In the case that this Agreement is terminated, unless otherwise agreed by both Parties, any other agreements based on or derived from this Agreement (including but not limited to Engineering Service Agreement) shall terminate concurrently.
6.5适用法律
Governing Law
本协议应受中国法律管辖，并依其解释，但不包括其法律冲突规则。
This Agreement shall be governed by, and construed in accordance with, the laws of the People's Republic of China, without regard to its conflict of law provisions.
6.6争议解决
Dispute Resolution
(1)就本协议引起或与之相关的任何争议、纠纷或索赔（“争议”），双方应首先尝试以友好协商解决。双方应本着诚信原则，任何一方均可以书面形式向另一方提出争议事项，双方应在收到书面通知后的六十（60）日内（下称“协商期”），由其授权代表本着诚信原则进行协商。
(2)For any dispute, controversy, or claim ( the "Dispute") arising out of or in connection with this Agreement, the Parties shall first attempt to resolve it through amicable negotiation. Both Parties shall act in good faith, and either Party may submit the matter in dispute to the other Party in writing. The Parties' authorized representatives shall negotiate in good faith within sixty (60) days after receipt of such written notice (hereinafter referred to as the "Negotiation Period").
(3)如果争议在协商期届满仍未能解决，任何一方均有权将该争议提交至香港国际仲裁中心（“HKIAC”），根据申请仲裁时有效的HKIAC仲裁规则（“HKIAC规则”）进行仲裁，并最终通过仲裁解决。仲裁语言为英文，仲裁地点应在中国香港，仲裁开庭地应该在中国香港。
(4)If the Dispute is not resolved within the Negotiation Period, either Party is entitled to refer the Dispute to Hong Kong International Arbitration Center (“HKIAC”) in accordance with the HKIAC Arbitration Rules in effect at the time of applying for arbitration (“HKIAC Rules”) and the Dispute shall be finally settled by arbitration. The language of arbitration shall be English, the seat of arbitration of arbitration shall be Hong Kong, China, the hearing place of arbitration shall be Hong Kong, China.
(5)仲裁庭应由三名仲裁员组成。GX有权指定一名仲裁员，合作伙伴有权指定一名，第三名仲裁员（即首席仲裁员）应由双方共同指定。若双方在收到仲裁申请后三十（30）日内未能就首席仲裁员的委任达成一致，则该名仲裁员应由双方已指定的两名仲裁员共同协商选定。若该两名仲裁员在收到委托后二十（20）日内仍未能达成一致，则首席仲裁员应由HKIAC指定。
(6)The arbitral tribunal shall consist of three (3) arbitrators. GX shall have the right to appoint one (1) arbitrator, and the Partner shall have the right to appoint one (1) arbitrator. The third arbitrator (who shall be the presiding arbitrator) shall be jointly appointed by both Parties. If the Parties fail to agree on the appointment of the presiding arbitrator within thirty (30) days after receipt of the Request for Arbitration, then such arbitrator shall be jointly selected by the two (2) arbitrators already appointed by the Parties. If these two (2) arbitrators fail to agree within twenty (20) days after receiving their mandate, then the presiding arbitrator shall be appointed by HKIAC.
(7)双方均有权向仲裁庭申请采取临时禁令等保全措施。在不影响前述仲裁程序的前提下，任何一方亦有权向有管辖权的法院寻求禁令或其他临时救济，以在仲裁裁决作出前保护其权利或财产，且无需为此提供担保。该等法院程序的提起不视为对仲裁协议的放弃。

(8)Both Parties shall have the right to apply to the arbitral tribunal for interim measures, including but not limited to injunctive relief. Without prejudice to the foregoing arbitration proceedings, either Party shall also have the right to seek injunctive or other interim relief from any court of competent jurisdiction to protect its rights or property prior to the rendering of the arbitral award, without being required to provide security therefor. The initiation of such court proceedings shall not be deemed a waiver of the arbitration agreement.
(9)仲裁庭的裁决应以书面形式作出，对双方均具有最终约束力，并可在任何有管辖权的法院申请执行。
(10)The arbitral award shall be rendered in writing, shall be final and binding upon both Parties, and may be enforced in any court of competent jurisdiction.
(11)仲裁费用（包括仲裁机构费用、仲裁员报酬及合理的律师费用等）原则上应由败诉方承担；仲裁庭亦可根据案件具体情况酌情决定费用的分摊。
(12)The costs of arbitration (including, but not limited to, the fees of the arbitral institution, the remuneration of the arbitrators, and reasonable attorneys' fees) shall in principle be borne by the losing Party; however, the arbitral tribunal may, at its discretion, determine the apportionment of costs based on the specific circumstances of the case.
(13)除非为执行仲裁裁决之需或法律另有规定，或为根据适用的法律法规、司法机关或监管机构的披露要求，或为仲裁及审计所需向其专业顾问（律师、会计师、审计师）进行必要披露（但该等顾问自身应受与本协议实质相同的保密义务约束），任何一方及仲裁员均应对仲裁程序、内容及结果予以保密，未经对方事先书面同意，不得向任何第三方披露。
(14)Unless required for the enforcement of an arbitral award or otherwise provided by law, or for complying with disclosure requirements under applicable laws and regulations or from judicial or regulatory authorities, or for necessary disclosure to its professional advisors (such as lawyers, accountants, and auditors) for arbitration and audit purposes (provided that such advisors themselves are bound by confidentiality obligations substantially similar to those in this Agreement),each Party and the arbitrators shall keep confidential the arbitration proceedings, their content, and the results thereof, and shall not disclose them to any third party without the prior written consent of the other Party.

6.7告知义务
6.8Duty of disclosure
GX在拟发生股权架构和股东方面的以下重大变化时，应提前以书面形式向合作伙伴发出通知：（1）持有GX股权百分之五十（50%）及以上股东拟变更为美国公司的；或（2）该拟变更的股东涉嫌为受制裁的主体的。合作伙伴应在收到通知后十（10）个工作日内进行回复。未经双方协商并达成一致同意，GX不得就该等重大变化向相关政府登记机关办理变更登记手续。若GX故意违反前述约定，合作伙伴有权单方面解除本协议，且无需因此向GX承担任何责任。此外，GX应赔偿合作伙伴因其违约行为所遭受的全部直接及间接损失。
GX shall provide prior written notice to the Partner of the following material changes in its equity structure and shareholders:
(1) if shareholders holding equivalent or more than fifty percent (50%) of GX's equity intend to change to a U.S. company; or
(2) if the proposed changing shareholder is suspected of being a sanctioned entity.
The Partner shall respond within ten (10) business days after receiving such notice. GX shall not proceed with the registration of such material changes with the relevant government registration authorities without mutual negotiation and agreement between the Parties. If GX intentionally breaches the foregoing undertaking, the Partner shall have the right to unilaterally terminate this Agreement without incurring any liability to GX. Furthermore, GX shall compensate the Partner for all direct and indirect losses suffered by the Partner as a result of such breach.
6.9名称和信息披露
6.10Name and Information Disclosure
(1)未经合作伙伴事先书面同意，GX不得以明示或暗示的方式，将合作伙伴直接委托供应商（对于非合作伙伴直接委托供应商，双方通过每周周会形式确定；紧急情况，双方随时确定）的名称、标识、项目内容或其他信息，用于任何商业宣传、融资或其他公开活动中。GX应确保其关联方同样遵守本条限制，并应将本条款项下的保密义务告知其任何合作方。如GX故意违反本条款，合作伙伴有权单方面解除本协议，而无需承担任何责任。
(2)Without the Partner's prior written consent, GX shall not, expressly or implicitly, use the name, logo, project content, or other information of the Partner's Directly Appointed Supplier for any commercial publicity, financing, or other public activities（Non-Partner's Directly Appointed Supplier shall be jointly confirmed by both Parties through weekly meetings; in urgent cases, both Parties shall confirm at any time as needed). GX shall ensure that its affiliates also comply with the restrictions of this section and shall inform any of its collaborators of the confidentiality obligations hereunder. If GX intentionally breaches this Clause, the Partner shall have the right to unilaterally terminate this Agreement without incurring any liability.
(3)尽管本协议有其他约定，在符合以下条件的前提下，合作伙伴特此同意GX可进行下述披露，无需合作伙伴事先书面同意：（1）GX可对合作车型本身进行发布、宣传及展示，但不得披露合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称与标识。若第三方报道提及合作伙伴直接委托供应商或双方确定不得披露的非合作伙伴直接委托供应商名称，GX不做任何官方回复或确认；（2）GX可对外提及与合作伙伴直接委托供应商在技术合作、工程服务和产品采购等领域的合作项目，但不得披露合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称与标识；（3）为融资目的，GX可在与其投资人签署有效的保密协议的前提下，与之沟通本协议项下合作项目内容，但在提供给投资人的任何文件中，均不得出现合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称和标识。
(4)Notwithstanding anything to the contrary in this Agreement, and subject to the following conditions, the Partner hereby agrees that GX may make the following disclosures, without the Partner's prior written consent: (1) GX may publish, promote, and display the Cooperative Model itself, but shall not disclose the name or logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties. If any third-party report mentions the name of the Partner's Directly Appointed Supplier or Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties, GX shall not make any official response or confirmation; (2) GX may externally refer to cooperation projects with the Partner's Directly Appointed Supplier in areas such as technical cooperation, engineering services, and product procurement, but shall not disclose the name or logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties; and (3) For financing purposes, GX may communicate the content of the cooperation project under this Agreement with its investors, provided that GX has entered into an effective confidentiality agreement with such investors. However, the name and logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties shall not appear in any documents provided to such investors.
6.11语言
Language
本协议语言为中文和英文。如果两种语言版本出现不一致的情形，则以中文版本为准。
This Agreement is made in Chinese and English. In the event of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.
6.12文本与电子签署
Counterparts and Electronic Signature
本协议以中英文书就并签署四份正本，每一方应持有两份正本。双方同意，本协议可以通过电子方式签署（包括PDF或DocuSign等工具），并且该等电子签名具有与手写签名同等的法律效力。
This Agreement shall be signed in four originals in both Chinese and English, and each Party shall hold two originals. The Parties agree that electronic signatures (including PDF or DocuSign) shall be valid and binding for the purposes of this Agreement. And such electronic signatures shall have the same legal effect as handwritten signatures.
Intentionally Left Blank, Signature Page
（以下无正文，为签署页）

本协议已由双方正式授权代表签署，以资证明。
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

GlobeX AI Hong Kong Holding Limited 签署人By: 职位Title: 日期Date:	河北寰宙汽车销售有限公司 Hebei Huanzhou Automobile Sales Co., Ltd 签署人By: 职位Title: 日期Date:

SUPER ONE MODEL MASS PRODUCTION-ORIENTED ENGINEERING SERVICES AGREEMENT
Super One 车型面向量产工程服务协议
This Super One Model Mass Production-Oriented Engineering Services Agreement (this “Agreement”) is made and entered into as of the date last signed below (the “Effective Date”) by and between GlobeX AI Hong Kong Holding Limited, a limited liability company duly incorporated and existing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China, located at *** (“GX”), and Hebei Huanzhou Automobile Sales Co., Ltd, a limited liability company duly incorporated and existing under the laws of People's Republic of China, located at *** ( the “Partner”) (collectively, the “Parties” and individually, “Party”).
本Super One车型面向量产工程服务协议（“协议”）由以下双方：（1）GlobeX AI Hong Kong Holding Limited，一家根据中国香港法律正式成立并存在的公司，位于*** “GX”）和（2）河北寰宙汽车销售有限公司，一家根据中国法律正式成立并存续的有限责任公司，位于*** “合作伙伴”）（合称为“双方”，单独称为“一方”）订立，自签署页最后签署日期（“生效日”）起生效。

WHEREAS, GX intends to engage in the business of designing, developing and manufacturing of AIEV target model of Super One (“Cooperative Model”).
鉴于，GX拟进行智能电动汽车目标车型Super One（“合作车型”）的设计、开发和制造业务。
WHEREAS, Partner is in the business of designing, manufacturing and technology services of the vehicle model.
鉴于，合作伙伴从事车辆车型的设计、制造和技术服务业务。
WHEREAS, GX wishes to engage Partner, and Partner wishes to provide related engineering service for the agreed Cooperative Model as more fully set forth herein.
鉴于，GX希望聘请合作伙伴且合作伙伴希望提供本协议约定的合作车型相关的工程服务。

NOW, THEREFORE, based on the foregoing facts and in consideration of the mutual covenants and conditions contained in this Agreement, GX and Partner hereby agree as follows:
因此，基于上述事实并考虑到本协议中包含的约定和条件，GX和合作伙伴现在此约定如下：

This Agreement is the specific execution agreement under the Strategic Cooperation Agreement on Mass-Production-Oriented Parts Procurement and Related Engineering Services for the Cooperative Model (***) signed by both parties on February 4, 2026（“Strategic Cooperation Agreement” ）. To the extent of any conflict between the Strategic Cooperation Agreement and this Agreement, this Agreement shall control.
本协议为双方于2026年2月4日签署的《合作车型面向量产零部件采购及相关工程服务战略合作协议》（编号：***）（“战略合作协议”）项下的具体执行协议。战略合作协议与本协议有任何不一致的，以本协议为准。

1.DEFINITIONS
定义
For purposes of this Agreement and any SOWs, the following definitions and terms shall apply. Terms not defined in this Agreement shall be interpreted in accordance with the definitions provided in the Strategic Cooperation Agreement.
就本协议及任何工作说明而言，以下定义和术语应适用。本协议中已使用但未作定义的其他术语，其含义以战略合作协议中的相关定义为准。
1.1 "Affiliate" means, with respect to any specific person or entity, any other person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with such person or entity. It includes any business entity that is controlled by a Party, controls a Party, or is under common control with a Party by another person or entity. The term "Control" (including the terms "Controlled by" and "under common Control with"), as used with respect to any person or entity, means the power, directly or indirectly, to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise.
“关联方”指就任何特定人士或实体而言，直接或间接控制该人士或实体、受该人士或实体控制或与该人士或实体受同一控制的任何其他人士或实体。“控制”一词用于指代任何人士或实体时，应指直接或间接指导该人士或实体的管理或政策的权力，无论该权力是通过持有表决权证券、订立合同或其他方式取得。
1.2“Background Intellectual Property Rights” means all Intellectual Property Rights first conceived, first designed, first created, first developed, first reduced to practice or otherwise acquired by a Party prior to the Effective Date of this Agreement, or otherwise outside of the course of all projects under this Agreement and not from the other Party, provided that

Background Intellectual Property Rights does not include any Foreground Intellectual Property Rights.
“背景知识产权”是指是指一方在本协议生效日之前，首次构思、首次设计、首次创作、首次开发、首次实施或以其他方式获得的所有知识产权，或在本协议所有项目过程之外且非来源于另一方的所有知识产权；前提是背景知识产权不包括任何前景知识产权。
1.3“Claim” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or other.
“权利主张”指任何性质的索赔、起诉、诉因、诉求、诉讼、仲裁、调查、审计、违反通知、程序、官司、引证、传唤、传讯或调查，无论属于民事、刑事、行政、监管性质还是任何其他性质。
1.4“GX’s Background Intellectual Property Rights” means all intellectual property rights controlled by GX or its Affiliates, which are generated from activities conducted prior to the Effective Date of this Agreement or outside the scope of this Agreement.
“GX的背景知识产权”是指GX或其关联方控制的、在本协议生效日之前或本协议之外开展的活动所产生的知识产权。
1.5“Confidential Information” has the meaning set forth in Section 5.1.
“保密信息”具有第5.1条中规定的含义。
1.6“Correct Invoice” is an invoice issued by the Partner that satisfies all of the following conditions: (1) It references a valid GX Purchase Order (PO) number formally issued by GX for the relevant Statement of Work (SOW). GX shall ensure that such clear and complete PO number is provided to the Partner after the relevant SOW becomes effective; and (2) The invoice contains the necessary billing information explicitly required by GX under this Agreement, the relevant SOW, or prior written notice, which has been fully disclosed to the Partner.
1.7“正确发票”指由合作伙伴出具的、并且符合以下全部条件的发票：（1）援引了GX就相关工作说明正式签发的有效GX采购订单号。GX应确保在相关工作说明生效后，向合作伙伴提供该清晰、完整的采购订单号。并且（2）发票包含了GX根据本协议、相关工作说明或事先书面通知明确要求提供的、且已向合作伙伴完整披露的必要开票信息。
1.8“Deliverables” means all stage results and final results generated in the processes of vehicle research and development, production and manufacturing, sales and delivery, including but not limited to design drawings, technical specifications, test data, process and stage evaluation reports, prototype vehicles, Parts, as well as various processes, system documents, training documents, production required documents, production systems, software code, etc., that are required to support production and manufacturing, whether completed or in-progress. Details related to the Manufacturing Engineering related shall be agreed by the Parties separately.
“交付物”指在汽车研发、生产制造、销售交付等过程中产生的阶段性成果和最终成果，包含但不限于设计图纸、技术规格说明、测试数据、过程和阶段性评价报告、过程样车、零部件等以及支持生产制造所需的各种流程、体系文件、培训文件、生产所需的文件、生产系统、软件代码等，无论其已完成还是正在进行。制造工程相关内容双方另行协商。
1.9“Partner’s Background Intellectual Property Rights” means all Intellectual Property Rights controlled by the Partner or its Affiliates, which are generated from activities conducted prior to the Effective Date of this Agreement or outside the scope of this Agreement.
“合作伙伴的背景知识产权”是指合作伙伴或其关联方控制的、在本协议生效日之前或本协议之外开展的活动所产生的知识产权。
1.10“Disclosing Party” has the meaning set forth in Section 5.1.
“披露方”具有第5.1条中规定的含义。
1.11“Effective Date” means the date first set forth above.
“生效日”具有文首规定的含义。
1.12“Engineering Services” refers to engineering services provided by Partner in compliance with applicable U.S. federal and state regulatory requirements, including but not limited to DOT/NHTSA, EPA, and CARB requirements, standards, policies, and market requirements confirmed by both Parties. This means that Partner will deliver the Products and relevant business activities that meet all written final requirements provided by GX, covering both vehicle models and all related business activities. These activities include, but are not limited to, Cooperative Model development and validation, parts development, validation and management, specialized manufacturing engineering activities, quality assurance in the Cooperative Model development process (including dimensional control and SQE), and deliverables such as work reports throughout the development process. The specific division of responsibilities and details shall be subject to the SOW.
1.13“工程服务”是指合作伙伴根据适用的美国联邦和州监管要求提供的工程服务，包括但不限于双方确认的DOT/NHTSA、EPA和CARB的要求、标准、政策及市场需求。这意味着合作伙伴将交付符合GX提供的所有书面最终要求的产品及开展合作车型相关业务活动，涵盖车型及所有相关的业务活动。这些活动包括但不限于：合作车型开发与验证、零件开发、验证与管理、制造工程各专业业务活动、合作车型开发过程中的质量保证（包

括尺寸控制和SQE），以及开发全过程中的工作报告等交付物。具体的分工界面及细节以工作说明（SOW）约定为准。
1.14“Foreground Intellectual Property Rights” means any and all new Intellectual Property Rights generated within the scope of the Engineering Services under this Agreement for the performance of this Agreement that satisfies any of the following conditions: (1) It is independently developed by GX, jointly developed by GX and the Partner, or independently developed by the Partner, and is first conceived, designed, created, developed, or first reduced to practice; (2) It is newly developed by the Partner's Directly Appointed Supplier (or its directly or indirectly controlled suppliers), or is the newly created modified portions Intellectual Property Rights generated from partial modifications made to existing vehicle model and Parts; or (3) It is developed by a supplier commissioned by the Partner's Directly Appointed Supplier that is not directly or indirectly controlled by the Partner's Directly Appointed Supplier, and satisfies either of the following: (x) it is newly developed for such services and the supplier has agreed to assign it to GX, or (y) it is generated from partial modifications made to such supplier's existing Parts and the supplier has agreed to assign it to GX. Foreground Intellectual Property shall not include any part of the Background Intellectual Property, even if such Background Intellectual Property is used in the development of the Foreground Intellectual Property. If the Parties disagree as to whether certain Intellectual Property constitutes Foreground IP or Background IP, such matter shall be confirmed through amicable negotiation; failing which, it shall be resolved in accordance with the dispute resolution provisions of this Agreement.
“前景知识产权”指根据本协议约定的工程服务范围内，为履行本协议目的，符合下列任一条件而产生的、新的任何和所有知识产权：（1）由GX单独开发、或由GX与合作伙伴共同开发、或由合作伙伴单独开发的，且属于首次构思、设计、创造、开发或首次付诸实施，（2）由合作伙伴直接委托供应商（或其直接或间接控制的供应商）新开发的知识产权，或在原有车型和零部件基础上进行部分变更而新产生的上述变更部分的知识产权；（3）由合作伙伴直接委托供应商委托非其直接或间接控制的供应商开发，且符合下列条件之一：（x）为该等服务新开发，并已获得该供应商同意转让给GX的知识产权，或（y）在该供应商原有零部件基础上部分变更产生，并已获得该供应商同意转让给GX的知识产权。前景知识产权不包括背景知识产权的任何部分，即使这些背景知识产权用于开发前景知识产权。如果双方对某一知识产权属于前景知识产权还是背景知识产权存在分歧，应通过友好协商共同确认；协商不成的，按本协议争议解决条款处理。
1.15“GX BOM” refers to the definition set out in the Strategic Cooperation Agreement.

“GX物料清单”具有战略合作协议中所述之含义。
1.16“Intellectual Property Rights” means any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents, and other intellectual property rights therein (whether or not registered) and other similar designations arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals thereof.
“知识产权”指著作权、商业秘密、商标（及相关商誉）、掩模作品、专利中的任何及所有权利（无论是否注册），以及在上述各项和世界范围内任何司法管辖区产生的其他类似名称中的其他知识产权和与之相关的国际公约项下的相关优先权，包括有关上述各项的所有未决的和将来提出的申请和注册登记以及这些申请和注册登记的续期、分割、部分续期、重新签发、续展和更新。
1.17“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, order, writ, judgment, injunction, decree, stipulation, award, determination or other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.
“法律”指任何联邦、州、地方或者外国政府或其分支机构，或者该等政府或分支机构的任何代理或机构，或者任何自治机构或其他非政府监管机关或准政府机关（只要该等机构或机关的规则、规定或命令具有法律效力）或任何有管辖权的仲裁员、法院或法庭的任何法规、法律、法令、规定、规则、准则、宪法、条约、普通法、命令、令状、判决、禁令、法令、裁决、裁定或其他要求或法律规则。
1.18“Personnel” of a Party means any agents, employees, contractors or Subcontractors engaged or appointed by such Party.
一方的“人员”指该方聘请或指定的任何代理、员工、承包商或分包商。
1.19“Product (s)” refers to the definition set out in the Strategic Cooperation Agreement.
“产品”具有战略合作协议中所述之含义。
1.20“Purchase Order” means a written instruction (including in the form of Electronic Data Interchange (EDI) as agreed upon by the Parties) issued by GX to the Partner in accordance with this Agreement for the provision of specified Parts or services. A valid Purchase Order shall contain, at a minimum, the following clear, complete, and unambiguous information: (1) a detailed description of the Parts ordered; (2) the quantity of each type of Parts ordered; (3) the delivery date (which shall allow the Partner a reasonable period of time required to complete its standard production or inventory preparation cycle); (4) the unit price of each type of Parts ordered; (5) the billing address; and (6) the point of delivery.
“采购订单”指GX按照本协议规定向合作伙伴发出的、要求提供指定零部件或服务的书面指令（包括双方约定的电子数据交换形式）。一份有效的采购订单应至少包含以下清晰、完整且无歧义的信息：（1）所订购的零部件的详细描述，（2）所订购的每种零部件的数量；（3）交货日期（该日期应至少给予合作伙伴完成其标准生产或备货周期所需的合理时间）；（4）所订购的每种零部件的单价；（5）账单地址；和（6）交货点。
1.21“Parts” refer to the definition set out in the Strategic Cooperation Agreement.
“零部件”具有战略合作协议中所述之含义。
1.22“Receiving Party” has the meaning set forth in Section 5.1.
“接收方”具有第5.1条中规定的含义。
1.23“Representatives” means a Party’s Affiliates and each of their respective Personnel, officers, directors, partners, shareholders, attorneys, third-party advisors, successors and permitted assigns.
“代表”指一方的关联方和他们各自的每个人员、管理人员、董事、合作伙伴、股东、律师、第三方顾问、继受人和经允许的受让人。
1.24“Specifications” means the specifications for the Cooperative Model specified in the SOW.
“规格”指工作说明中载明的合作车型的规格。
1.25“Statement of Work” or “SOW” has the meaning set forth in Section 2.1.
“工作说明”具有第2.1条中规定的含义。
1.26“Subcontractors” has the meaning set forth in Section 4.4.
“分包商”具有第4.4条中规定的含义。
1.27“Target Market” has the meaning set forth in Section 2.3.
“目标市场”具有第2.3条中规定的含义。
1.28“Term” has the meaning set forth in Section 10.1.
“本协议期限”具有第10.1条中规定的含义。
1.29“U.S. Regulations” means all applicable United States federal, state, and local Laws, regulations, directives, rules, standards, and guidance (whether having the force of Law or incorporated by reference in contracts), including without limitation rules administered by the U.S. Department of Commerce’s Bureau of Industry and Security (BIS), U.S. Department of

Transportation including subordinated agencies such as National Highway Traffic Safety Administration (NHTSA), Federal Communications Commission (FCC), Federal Trade Commission (FTC), Food and Drug Administration(FDA), state motor vehicle safety and consumer protection authorities, and any successor agencies, as they relate to importation, research and development, production, purchase, sale, use, operation, cybersecurity, data, and connected vehicle functionality of the Cooperative Model and Products provided under this Agreement.
“美国法规”是指与本协议项下的合作车型和产品的进口、研发、生产、采购、销售、使用、操作、网络安全、数据和联网车辆功能有关的，所有适用的美国联邦、州和地方法律、法规、指令、规则、标准和指南（无论是否具有法律效力或通过引用纳入合同），包括但不限于美国商务部工业和安全局（BIS）、美国交通部（DOT）包括国家公路交通安全管理局（NHTSA）等下属机构、联邦通信委员会（FCC）、联邦贸易委员会（FTC）、美国食品药品监督管理局（FDA）、州机动车安全和消费者保护机构及其任何后续机构管理的规则。
1.30“Acceptance Standards” refers to the initial output list mutually agreed-upon and compiled by the Parties according to the standard and milestone deliverables of the Partner’s Directly Appointed Supplier (the overall content is based on the SOW), and the final version shall be the output list mutually agreed upon and confirmed in writing by both Parties in accordance with this Agreement. The Acceptance Standards consist of (1) Milestone Acceptance Standards and (2) Project Gate Acceptance Standards. The Parties shall reach an agreement on the relevant acceptance standards as soon as possible within thirty (30) days of the Effective Date hereof. The Acceptance Standards shall become effective from the date on which the Parties reach an agreement and sign a written agreement. The Parties shall apply the Acceptance Standards to the release and acceptance of each Milestone and Project Gate. If GX requires additional requirements beyond the Acceptance Standards, GX shall bear the incremental costs therefor. Any such additional requirements shall be documented in a written change order or amendment specifying scope, timing, and pricing.
“验收标准”是指双方达成一致的，按照合作伙伴直接委托供应商的标准及节点交付物输出，整理的初版交付物清单（整体内容详见工作说明），最终以双方按照本协议约定达成一致并书面确认的交付物清单为准。验收标准包括（1）里程碑验收标准和（2）项目节点验收标准。在本协议生效日后三十（30）日内，双方尽快就相应验收标准达成一致。验收标准自双方达成一致并签订书面协议之日起生效。双方按验收标准执行各里程碑和项目

节点的放行和验收。就GX超出验收标准的额外要求，GX应承担由此产生的额外成本。任何此类额外要求应以书面变更单或修订的形式记录，并明确说明范围、时间和价格。
1.31“Milestones” include project approval, design commencement, NC, ET, PT, SOP, and SOP+3 months（if any）, as specified in the SOW.
“里程碑”包含项目批准、设计着手、NC、ET、PT、SOP、SOP+3个月（如有），具体见工作说明。
1.32“Project Gates” include CAS freezing, first round of vehicle data review, first round of simulation, second round of simulation, A-side freezing, summer testing, and winter testing.
“项目节点”包含CAS冻结、首轮整车数据评审、首轮仿真、二轮仿真、A面冻结、夏标、冬标。
1.33“Product Recall” is an event that occurs when: (1) the Parties mutually determine that certain Parts have a safety defect as defined by U.S. federal law, thereby triggering mandatory notification and reporting requirements, necessitating a voluntary vehicle recall; or (2) the National Highway Traffic Safety Administration (NHTSA) of the United States makes a final decision after administrative proceedings, determining that certain Parts have a safety defect or does not meet federal safety standards, requiring a vehicle recall.
“召回事件”指出现以下情形（1）经双方共同确认某个零部件存在美国联邦法律规定的安全缺陷，从而触发强制性通知和报告要求，需要进行主动车辆召回；或（2）美国国家公路交通安全管理局（NHTSA）在行政程序后做出最终决定，认定某个零部件存在安全缺陷或不符合联邦安全标准要求召回合作车型。
1.34“Batch Quality Issue” refers to a situation of Products developed and supplied by Partner, where a batch of failures or quality problems that occur within a reasonable period of time, have common characteristics, can be reasonably inferred to be caused by the same reason, and are clearly attributable to Partner, as mutual confirmed by the Parties or determined by an authoritative third-party agency appointed by Parties together.
“批量质量问题”指由合作伙伴开发和供应的产品在合理期间内出现具有共同特征、可合理推断为同一原因导致的批量性故障或质量问题，且经双方确认或双方共同选定的权威第三方检测机构明确认定归责于合作伙伴原因导致。
1.35“Product Definition Documents” means documents derived from GX’s inputs regarding the design, functionality, performance, and specification requirements of the Cooperative Model, which include, but is not limited to, regulatory entries, configuration tables, performance indicators (TR or VTS), product definitions, vehicle requirement definitions, and special process requirements.

“产品定义文件”是指来源于GX对设计合作车型功能、性能、规范要求的输入类文件，包含但不限于法规条目、配置表、性能指标（TR或VTS）、商品定义、车辆需求定义、过程特殊需求等。
1.36“Regulatory Lists” means the lists and registers of applicable regulations, covering restricted substances and other compliance obligations, identified in accordance with Section 2.2.1 hereof.
“监管规定清单”是指根据本协议第2.2.1条确定的适用监管规定清单和登记，涵盖禁限物和其他合规义务。
1.37“Partner's Directly Appointed Supplier” refers to the definition set out in the Strategic Cooperation Agreement.
1.38“合作伙伴直接委托供应商”具有战略合作协议中所述之含义。
1.39Other Definitional Provisions. Unless the express context otherwise requires:
1.40其他定义条款。除非上下文另有要求：
(1)the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(2)在本协议中，“本协议的”、“本协议中”、“本协议项下”以及类似含义词语，应指本协议整体，而非本协议的任何特定条款；
(3)the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;
(4)以单数形式定义的术语在以复数形式表示时具有类似含义，反之亦然；
(5)references herein to a specific Section, Clause, Appendixes, Exhibits and Schedules shall refer, respectively, to a Section, Clause, Appendixes, Exhibits and Schedules, as the case may be, of this Agreement;
(6)在本协议中，凡提及特定的条、款、附件、附录和附表，则分别指本协议的条、款、附件、附录和附表；
(7)wherever the word “day” or “days” is used in this Agreement, except being used in the defined “Business Day”, it shall mean the calendar day;
(8)本协议中，凡使用“日”或“天”一词，均指日历日，除用于定义的“工作日”外；

(9)“Business Day” means any day other than Saturdays, Sundays, and any day on which banks located in China are authorized or obligated to close.
(10)“工作日”，指除星期六、星期日以及位于中国的银行被批准或有义务停止营业之日以外的任何一日。
2.ENGINEERING SERVICES
工程服务
2.1Engineering Services. During the Term, Partner shall perform the Engineering Services and provide Deliverables for the development of Cooperative Model targeting mass production in compliance with the requirements described in this Agreement and certain Statement of Work ( “SOW”) （including Appendix 1 “SUPER ONE BEV Statement of Work for Program” and other documents separately executed by Parties thereafter). For the avoidance of doubt, all the foregoing SOW, once signed by the authorized representatives of both Parties, shall be an Appendix to this Agreement and constitute an integral part of this Agreement, and be uniformly bound by the terms of this Agreement. For clarity purposes, this Agreement and any SOWs attached hereto shall govern the Engineering Services related to the Cooperative Model. Partner will provide GX with Engineering Services related to the Cooperative Model, including but not limited to the following:
工程服务。在本协议期限内，合作伙伴应按照本协议和特定工作说明（“工作说明”）（包含附件1《SUPER ONE BEV项目工作说明书》以及后续双方另行签署的文件）的要求履行合作车型开发相关的以量产为目标的工程服务，提供应交付物。为免疑义，所有前述工作说明一经双方授权代表签署，即作为本协议附件，构成本协议不可分割的一部分，受本协议条款的统一约束。为明确起见，本协议及其附带的任何工作说明应约束合作车型相关的工程服务。合作伙伴将向GX提供如下合作车型相关工程服务，包括但不限于以下：
2.1.1Cooperative Model Development
合作车型开发
2.1.1.1Refers to the definition set out in the first paragraph of Section 3.3(1) of Strategic Cooperation Agreement.
2.1.1.2具有战略合作协议中第3.3(1)第一段所述之含义。
2.1.1.3Engineering Services also include the trial production of complete vehicle prototype and the completion of DVP&R, as well as business activities such as trial production and testing verification to assist GX in certifying the vehicles to applicable U.S. Regulatory requirements, and other quality standards agreed upon by the Parties in writing due to design changes.

2.1.1.4工程服务还包括整车原型车的试制生产和DVP&R的完成，以及试生产和测试验证等业务活动，以协助GX认证车辆符合适用的美国法规要求以及双方因设计变更而书面商定的其他质量标准。
2.1.1.5Powertrain systems: Partner needs to develop two kinds of powertrain according to GX's requirements (1) pure electric power; and (2) hybrid range extender powertrain or range extender powertrain. Pure electric power is given priority. Development of hybrid range extender powertrain or range extender powertrain shall be subject to separate negotiation confirmed through a signed written document by Parties. The Parties shall define their respective responsibilities through a RASIC framework, and if the Deliverables contain the content provided by GX, the Parties shall jointly confirm to ensure compliance with project requirements.
2.1.1.6动力系统：合作伙伴需按照GX的要求开发两种动力系统，一是纯电动力，二是混增电动动力或增程动力，优先考虑纯电动力。混增电动动力或增程动力开发，双方应另行协商并签署书面文件确认。双方以分工界面RASIC来明确各自负责的内容，如交付物中含有GX提供的内容，由双方共同确认确保符合项目要求。
2.1.1.7For the intelligent cockpit and the Intelligent driving part, GX is responsible for the product definition and developing the core components and functions. Partner shall cooperate to provide the necessary interfaces and technical data to assist in the development of relevant components and functions. At the same time, Partner is responsible for completing the relevant hardware and software design changes and adaptations required for the integration of intelligent cockpit and the intelligent driving components into the vehicle, assisting GX in software debugging and testing within China, and modify other related components if necessary to meet the overall performance requirements of the vehicle, for the details shall refer to the SOW agreed by Parties. Parities ensure that designs and the Cooperative Model meet U.S. and mutually agreed quality standards through business activities such as trial production, testing and validation, verification of complete vehicles and components. GX is responsible for the certification activities of the complete vehicle and Parts developed by GX itself to applicable U.S. federal and state regulatory standards.
2.1.1.8智能座舱和智能驾驶部分，由GX负责产品定义、开发核心部件及功能。合作伙伴需配合提供必要的接口及技术资料，协助完成相关部件和功能的开发。同时，合作伙伴负责完成智能座舱和智能驾驶零部件导入整车所需的相关联软硬件设计变更、适配及辅助GX完成中国国内软件调试工作，并在必要时修改其他相关零部件，以满足整车的整体性能要求，具体以工作说明约定为准。双方通过整车及零部件的试制，测试验证和认证等业

务活动，确保设计和合作车型满足美国及双方确认的质量标准。GX负责根据适用的美国联邦和州监管标准认证整车活动及GX自己负责开发的零部件。
2.1.2Parts and Vehicles Certification
零部件及整车认证
GX is responsible for completing the certification activities of the entire vehicle, Partner will support passing the required certifications. Partner shall complete the certification for the Parts developed by Partner. The Parties shall define their respective responsibilities through a RASIC framework, and Partner shall ensure that it is responsible for development in accordance with the applicable U.S. federal and state regulatory requirements , policies, standards, and market requirements confirmed by GX under Section 2.2.1 of this Agreement. Both Parties shall collaborate and coordinate to ensure that components, subsystems, and the complete vehicle meet U.S compliance requirements. The specific division of responsibilities and details are outlined in the SOW.
GX负责完成整车的认证活动，合作伙伴支持通过所需认证。合作伙伴负责完成合作伙伴开发的零部件的认证。双方以分工界面RASIC来明确各自负责的内容，各自确保负责的内容满足本协议项下第2.2.1条GX确认的适用的美国联邦和州监管要求以及政策、标准和市场要求。双方相互协同、配合，确保零部件、子系统、整车满足美国合规要求。具体分工界面及内容见工作说明。
2.1.3Manufacturing Engineering
制造工程
The scope of manufacturing engineering as defined by GX is as follows. Due to differences in the division of responsibilities and corporate culture between Partner and GX, it will be divided into two sections:
GX定义的制造工程范围如下，由于合作伙伴职能分工界面和企业文化的差异将分为两个板块：
Manufacturing Engineering Service. The main business content of the manufacturing engineering project is to complete the development, verification and implementation of the Cooperative Model manufacturing in various manufacturing fields according to the Cooperative Model development system, including but not limited to Hanford plant program planning and preparation, the Cooperative Model synchronous engineering development, process and process equipment development, manufacturing quality planning and implementation, manufacturing logistics planning and implementation, dimension process, manufacturing intelligent system, the Cooperative Model production preparation and the Cooperative Model industrial mass production summary. The specific content and responsibilities of manufacturing engineering services shall be subject to the written agreement to be signed by both Parties subsequently.
制造工程服务。制造工程项目的主要业务内容是根据合作车型开发体系在各制造领域内完成产品制造相关的开发、验证和实施，主要涉及的内容包含但不限于汉福德工厂方案规划和筹建、合作车型同步工程开发、工艺及工艺设备开发、制造质量规划和实施、制造物流规划和实施、尺寸工艺、制造智能化系统、合作车型生产准备以及合作车型工业化量产总结。具体制造工程服务内容和责任以双方后续签订的书面协议为准。
2.1.3.1Section I: Manufacturing engineering process development and the implementation of equipment and facilities:
板块一：制造工程工艺开发和设备设施实施
According to GX’s goal and the Cooperative Model requirements agreed upon by the Parties in writing, the main business carried by Partner based on the Hanford factory includes but is not limited to process planning and construction, synchronous engineering development, the development and implementation of manufacturing engineering process and process equipment (factory facilities, process, quality, logistics, dimension, intelligent manufacturing including IT, factory repair process, etc.), and achieve mass production status and complete project acceptance under the cooperation of the Parties.
合作伙伴按照GX的目标，根据双方书面确认的合作车型需求，基于汉福德工厂进行的主要业务包含但不限于工艺规划和建设、同步工程开发、制造工程工艺及工艺设备开发实施（厂房设施、工艺、质量、物流、尺寸、智能制造含IT、工厂返修工艺等），双方合作之下达到量产状态及完成项目验收。
2.1.3.2Section II: Production and operation support (Production management and mass production support):
板块二：生产运营支持（投产管理及量产支持）
Partner provides business content for the factory production management stage according to GX’s requirements, including but not limited to prepare the production trial to industrial standardized production (SOP) of the Cooperative Model from personnel, machinery, materials, methods, environment, testing and other dimensions, including process validation, production trial production, logistics preparation, quality process management, personnel training, process and quality improvement meeting the standards agreed upon by the Parties in writing, and production management support services for the stage of increasing output after mass production and other relevant services. The specific content and responsibilities of manufacturing engineering services shall be subject to the written agreement to be signed by both parties subsequently.
合作伙伴按照GX需求提供工厂投产管理阶段的业务内容包含但不限于，从人员、机械、材料、方法、环境、测试等维度来准备合作车型的生产试制到工业标准化生产（SOP），包含工艺验证、生产试制、物流准备、质量过程管理、人员培训、满足双方书面约定标准的工艺及质量提升、及实现量产后产量提升阶段的生产管理支持服务等。具体制造工程服务内容和责任以双方后续签订的书面协议为准。
2.2Responsibilities of Regulatory Requirements Identification
监管要求的识别职责
2.2.1Reorganization and Integration of Regulatory Lists. Both Parties agree to reorganize the applicable Laws, regulations, and regulatory provisions, and to integrate their respective confirmed lists of regulatory requirements. GX will proactively prepare an initial draft of the Regulatory Lists, while Partner shall use its best efforts to fulfill its duty of notification. The Parties further agree to identify any discrepancies, engage in dedicated discussions on each regulatory item, and submit the finalized regulatory list to GX for signature confirmation. Once the Regulatory List is formed, it shall be countersigned and confirmed by GX. After being signed by GX, the Regulatory List shall be final and shall not be further amended by either Party. If GX requests any change to the Regulatory List, a change request shall be initiated. If such change involves the addition of new regulatory requirements, the associated costs shall be borne by GX. Based on the Regulatory Lists received, the Partner shall provide its interpretation plan. Both Parties shall conduct a final confirmation of the interpretation plan and proceed with its implementation. The Partner would not bear liability arising from omissions in identifying the laws and regulations concerning the Cooperative Model and/or Products.
2.2.2监管清单的整合和重组。双方同意再次整理法规及监管规定，并将各自确定的监管规定清单进行整合。GX主动提出监管清单初版，由合作伙伴尽自身最大努力履行告知

义务，双方基于该初步监管规定清单共同识别差异项，针对法规项专项讨论，逐一确认，形成最终监管规定清单后由GX签字确认。该经确认的监管规定清单在经GX签字确认后即为确定版本，双方均不得单方面更改。如后续因GX要求需变更监管清单（包括新增监管规定），应通过正式需求变更流程处理，并且因此产生的所有新增费用由GX承担。合作伙伴基于接收的监管规定清单提供解读方案，双方对于解读方案进行最终确认并实施。合作伙伴不承担由于法规的缺失带来的合作车型和/或产品责任。
2.2.3GX’s Responsibility for Non-Compliance Issues. GX shall be responsible for non-compliance issues arising from (i) failure to identify applicable regulations in the Regulatory Lists by GX, or (ii) GX’s disagreement with or refusal to implement adjustments proposed to address regulatory changes, citing reasons such as Cooperative Model and/or Products modification cycles and/or associated costs.
2.2.4GX对不合规问题的责任。GX应对以下情况引起的不合规问题负责：（1）GX未能识别监管规定清单，或（2）GX以合作车型和/或产品修改周期和/或成本等为理由，不同意或拒绝实施为应对监管要求变化而提出的调整。
2.2.5 Partner’s Responsibility for Non-Compliance Issues. If GX has identified the relevant applicable regulations and informed Partner in writing, while Partner disagrees or refuses to deliver services or Parts in accordance with the applicable regulations identified by GX, Partner shall be responsible for non-compliance issues arising therefrom. As long as Partner delivers services or Parts in accordance with the applicable regulations identified by GX, it shall not be held liable for any resulting non-compliance.
2.3合作伙伴对不合规问题的责任。若GX已经识别了相关适用法规并且已书面告知合作伙伴，而合作伙伴不同意或拒绝按相关GX已经识别的适用法规交付服务或零部件的，由此产生的不合规问题合作伙伴应承担责任。只要合作伙伴按照GX识别的适用法规交付服务或零部件的，则不承担任何由此产生的不合规责任。
2.4Target Market
2.5目标市场
2.5.1The "Target Market" for the Cooperative Model under this Agreement refers to the United States of America (the "U.S."). Unless otherwise expressly agreed in this Agreement, all technical specifications, compliance requirements, acceptance standards for deliverables, and the responsibilities of the Parties hereunder are based solely and exclusively on the premise that the Cooperative Model and/or Products will be sold, used, and operated within the U.S. market.

2.5.2本协议项下合作车型的“目标市场”指美利坚合众国（“美国”）。除本协议另有明确约定外，本协议项下的所有技术规范、合规性要求、交付物验收标准及双方责任，均仅且完全基于将合作车型和/或产品在美国市场销售、使用和运营为前提。
2.5.3If GX intends to sell, distribute, or operate the Cooperative Model and/or Products (including but not limited to complete vehicles containing or based on the Deliverables under this Agreement) in Canada, the Middle East, or any other non-U.S. markets (hereinafter referred to as "Other Markets"), then:
2.5.4若GX拟将合作车型和/或产品（包括但不限于含有或基于本协议交付物的车辆）在加拿大、中东地区或任何其他非美国市场（以下简称“其他市场”）进行销售、分销或运营，则：
2.5.5The Parties shall negotiate and execute a supplementary agreement separately. Such supplemental agreement shall specifically address matters including, but not limited to, regulatory compliance, environmental adaptability, technical standards, allocation of legal liabilities, and corresponding adjustments to costs and pricing for those markets. Until a valid supplemental agreement is executed by the Parties for a specific Other Market, the Partner shall not bear any obligation regarding compliance, adaptability, or support for such market.
2.5.6该等销售行为双方另行协商签署补充协议。该补充协议应特别明确针对该市场的法规符合性、环境适应性、技术标准、法律责任划分及相应的成本与价格调整等事宜。在双方就特定其他市场签署有效的补充协议之前，合作伙伴不承担任何针对该市场的合规性、适应性或支持义务。
2.5.7If GX sells or introduces the Cooperative Model and/or Products into any Other Market without the Partner's prior written consent and without entering into the aforementioned supplemental agreement, any and all third-party Claims, legal liabilities, regulatory penalties, recall costs, modification expenses, and any other losses and expenditures (including reasonable attorneys' fees) arising therefrom (including but not limited to those resulting from the Cooperative Model's failure to meet local regulations, standards, or environmental requirements) shall be borne solely by GX, who shall be responsible for the full resolution thereof. The Partner shall not assume any liability in this regard and shall be entitled to claim full indemnification from GX for any costs incurred by the Partner in responding to such matters.
2.5.8若GX在未获得合作伙伴事先书面同意、且未签订前述补充协议的情况下，将合作车型和/或产品销售或引入至任何其他市场，则因此（包括但不限于因合作车型不符合当

地法规、标准、环境要求）产生的任何及所有第三方权利主张、法律责任、监管处罚、召回成本、修改费用及其他任何损失与支出（包括合理的律师费），均应由GX独立承担并负责完全解决。合作伙伴对此不承担任何责任，且有权就其为应对此类事宜而产生的费用向GX主张全额赔偿。
2.5.9Nothing in this Agreement shall be construed as an express or implied authorization, license, or right granted or agreed to be granted by the Partner to GX for the sale, distribution, or application of the Cooperative Model and/or Products in any non-U.S. market.
2.5.10本协议的任何内容均不应被解释为合作伙伴已授予或同意授予GX将合作车型和/或产品在非美国市场进行销售、分销或应用的任何明示或默示的授权、许可或权利。
2.6After-sales
售后
2.6.1The Partner will provide GX with after-sales technical consulting services, which may include repair manuals, after-sales training, warranty policy, and diagnostic tool, and the specific scope thereof shall be separately negotiated by both Parties.
合作伙伴应向GX提供售后服务的技术咨询服务，内容可包括维修手册、售后培训、保修政策、维修诊断设备，最终以双方协商为准。
2.6.2GX shall be responsible for all after-sales issues of the Cooperative Model and Parts in the United States, including customer handling, repair, replacement, field actions, with details to be specified in a separate Cooperative Model and Parts After-sales Service Contract to be executed by the Parties. Partner shall ensure that Deliverables comply, at the time of delivery, with applicable Law, regulations, policies, industry standards, and GX’s written requirements documented in the Product Definition Document and Acceptance Standards. Partner shall not be liable for breach of contract, quality assurance, or any liability for compensation for any defects or non-compliance arising from changes in Law, regulations, policies, or standards after delivery. However, Partner shall cooperate with GX in handling compliance issues or improving quality. Partner has the right to independently assess the content, scope, workload, technical feasibility, and commercial rationality of the new regulations and the necessary adaptations. Any cooperation is subject to a separate written amendment agreement signed by the Parties on the specific matter, clearly specifying the scope, timeline, and pricing.
GX应负责合作车型及零部件在美国的所有售后问题，包括客户处理、维修、更换、现场行动，具体细节在双方另行签署的合作车型及零部件售后服务合同中约定。合作伙伴应确保交付物在交付时符合适用的法律法规、政策、行业标准以及GX在产品定义文件和验收标准中记录的书面要求。对于交付后由于法律法规、政策或标准的变化而引起的缺陷

或不合规，合作伙伴不承担任何违约责任、质量保证责任或任何形式的赔偿责任，但应配合GX处理合规问题或进行质量的提升。然而，合作伙伴有权自行对新规内容、影响范围、以及进行适应性变更所需的工作量、技术可行性和商业合理性进行独立评估，并且任何协作的实施，必须以双方就该特定事项另行签署书面的修订协议，明确规定范围、时间表和价格等事项为前提。
2.7Parts Quality
零部件质量
2.7.1Based on the standards of the Partner's Directly Appointed Supplier as the benchmark, any modifications required due to U.S. Regulations or special circumstances shall be jointly agreed upon by both Parties in writing.
零部件质量标准以合作伙伴直接委托供应商的标准为基准。由于美国法规、特殊情况等，需要改变零部件质量标准的，由双方协商一致后共同书面确认。
2.7.2Partner is exclusively responsible for the development schedule and process control of the Parts under its development responsibility, ensuring alignment with the master development schedule. GX is exclusively responsible for the development schedule and process control of the Parts under its development responsibility, ensuring alignment with the master development schedule.
合作伙伴全权负责其负责开发的零部件的开发计划与过程管控，并确保其与大开发计划对齐。GX全权负责其负责开发的零部件的开发计划与过程管控，并确保其与大开发计划对齐。
2.7.3Current cost assessments are based on China domestic standards. Future development scope and costs shall be based on the jointly signed Product Definition Documents, which shall be updated by mutual agreement to reflect changes. If GX raises any proposed amendment that falls outside the agreed technical conditions specified in the Product Definition Documents and the amendments agreed upon by the Parties, Partner shall reasonably inform GX of the potential quality issues arising from such changes. If GX persists with the proposed changes after Partner has reasonably disclosed the quality risks, and quality problems result from these changes, GX shall bear the liabilities arising therefrom.
当前的费用评估根据中国费用标准进行。未来的开发范围和费用以双方共同签署的产品定义文件为依据，并经双方协商一致后更新以反映变更。对于GX超出产品定义文件和双方同意的变更中规定的约定技术条件提出的变更方案，合作伙伴应合理提示此变更方案是否会产生质量问题，在合作伙伴合理提示质量风险后GX仍坚持变更方案而导致的质量问题，GX应承担由此产生的责任。

2.8Upgrades and changes. During the life cycle of the Cooperative Model, if Partner’s Direct Appointed Supplier plans to upgrade, iterate or change the Cooperative Model, it shall notify GX in writing. GX shall be entitled to choose whether to require Partner to provide upgrade, iteration or modification services for GX at the same time. The specific notification period, free service period and service fee and other terms shall be separately agreed in writing. Any upgrades, iterations, or changes due to a recall (voluntary or required) will require a separate agreement between the Parties outlining responsibilities and service cost.
升级和改款。合作车型生命周期内，如合作伙伴直接委托供应商计划对与合作车型做升级迭代或改款，应书面通知GX，GX有权选择是否要求合作伙伴同时为GX提供升级，迭代或者改款服务。具体的告知周期，免费升级服务周期及服务费用等条款由双方另行约定。因召回（自愿或要求）导致的任何升级、迭代或更改需要双方另行签订协议商定责任和服务费用。
2.9BOM System Construction. Partner shall separately establish USA GX BOM for GX. Relevant GX BOM information includes but is not limited to Engineering Bill of Materials (EBOM), Supply Chain Bill of Materials (PBOM), Manufacturing Bill of Materials (MBOM) and After-sale Bill of Materials that are required for GX projects.
物料清单体系搭建。合作伙伴应单独为GX建立美国GX物料清单。相关GX物料清单信息包括但不限于GX项目所需的工程物料清单、供应链物料清单、制造物料清单和售后物料清单。
2.10Product Recall and Product Liability
产品召回和产品责任
2.10.1Non-Batch Quality Issues. For after-sale non-batch, individual component issues (hereinafter referred to as “Non-Batch Quality Issues”), GX shall independently decide to handle them through a “buyout” approach. GX should clearly state when submitting a purchase order to Partner that such spare parts will be specifically for handling specific Non-Batch Quality Issues. Upon receiving GX’s statement and order, Partner will act solely as supplier of spare parts, selling the corresponding spare parts to GX according to the order. The quality of such spare parts sold should meet the technical standards agreed upon by the Parties. However, GX shall independently bear and be responsible for all subsequent testing, assessment, repair, replacement, and other specific handling related to such spare parts, as well as all costs, risks, and responsibilities to the end user arising therefrom. Partner assumes no responsibility for GX’s handling decisions and outcomes.
非批量质量问题。针对售后环节出现的非批量性、个别零部件问题（以下简称“非批量质量问题”），GX应自主决定采取“买断”方式进行处理。GX应在向合作伙伴提出购买需求

时，明确声明该等零配件将专门用于处理特定的非批量质量问题。合作伙伴在收到GX的声明及订单后，仅作为零配件供应商，按订单向GX出售相应零配件。出售的该等零部件，其质量应符合双方约定的技术标准。但就该等零配件的后续检测、判断、维修、更换等具体处置行为，以及因此产生的全部费用、风险及对终端用户的责任，均由GX独立承担并负责执行。合作伙伴不就GX的处置决定及结果承担任何责任。
2.10.2Batch Quality Issue: For Batch Quality Issues, Partner’s responsibility is limited to providing necessary hardware support (limited to replacement parts and repair parts) and software support (limited to releasing software patches and upgrades). The specific recall plan development (The Partner shall provide necessary cooperation and technical consultation), GX shall be responsible for organizing and implementing user communication, on-site replacement or repair operations, logistics as well as costs incurred therefrom.
批量质量问题。对于批量质量问题，合作伙伴的责任范围限于提供必要的硬件支持（限于更换零部件、维修件）及软件支持（限于发布软件补丁、升级程序）。具体的召回方案制定（合作伙伴提供必要的配合与技术咨询）、用户沟通、现场更换或维修操作、物流及由此产生的费用等执行工作，由GX负责组织与实施。
2.10.3User Disputes. For all complaints, Claims or other disputes initiated by end users (hereinafter collectively referred to as “User Disputes”), regardless of whether they are based on quality issues of the Parts, neither Partner or Partner's Directly Appointed Supplier has any obligation to intervene or provide instinct remote assistance in such individual cases. The Parties confirm that GX, as the sales and operation entity for the Cooperative Model in North America, shall independently bear primary responsibility for handling all User Disputes, and shall be fully responsible for all matters related to direct communication, negotiation, investigation, evidence collection, settlement, litigation, and enforcement of judgments or rulings with users. Partner shall, in accordance with the principle of good faith cooperation, provide necessary cooperation and support in handling User Disputes within a reasonable scope and upon explicit request from GX (limited to providing technical data of Parts and system, test reports, and certificates of conformity). Such cooperation does not constitute Partner’s leading role or assumption of responsibility in handling disputes.
用户纠纷。对于终端用户发起的各类投诉、权利主张、或其他形式的纠纷（以下统称“用户纠纷”），无论其是否基于零部件质量问题，合作伙伴和合作伙伴直接委托供应商没有义务对个案进行介入或者提供远程即时协助。双方确认，GX作为合作车型在北美地区的销售与运营主体，应独立承担处理所有用户纠纷的第一责任，全权负责与用户的直接沟通、协商、调查、取证、和解、应诉、执行判决或裁决等全部事宜。合作伙伴应本着诚

信合作原则，在合理范围内及GX提出明确请求时，就用户纠纷的处理提供必要的配合与支持（限于提供零部件和系统技术资料、检测报告、符合性证明等文件）。该等配合不构成合作伙伴对纠纷处理的主导或责任承担。
2.10.4GX shall comply with local laws and regulations regarding all Parts and system quality issues and User Disputes mentioned in Section 2.8, and shall properly safeguard Partner and Partner's Directly Appointed Suppliers’ brand reputation.
GX对于本第2.8条所述的零部件和系统质量问题及用户纠纷的行为均应符合当地法律法规，并应妥善维护合作伙伴或合作伙伴直接委托供应商的品牌声誉。
2.11Customer Behavior Research; Design Inputs; Allocation of Responsibility
客户行为研究；设计输入；责任分配
2.11.1GX represents and warrants that, prior to issuing its design inputs for the Cooperative Model to Partner, it has conducted thorough research and surveys regarding U.S. customers’ vehicle-driving behavior and preferences, including the collection and analysis of relevant data reasonably sufficient to inform design considerations specific to the U.S. market.
GX声明并保证，在向合作伙伴提交合作车型设计输入之前，其已就美国客户的驾驶行为和偏好进行了深入的研究和调查，包括收集和分析相关数据，这些数据足以提供针对美国市场的具体设计考虑。
2.11.2GX further represents that it has identified material differences between U.S. customers and Chinese customers in vehicle-driving behavior and preferences and has given sufficient consideration to such differences when formulating and providing its specific requests, Specifications, and instructions for the design of the Cooperative Model, and has informed Partner of such difference that may affect the Cooperative Model design.
GX进一步声明，其已识别出美国客户和中国客户在驾驶行为和偏好方面的重大差异，并在制定和提供合作车型设计的具体要求、规格和说明时，已充分考虑了这些差异，并将该等影响合作车型设计的差异告知合作伙伴。
2.11.3As between the Parties, and without limiting any other disclaimers or limitations agreed elsewhere in the Strategic Cooperation Agreement, and this Agreement, Partner, in its capacity as supplier of the Parts, shall not be responsible for, and shall bear no liability (whether in contract, tort, strict liability, or otherwise), for any Claims, losses, damages, costs, or expenses to the extent arising out of or resulting from differences in user behavior in vehicle driving between U.S. customers and customers in other markets, including China.
在双方之间，且在不限制战略合作协议和本协议其他条款中约定的任何其他免责声明或限制的情况下，合作伙伴作为零部件供应商，对因美国客户与其他市场（包括中国）客户

在车辆驾驶行为上的差异而引起的任何权利主张、损失、损害、成本或费用，不承担任何责任（无论基于合同、侵权、严格责任或其他原因）。
2.12Changes in Scope. GX may at any time notify Partner of a change request to make changes to the scope, definition, or schedule of Deliverables for the Engineering Services related to Cooperative Model development. Upon receipt of such change request, Partner shall evaluate each change request as soon as possible and provide a written estimate (with sufficient supporting information) of any required increase or decrease in the cost of or time required for the performance of the Engineering Services, as well as a change plan. According to the RASIC determined between the Parties, each Party shall be liable for the content they are responsible for. Any additional costs and losses incurred due to changes in scope caused by GX (or its designated entity) shall be borne by GX. GX shall not be required to pay any additional fees for scope changes caused by Partner; As the developer, Partner should fully consider the integrity and correctness of the project, within the scope of what is known or should be foreseen based on its professional competence has the responsibility to remind GX (or its designated entity) to improve the relevant service content and requirements. If Partner fails to fulfill its reminder obligation, Partner should bear the costs and losses caused by the scope change. GX shall retain the right unilaterally to reduce the scope of Engineering Services. Any change plan proposed by Partner shall be finally approved by GX before implementation.
范围变更。GX可随时通知合作伙伴，请求变更合作车型开发有关工程服务的应交付物的范围、定义或时间表。收到变更请求后，合作伙伴应尽快评估每项变更请求，并提供有关需对履行工程服务所需费用或时间作出任何增减的书面预估（包含充分的支持信息）以及变更的方案。根据双方之间确定的RASIC分工界面，每一方对其负责的内容承担责任；如因GX（或其指定主体）原因导致的范围变更而增加的费用与损失，由GX承担，因合作伙伴自身问题导致的范围变更，GX无需额外支付；作为开发方，合作伙伴应充分考虑项目的完整性和正确性，在已知或基于专业能力应当预见的范围内有责任提醒GX（或其指定主体）完善相关服务内容和需求，如果合作伙伴未尽到提醒义务，合作伙伴应为此造成的范围变更承担费用和损失；GX可保留单方面缩小工程服务范围的权利。合作伙伴提出的任何变更方案均需经GX最终批准后执行。
2.13Review Period. Except as otherwise indicated in the applicable SOW, GX shall have a minimum of fifteen (15) business days or within other periods agreed upon by the Parties in writing separately (the “Review Period”) to determine the acceptability of any Deliverable. Within fifteen (15) business days or other periods agreed upon by the Parties separately following the end of the Review Period, GX shall (a) provide written notice of acceptance to Partner, or (b)

provide written notice of non-acceptance with reasonable written comments to Partner regarding the deficiencies of the Deliverable(s). If changes are required by GX, Partner shall have fifteen (15) business days or other periods agreed upon by the Parties separately in writing to correct the deficiency noted therein and resubmit the Deliverable to GX beginning a new Review Period. This process shall continue until Partner has corrected all deficiencies and GX accepts the Deliverables.
评审期。除非适用的工作说明中另有规定，GX应至少有十五（15）个工作日或双方另行书面协商的其他时间内（“评审期”）确定任何应交付物是否可被接受。在评审期结束后的十五（15）个工作日或双方另行协商的其他时间内，GX应（1）向合作伙伴提供书面接受通知，或者（2）向合作伙伴提供书面不接受通知，并随附关于应交付物缺陷的合理书面说明。如果GX要求作出改动，合作伙伴应有十五（15）个工作日的时间或双方另行书面协商的其他时间纠正其中发现的缺陷，并重新将应交付物提交给GX，且届时开始适用新的评审期。上述流程将持续至合作伙伴纠正所有缺陷且GX接受应交付物之时为止。

3.PRICING
定价
3.1The Parties agree that the total contract amount for Engineering Services under this Agreement shall refer to the quotation agreement as attached（The Partner shall subsequently provide a detailed cost breakdown based on the quotation agreement）. The bank charges related to remittance shall be borne by GX.
双方同意，本协议项下的工程服务费用详见报价单（后续合作伙伴对报价单进行详细分解）。汇款相关的银行手续费由GX承担。

4.INDEPENDENT CONTRACTOR STATUS; SUBCONTRACTORS
独立承包商地位、分包商
4.1Independent Contractor Status. The Parties agree and confirm that, under this Agreement, the Partner shall provide the Engineering Services to GX as an independent contractor, and not as an agent or employee of GX. The Partner shall have control over the manner, operations, funding, conditions, timing, details, and specific arrangements for the performance of the Engineering Services. GX shall have the right to inspect the Partner's work in progress in accordance with the applicable Statement of Work (SOW), provided that such inspection is solely for the purpose of verifying the completion of the work. Without GX's prior authorization, the Partner shall have no authority to make commitments or act in the name of or on behalf of GX, nor shall the Partner cause GX to incur any additional obligations or liabilities.
独立承包商地位。双方同意并确认：本协议项下，合作伙伴将系以独立承包商身份向GX提供工程服务，而非作为GX的代理人或雇员。合作伙伴应控制其履行工程服务的方式、操作、资金、条件、时间、细节和具体安排。GX有权根据适用的工作说明，在合作伙伴开展工作的过程中进行检查，但该等检查仅出于确认工作是否完成之目的。未经GX事前授权，合作伙伴无权以GX名义或代表GX作出承诺和行事，也不得使GX承担任何额外的义务或责任。
4.2Partner’s Personnel. Partner shall be solely responsible for the employment, control, and conduct of all Partner’s Personnel, and Partner shall be solely responsible for making all withholdings and payments of all payroll taxes and similar obligations, including income taxes, social security contributions, disability premiums, workers compensation, and/or any similar taxes and fees relating to the Engineering Services, for each of Partner’s Personnel authorized to perform hereunder. As such, Partner’s Personnel are not entitled to any employment rights or benefits from GX or its Affiliates and shall in no way be deemed and/or construed to be employees of GX or its Affiliates. Neither GX nor its Affiliates shall have power to hire, discipline or fire Partner’s Personnel or to supervise or control the work schedules or conditions of employment.
合作伙伴的人员。合作伙伴应完全负责合作伙伴所有人员的雇佣、管理和行为，负责为合作伙伴经授权履行本协议项下工作的每个人员代扣代缴所有工资税和类似义务，包括所得税、社保缴费、残疾人就业保障金、劳工补偿险和/或与工程服务相关的任何类似税费。因此，合作伙伴的人员无权从GX或其关联方获得任何劳动关系方面的权益，也不得被视为或解释为GX或其关联方的员工。GX及其关联方均无权雇佣、惩戒或解雇合作伙伴的人员，也无权监督或控制工作时间安排或雇佣状况。
4.3On-Site Restriction. Without the prior written authorization of a Party, the other Party shall not permit any of its Personnels to work on-site at any facilities, buildings, or premises owned or leased by such Party or its Affiliates.
现场限制。未经一方事先书面授权，另一方不得允许其任何人员在对方或其关联方拥有或租用的任何设施、建筑物或场所现场工作。
4.4Third Party Subcontractors. The Partner may engage third-party suppliers, vendors, and other subcontractors (collectively, "Subcontractors") to perform all or part of its obligation hereunder under this Agreement, subject to the terms and conditions of this Section 4.4:

4.5(1) The Partner shall require any and all such Subcontractors to assign to the Partner, in writing and by commitment, for the benefit of GX and other relevant entities separately confirmed by the Parties ("Designated Entities"), the Intellectual Property Right generated from the performance of this Agreement that is permitted to be licensed, and such authorization shall include the right for the Partner to sublicense;
4.6(2) If the Partner fails to obtain the right to sublicense any Intellectual Property Right, it shall clearly identify and inform GX of the circumstances regarding the design of such technology or Parts prior to the design commencement Milestone;
4.7(3) If GX or a Designated Entity needs to obtain a license for the relevant Intellectual Property Right: (x) for suppliers directly or indirectly controlled by the Partner's Directly Appointed Supplier, the Partner shall ensure that GX or the Designated Entity obtains the license for such Intellectual Property Right; (y)for other third-party suppliers, the Partner shall use commercially reasonable efforts to assist GX or the Designated Entity in obtaining the license for such Intellectual Property Right; and (z) if, after such efforts, GX or the Designated Entity still fails to obtain the Intellectual Property Right license, the Parties shall jointly negotiate to determine an alternative solution.
4.8The Partner shall, through contractual arrangements, require all Subcontractors to seek payment solely from the Partner and to be bound by all terms and conditions of this Agreement.
第三方承包商。合作伙伴可聘请第三方供应商、销售商和其他分包商（统称为“分包商”）履行本协议项下的工程服务，但需符合本第4.4条的条款和条件：（1）合作伙伴应要求任何及所有该等分包商以书面方式及承诺：为GX及双方另行确认的相关主体（“指定主体”）的利益，向合作伙伴转让或许可因履行本协议所产生的知识产权，且该等授权应包括合作伙伴可再许可的权利；（2）若合作伙伴未能取得某项知识产权的再许可权利，应在设计着手里程碑前向GX明确识别并告知GX涉及该等技术或零部件的相关情况；（3）若GX或指定主体需要获取相关知识产权的许可，则（x）对于由合作伙伴直接委托供应商直接或间接控制的供应商，合作伙伴应确保GX或指定主体获得该等知识产权的许可；（y）对于其他第三方供应商，合作伙伴应尽商业上的合理努力协助GX或指定主体取得该等知识产权的许可；（z）若经上述努力后，GX或指定主体仍未能取得知识产权许可，双方应

共同协商确定替代方案。合作伙伴应通过合同要求所有分包商仅可向合作伙伴主张付款，并受本协议所有条款和条件的约束。

5.CONFIDENTIAL INFORMATION
保密信息
5.1Confidential Information. “Confidential Information” means all non-public, confidential or proprietary information and materials of Disclosing Party and its Affiliates furnished by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), including but not limited to all drafts, copies, summaries, and extracts of any of the foregoing, and/or otherwise arising from and/or in connection with this Agreement, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked as such, including trade secrets. Confidential Information shall not include any information that: (a) is or becomes generally available to the public other than as a result of Receiving Party’s breach of this Agreement (except for personally identifiable information which shall remain Confidential Information); (b) is obtained by Receiving Party on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; or (c) Receiving Party establishes by documentary evidence, was lawfully in Receiving Party’s possession prior to the date of disclosure hereunder. It is further contemplated that the terms and existence of this Agreement shall be treated as Confidential Information. Both Parties acknowledge that the Confidential Information of the Partner shall include the Confidential Information of the Partner's Directly Appointed Supplier in this Agreement.
保密信息。“保密信息”是指由一方或代表一方（“披露方”）向另一方（“接收方”）提供的披露方及其关联方的所有非公开、保密或专有的信息和材料，包括但不限于任何上述各项的初稿、复制件、概要和摘录，和/或因本协议和/或与本协议有关而以其他方式产生的所有非公开、保密或专有的信息和材料，无论是口头披露的还是通过书面形式、电子形式或其他形式或媒体披露或获取的，也不论是否有该等标注，包括商业秘密。保密信息不包括以下任何信息：（1）非因接收方违反本协议而为或成为公众普遍可获得的信息（可识别个人身份的信息除外，该等信息应仍为保密信息）；（2）接收方在非保密的情况下从法律或合同未限制其披露该等信息的第三方处获得的信息；或（3）接收方有书面证据证实其在本协议项下披露日期之前就已合法占有的信息。双方进一步约定，本协议的条款和存在应被视为保密信息。双方确认，在本协议中，合作伙伴的保密信息应包含合作伙伴直接委托供应商的保密信息。

5.2Restricted Use. All Confidential Information is and shall remain the property of Disclosing Party at all times. Receiving Party shall use such Confidential Information only to the extent necessary to fulfill its obligations under this Agreement and any applicable SOW. Upon Disclosing Party’s request or the termination of this Agreement, whichever is earlier, Receiving Party shall promptly return all documents and other materials containing Confidential Information, except that GX may retain the delivered Deliverables, provided that, GX shall still assume the confidentiality obligation of the other Party's Confidential Information contained in the Deliverables（if any） as agreed herein.
受限使用。所有保密信息始终都是且仍是披露方的财产。接收方应将该等保密信息仅用于（在必要的范围内）履行其在本协议和任何适用的工作说明项下的义务。在披露方请求后或本协议终止后（以较早者为准），接收方应立即归还包含保密信息的所有文件和其他资料。但GX可保留已交付的交付物，GX仍应按本协议约定对交付物中包含的合作伙伴的保密信息（如有）承担保密义务。
5.3Nondisclosure. Receiving Party and Receiving Party’s Representatives agree and acknowledge that it shall have no proprietary interest in the Confidential Information and shall not disclose, communicate nor publish the nature or content of such Confidential Information to any person or entity, nor use, except as authorized in writing by Disclosing Party, any of the Confidential Information it (or any of the Receiving Party’s Representatives) produces, receives, acquires or obtains from the Disclosing Party and/or as a result of or arising from this Agreement. The Receiving Party shall take (and cause the Receiving Party’s Representatives to take) all necessary steps to ensure that the Confidential Information is securely maintained, including by causing all Receiving Party’s Representatives to sign a non-disclosure agreement regarding the Confidential Information herein with no less restrictive terms than the ones contained in this Section 5.3 before the permissible disclosure of any such Confidential Information. In the event the Receiving Party (or any of the Receiving Party’s Representatives) becomes legally compelled to disclose any of the Confidential Information, Receiving Party shall (1) immediately notify the Disclosing Party of any such disclosure requirement to the extent permitted by applicable law; (2) take the measures reasonably requested by the Disclosing Party to avoid or limit such disclosure; and (3) disclose only the minimum amount of Confidential Information necessary to satisfy the legal requirement..
5.4不披露。接收方和接收方代表同意并承认：其不享有保密信息的所有权，且不得向任何人或实体披露、传达或公布该等保密信息的性质或内容，也不得使用（经披露方书面授权的除外）其（或接收方的任何代表）从披露方处和/或因本协议而制作、接收、获取或获得的任何保密信息。接收方应采取（并促使接收方代表采取）所有必要措施，确保保

密信息得到安全维护，包括促使所有接收方代表在经允许披露任何该等保密信息之前签署有关本协议所载保密信息的保密协议，其中条款的限制程度不低于本第5.3条中所载的限制性条款。如果接收方（或任何接收方代表）依法须披露任何保密信息，接收方应：(1)在适用法律允许的范围内，立即通知披露方任何此类披露要求；(2)采取披露方合理要求的措施以规避或限缩此类披露；以及 (3) 仅披露足以满足依法要求的最少量的保密信息。
5.5Remedies. Receiving Party agrees that any breach or threatened breach of this Section 5 could cause not only financial harm, but also irreparable harm, to Disclosing Party, and that money damages will not provide an adequate remedy. As such, in addition to any other rights or remedies provided hereunder or by applicable Law, Disclosing Party shall be entitled to seek injunctive relief in any court of law with appropriate jurisdiction for any threatened or actual breach of this Section 5, without proof of damages or the need to post security. Pursuit of any remedy at law shall not be deemed as an election of remedies.
救济。接收方同意：任何违反或可能违反本第5条规定的情形不仅可能会给披露方造成经济损害，还可能会对其造成不可挽回的损害，而金钱赔偿将无法充分补偿损失。因此，除了本协议或适用法律项下规定的任何其他权利或救济以外，披露方还有权就任何可能违反或实际违反本第5条规定的情形向具有适当管辖权的任何法院寻求禁令性救济，而无需提供损失证明或担保。根据法律寻求任何救济不应被视为对救济的选择。

6.INTELLECTUAL PROPERTY
知识产权
6.1Ownership. Each of the Parties acknowledges and agrees that:
所有权。每一方均确认和同意：
6.1.1Each Party shall remain the sole and exclusive owner of its Background Intellectual Property;
每一方均保留对其背景知识产权的排他性的所有权；
6.1.2GX does not transfer to Partner any of its Background Intellectual Property Rights, and Partner may not use any of GX’s Background Intellectual Property Rights other than to develop, produce and supply Cooperative Model and Engineering Services to GX hereunder;
GX未将任何GX背景知识产权转让给合作伙伴，且合作伙伴也不得将任何GX背景知识产权用于按照本协议规定开发、生产和向GX提供合作车型和工程服务以外的任何目的；
6.1.3Partner does not transfer to GX any of Partner’s Background Intellectual Property Rights; and GX may not use any of Partner’s Background Intellectual Property Rights other than to develop, produce，procure use, sale of Cooperative Model, and after-sales service hereunder.

合作伙伴未将任何合作伙伴背景知识产权转让给GX；且GX也不得将任何合作伙伴背景知识产权用于按照本协议规定开发、生产、促使使用、销售合作车型和售后服务以外的任何目的；
6.1.4All Foreground Intellectual Property Rights arising from this Agreement will be owned by GX; GX has full rights, ownership and benefits for the Foreground Intellectual Property Rights and GX has the right to use (including sub-licensing), develop and transfer the Foreground Intellectual Property Rights in the way it wishes without hindrance;
本协议项下产生的所有前景知识产权将归GX所有；GX对前景知识产权享有全部权利、所有权和利益，且GX有权按其希望的方式不受妨碍地使用（包括再许可）、开发和转让前景知识产权；
6.1.5GX shall license the Foreground Intellectual Property Rights under this agreement to Partner and its Subcontractors, solely for the purpose of enabling the Partner and its Subcontractors to produce and supply relevant Parts of Cooperative Model and provide Engineering Services to GX （and the company determined by both Parties）for the purposes of this Agreement. This license shall be royalty-free.
GX应将本协议下的前景知识产权许可给合作伙伴及其分包商，仅用于合作伙伴及其分包商为GX生产和向GX或指定主体为本协议的目的供应合作车型相关的零部件及提供工程服务，该授权免许可费。
6.2License of Foreground Intellectual Property Rights. Upon signing this Agreement, the Parties shall immediately negotiate and sign a separate intellectual property licensing agreement regarding GX’s licensing of the Foreground Intellectual Property Rights to Partner.
前景知识产权许可。本协议签署后，双方应立即就GX向合作伙伴许可前景知识产权事宜进行协商并另行签署知识产权许可协议。
6.3Infringement Liability for Intellectual Property Rights. GX shall be liable for and handle the following situations of Intellectual Property Right infringement arising from the Deliverables under this Agreement, regardless of whether it is attributable to the Foreground Intellectual Property Rights, GX’s Background Intellectual Property Rights or Partner’s Background Intellectual Property Rights. Partner shall provide necessary assistance, such as providing relevant technical documentation, as well as facilitating communication with relevant suppliers to providing relevant technical documentation.
知识产权的侵权责任。因本协议项下的交付物而产生的知识产权侵权责任的以下情形（无论归因于前景知识产权、GX背景知识产权或合作伙伴背景知识产权），均由GX承担

责任并处理。合作伙伴应提供必要的协助，例如提供相关技术资料、协助联系相关供应商提供相关技术资料。
(1)Intellectual property rights infringement liability arising from the sale, offer for sale, import, or manufacture of vehicles and Parts by GX in connection with the Deliverables under this Agreement;
GX销售、许诺销售、进口、制造的车辆及零部件因本协议项下的交付物而产生的知识产权侵权责任；
(2)Intellectual property rights infringement liability arising from the manufacture, import, sale, or offer for sale of vehicles and Parts by GX on behalf of others in connection with the Deliverables under this Agreement;
GX委托他人制造、进口、销售、许诺销售的车辆及零部件因本协议项下的交付物而产生的知识产权侵权责任；以及
(3)Intellectual property rights infringement liability arising from GX’s use of, authorization of others (including Partner) to use for GX’s commercial purposes, or authorization of third parties (excluding Partner) to use the Deliverables under this Agreement.
GX使用、GX授权他人（包括合作伙伴）为GX的商业目的使用、GX授权第三方（不包含合作伙伴）使用因本协议项下的交付物而产生的知识产权侵权责任。
6.4FTO Search. For the Deliverables under this Agreement, Partner shall conduct a reasonable Free Implementation (FTO) search upon request from GX and notify GX in writing of any potential Intellectual Property Right infringement risks identified. The cost of the FTO search shall be borne by GX, and the specific amount shall be based on a quotation agreement issued by Partner based on reasonable workload. If the infringement risks identified cannot be avoided through commercially reasonable redesign or circumvention measures, the Parties shall jointly negotiate to obtain the necessary licenses or authorizations from relevant third parties. If, after the Parties have made commercially reasonable efforts, unless otherwise agreed, the necessary licenses or authorizations cannot be obtained within thirty (30) days after either Party has written confirmation of the need, the Parties shall separately negotiate subsequent handling measures, including suspending or terminating the affected project or component and exploring alternative technologies or solutions, or renegotiating the terms of the collaboration to address the unresolved infringement risks. Issues concerning the license of Standard Essential Patents involved in the Deliverables under this Agreement and the risks of intellectual property infringement litigation arising from such Standard Essential Patents(“SEPs”) shall be handled and resolved independently by GX and are not within the scope of the FTO search provided that the licensing fee for such SEPs are not included in the quotation provided by Partner.
专利自由实施检索。对于本协议下的交付物，应GX要求，合作伙伴应进行合理的自由实施（FTO）检索，并书面通知GX检索到的潜在知识产权侵权风险。FTO检索所产生的费用由GX承担，具体金额以合作伙伴基于合理工作量出具的报价单为准。如果检索到的侵权风险无法通过商业上合理的重新设计或规避措施来避免，双方应共同协商，从相关第三方获得必要的许可或授权。如果在双方做出商业上合理的努力后，除另有约定外，在任何一方书面确定需要后的三十（30）天内仍无法获得必要的许可或授权，双方应另行协商后续处理措施，包括暂停或终止受影响的项目或组件，探索替代技术或解决方案，或重新协商合作条款以解决未解决的侵权风险。关于工程服务协议下的交付物涉及的标准必要专利的使用许可问题及因该标准必要专利引起的知识产权侵权诉讼风险，若该标准必要专利许可费用未包含在合作伙伴提供的报价中的，由GX独立处理与解决，不在FTO检索的任务范围。
6.5Standard Essential Patents. Regarding the Standard Essential Patents involved in the Deliverables under this Agreement, Partner agrees, at GX’s request, to assist GX in obtaining relevant licenses to the following extent, provided that it does not violate applicable law and its confidentiality obligations to third parties:
标准必要专利。关于本协议下交付物涉及的标准必要专利，合作伙伴同意应GX的请求，在不违反适用法律和其对第三方承担的保密义务的前提下，在以下范围内提供协助GX获得相关许可：
(1)Supply Chain Information Sharing. Upon GX’s reasonable written request, Partner agrees disclose to GX information on key Parts directly related to the Deliverables and provided by the suppliers of Partner’s Directly Appointed Supplier, including the supplier’s name and a basic functional description of the Parts.
供应链信息分享。应GX书面合理请求，合作伙伴同意向GX披露与交付物直接相关的、由合作伙伴直接委托供应商的供应商所提供的核心零部件信息，包括供应商名称及该零部件的基本功能描述。
(2)License Status Notification. Partner will inform GX of the scope of licensors and the general range of licensed Parts for which it has obtained SEPs license for the manufacture and use of the Deliverables by Partner and whether the licensing fee for SEPs related to the Deliverables in the Target Market have been paid by Partner’s Directly Appointed Supplier or its suppliers. This notification does not constitute a disclosure of the license terms, nor does it constitute any representation or warranty by Partner regarding the license status of its suppliers or licensors.
许可状态告知。合作伙伴将告知GX，就合作伙伴自身制造、使用该交付物已获得的标准必要专利许可的许可方范围及许可零部件的大致范畴，以及交付物在目标市场涉及的标准必要专利许可费是否已由合作伙伴直接委托供应商或其供应商付清。该告知不构成合作伙伴对许可条款的披露，也不构成合作伙伴对其供应商或许可方许可状态的任何陈述或保证。
(3)General Consultation. Partner will provide informal, consultative advice on general industry practices known to Partner that relate to the information in items (1) and (2) above.
一般咨询。合作伙伴将提供，其所知晓的、与上述（1）、（2）项信息相关的行业一般实践，提供非正式的、咨询性的意见。
For the avoidance of doubt, under no circumstances should Partner’s assistance be construed as Partner assuming any responsibility for the completeness or accuracy of the information provided (except for intentional concealment or fraud), or as Partner undertaking any obligation to obtain any SEPs licenses for GX. GX shall maintain strict confidentiality obligations regarding all supply chain information and license status information provided by Partner, and the confidentiality period shall be ten (10) years after the termination of this Agreement.
为明确起见，合作伙伴的协助行为，在任何情况下均不应被解释为合作伙伴对其提供信息的完整性、准确性承担任何责任（但故意隐瞒或欺诈除外），或者合作伙伴承担为GX获得任何标准必要专利许可的义务。GX应对合作伙伴提供的所有供应链信息及许可状态信息承担严格的保密义务，保密期限为本协议终止后10年。
6.6Patent Application. GX shall be exclusively responsible for the patent application related to the Foreground Intellectual Property Rights. Subject to compliance with the provisions thereof regarding the ownership of Foreground Intellectual Property Rights under this Agreement, Partner shall assist GX in its patent application, the Parties shall separately agree upon any patent applications and necessary assistance for specific patents.
专利申请。GX应全权负责与前景知识产权相关的专利申请。在不违反本协议对前景知识产权权属约定的前提下，合作伙伴应协助GX进行专利申请，具体专利申请以及所需协助由双方另行协商。

6.7Prohibited Acts. Neither Party shall:
禁止行为。每一方均不得：
6.7.1take any action that may interfere with the other Party’s Intellectual Property Rights, including such other Party’s ownership or exercise thereof;
采取可能妨碍另一方知识产权（包括该另一方的所有权或对其知识产权的行使）的任何行为；
6.7.2make any Claim or take any action adverse to such other Party’s ownership of its Intellectual Property Rights;
对于该另一方对其知识产权的所有权，提出任何不利的权利主张或采取任何不利的行为；
6.7.3register or apply for registrations, anywhere in the world, of the other Party’s trademarks, patents or copyrights, or any other trademark, patent or copyright that is similar to such other Party’s trademarks, patents or copyrights or that incorporates such trademarks, patents or copyrights in whole or in confusingly similar part;
在世界任何地方注册/登记或申请注册/登记另一方的商标、专利或著作权或者与该另一方的商标、专利或著作权类似的或者包含该等商标、专利或著作权的整体或令人混淆的类似部分的任何其他商标、专利或著作权；
6.7.4use any mark, anywhere, that is confusingly similar to the other Party’s trademarks;
在任何地方使用因与另一方的商标相似而令人混淆的任何标识；
6.7.5misappropriate any of the other Party’s trademarks for use as a domain name, trade name or social media account name without such other Party’s prior written consent; or
未经另一方事先书面同意，侵占该另一方的任何商标用作域名、商号或社交媒体帐户名称；或者
6.7.6alter, obscure or remove any of the other Party’s trademarks or trademark or copyright notices or any other proprietary rights notices placed on the Parts purchased under this Agreement, marketing materials or other materials.
涂改、掩盖或消除按本协议规定购买的零部件、营销材料或其他材料上另一方的任何商标、商标或著作权说明或任何其他专有权利说明。
6.8License of Partner’s Background Intellectual Property Rights. The Partner hereby grants to GX an irrevocable, royalty-free, non-exclusive license to Partner’s Background Intellectual Property Rights. The licensees under this license shall be GX, its Affiliates, and the Designated Entities mutually confirmed by the Parties in writing. The license granted herein is limited to the following Background Intellectual Property Rights: (1) patents and software copyrights owned by the Partner’s Directly Appointed Supplier and used in the Super One vehicle model;

(2) intellectual property rights in technical solutions, designs, code, data, and technical information that are explicitly and completely documented in the Deliverables and can be directly derived from the Deliverables themselves; and (3) for the intellectual property rights required for the Super One vehicle model that is not documented in the Deliverables, the specific scope of the license shall be separately agreed upon by the Parties. The license expressly excludes the following Background Intellectual Property Rights: (1) intellectual property rights in technical solutions, source code (unless provided as part of the Deliverables), data, and technical information that are not explicitly and completely documented in the Deliverables; and (2) the Partner’s name, logos, emblems, and/or any other trademarks.
6.9The Licensee is entitled to use the licensed Intellectual Property Rights within the following scope: within the Target Market as stipulated in this Agreement and Hong Kong, (1) during the cooperation period between GX and the Partner regarding Super One, solely use the Partner’s Background Intellectual Property Rights for the use (including development and compliance certification, etc.), production, importation, offer for sale, and sale (including after-sales services) of the Cooperative Model and the Parts; (2) outside the cooperation period between GX and the Partner regarding Super One, solely use the Partner’s Background Intellectual Property Rights for after-sales services (including importation) for the Parts of Super One vehicles already sold.
6.10This license is non-transferable, and the licensees shall not sublicense it to any third party without the Partner's prior written consent. If GX genuinely needs to sublicense due to the need for development of Cooperative Model and Product under this Agreement, the Parties shall separately negotiate and reach a written agreement.
6.11If the Background Intellectual Property involved in this license contains third-party Intellectual Property Right for which the Partner does not have the right to sublicense, the Parties shall handle such matters separately with reference to the provisions of Section 4.4.
合作伙伴背景知识产权的许可。合作伙伴在此授予GX一项关于其背景知识产权的、不可撤销的、免许可费的非排他性许可。本许可的被许可方为GX、其关联方及双方书面确认的指定主体。本许可所述的背景知识产权仅限于以下内容的授权：（1）Super One车型使用的合作伙伴直接委托供应商拥有的专利和软件著作权；（2）明确、完整记载于交付物中且基于交付物本身可直接获得的技术方案、设计、代码、数据、技术信息的知识产

权；（3）用于Super One车型所需的交付物未记载的知识产权，双方另行协商具体授权内容。本许可所述的背景知识产权明确排除以下内容的授权：（1）未明确、完整记载于交付物中的技术方案、源代码（除非已作为交付物一部分提供）、数据、技术信息的知识产权。（2）合作伙伴的名称、标识、标志和/或任何其他商标。
被许可方有权在以下范围内使用许可知识产权：根据本协议约定的目标市场及香港，①在GX与合作伙伴就Super One合作期间内，仅将合作伙伴背景知识产权用于合作车型和零部件的使用（含开发、合规认证等）、生产、进口、许诺销售、销售（含售后服务）。②在GX与合作伙伴就Super One合作期间外，仅将合作伙伴背景知识产权用于已售Super One车型的零部件的售后（含进口）服务。
本许可不可转让，且未经合作伙伴事先书面同意，被许可方不得将其再许可给任何第三方。如因本协议项下合作车型和零部件开发之需要，GX确需进行再许可，双方应另行协商并达成书面协议。
若本许可所涉背景知识产权中包含合作伙伴无再许可权的第三方知识产权，双方应参照第4.4条约定另行处理。
6.12Partner’s Representatives. Partner shall ensure that all Partner Representatives performing or engaged under this Agreement are informed of GX's rights hereunder and the Partner's related obligations. Furthermore, the Partner shall provide any necessary legal notices in accordance with applicable laws to ensure that any Foreground Intellectual Property Right developed by or on behalf of any such Partner Representatives shall vest in GX in accordance with the terms of this Agreement.
合作伙伴代表。合作伙伴应确保向根据本协议履约或聘请的所有合作伙伴代表告知GX在本协议项下的权利以及合作伙伴所承担的相关义务，且合作伙伴应根据适用法律的规定提供任何必要的法律通知，以确保由或代表任何该等合作伙伴代表开发的任何前景知识产权按本协议的约定归属于GX所有。
6.13License to Third Party Content. To the extent third party content intellectual property of any kind is embodied in any Deliverables, and Partner does not have the right to sublicense related Intellectual Property Rights of such third party, the Parties shall refer to Section 4.4 for performance.
许可使用第三方内容。如果任何可交付成果中包含任何类型的第三方内容知识产权，并且合作伙伴无权再许可该第三方的相关知识产权，双方应依据第4.4条履行。
6.14Trademarks. Each Party shall not have any right to use the names, logos, symbols and/or any other trademarks of the other Party or its Affiliates and the Partner's Directly Appointed

Supplier unless and until each such use is approved in advance and in writing by the other Party. Each Party shall not directly or indirectly obtain or attempt to obtain during the Term or at any time thereafter, any right, title or interest in or to said marks of the other Party. Each Party may, at its sole discretion and at any time upon written notice to the other Party, withdraw the permission to allow the other party to use the said marks. Upon service of such notice, each Party shall immediately discontinue use of the marks. Any press release or announcement by each Party in connection with this Agreement and/or the subject matter thereof must be pre-approved in writing by the other Party in each instance.
商标。一方不应使用另一方及另一方的关联方和合作伙伴直接委托供应商的名称、标识、标志和/或任何其他商标，除非且直至事先获得另一方的书面同意。在本协议期限内及此后任何时间，一方均不得直接或间接获取或试图获得另一方上述标识的任何权利、所有权或利益。一方可在书面通知另一方后随时自行决定撤销有关允许另一方使用上述标识的许可。在该等通知送达后，另一方应立即停止使用该等标识。对于一方涉及本协议和/或本协议标的事项的关系所作的任何新闻发布或公告，每次均须事先获得另一方书面同意。

7.PAYMENTS; INVOICES; EXPENSES
付款、发票、费用
7.1Payments. For the Engineering Services to be performed hereunder, payments (including advance payments) will be executed in accordance with Appendix 2 – Quotation Agreement. GX will pay by wire transfer of immediately available funds in RMB to the following bank account designated by Partner in the manner and at the times indicated in Quotation Agreement.
付款。付款（包括预付款）将根据本协议附件二-报价单执行。GX将按照附件二-报价单中规定的方式和时间，以人民币通过电汇方式分期支付至合作伙伴指定的如下银行账户。
Partner Bank Account Information
Beneficiary: ***
A/C NO.: ***
Bank: ***
SWIFT: ***
收款人名称：***
收款人账号：***

收款人银行：***
SWIFT: ***
7.2Correct Invoice. Unless otherwise specified in this Agreement or the relevant Statement of Work (SOW), the Partner shall issue a Correct Invoice to GX upon reaching the payment milestones agreed in the quotation agreement. GX shall have the right to return any invoice or related documentation that does not satisfy the requirements of a " Correct Invoice," and shall be entitled to withhold payment of the amount corresponding to such invoice during the period in which a good faith dispute regarding the invoice remains unresolved between the Parties. The Partner shall promptly re-issue a proper invoice after such dispute is resolved. If the Partner is required to resubmit or re-issue a Correct Invoice, the payment term shall be recalculated from the date on which GX receives the latest proper invoice. GX's failure to withhold or delay payment of any invoice shall not constitute a waiver of any of its rights under this Agreement (including any SOW), including rights related to performance disputes, disputed amounts, or overpayments.
正确发票。除非本协议或相关工作说明中另有说明，合作伙伴应在达到报价单中约定的GX付款节点后向GX开具正确发票。GX有权退回不符合“正确发票”要求的发票或相关文件，并有权在双方对发票存在善意争议为解决期间，暂不支付相关发票对应款项。合作伙伴应在解决该等争议后，及时重新开具正确发票。如果合作伙伴需重新提交或重新开具正确发票，付款期限应自GX收到最新的正确发票之日起重新计算。GX未拒付或延期支付某一发票，不构成其对本协议（包括任何工作说明）项下的任何权利（包括履约争议、争议金额或超额付款）的放弃。
7.3Expenses. Unless otherwise specifically set forth in the relevant SOW, Partner shall bear all of its own expenses arising from the performance of its obligations under this Agreement. If, pursuant to the relevant SOW, GX is to reimburse certain expenses of Partner, such expenses must be pre-approved in writing by GX prior to submission of a Correct Invoice and accompanied by receipts and supporting documentation acceptable to GX. GX shall reimburse such expenses to Partner within 15 business days after receipt of a Correct Invoice. All expenses incurred by the Partner that is not pre-approved by GX or not otherwise meeting the requirements of this Agreement or SOW shall be the Partners’ sole responsibility.
费用。除非相关工作说明中另有明确规定，合作伙伴应承担其为履行其在本协议项下的义务所产生的全部费用。如果根据相关的工作说明，GX将偿付合作伙伴的某些费用，则该等费用须先获得GX事前书面批准，并在提交发票时附上相应收据和GX认可的支持文件。GX应在收到正确发票后15个工作日内向合作伙伴偿付此类费用。未经GX事前书面

批准，或不符合本协议或工作说明要求的所有合作伙伴发生的费用，均由合作伙伴自行承担。

8.PART SUPPLY
零部件供应
8.1GX shall provide a rolling lifecycle production forecast and quarterly, monthly production forecasts to Partner in writing.
GX应以书面形式向合作伙伴提供滚动生命周期生产预测和季度、月度生产预测。
8.2If actual demand deviates by more than twenty percent (20%) from forecast and there is a risk of supply shortage or inventory stagnation, GX shall promptly notify Partner, and the Parties shall confer in good faith to formulate and implement mitigation solutions, including but not limited to production rescheduling, buffer stock adjustments, or purchase plan revisions.
如果实际需求与预测偏差超过百分之二十（20%），并且存在供应短缺或库存停滞的风险，GX应及时通知合作伙伴，双方应善意协商制定和实施缓解解决方案，包括但不限于重新安排生产、调整缓冲库存或修改采购计划。
9.DELIVERY LOCATION; IMPORTER OF RECORD
交货地点；进口报关人
9.1Delivery Location. Partner’s delivery obligation for the Parts will be satisfied by delivery to GX EXW (Incoterms 2020) at the location mutually agreed upon by the Parties (the “Delivery Point”). Title and risk of loss shall transfer at the Delivery Point in accordance with the agreed Incoterm.
交货地点。合作伙伴对零部件的交付义务将通过在双方共同商定的地点（“交货点”）以EXW（国际贸易术语解释通则2020）方式完成。所有权和损失风险应在交货点按照约定的国际贸易术语解释通则转移。
9.2GX’s Responsibilities of U.S. Import Clearance. GX shall perform, or cause to be performed, all customs clearance, and post-entry activities for U.S. importation and shall bear all associated costs, duties, taxes, fees, penalties, and assessments, if any.
GX的美国进口清关义务。GX应执行或安排执行所有美国进口的清关和后续手续，并承担所有相关费用、关税、税款、手续费、罚款和评估费（如有）。
10.TERM; TERMINATION
期限、终止

10.1Term. This Agreement shall commence as of the Effective Date and shall continue until SOP Milestones +3 months (“Term”), unless earlier terminated as set forth in this Section 10 or otherwise set forth herein.
期限。本协议自生效日起生效，其有效期持续至直至SOP 里程碑+3个月为止（“本协议期限”），除非本协议按照本第10条的规定被提前终止，或者本协议另有规定。
10.2Termination through Mutual Agreement. This Agreement may also be terminated at any time with the written consent of both Parties.
协商一致终止。经双方协商一致并以书面形式确认，本协议可随时终止。
10.3Unliteral Termination by GX. GX may terminate this Agreement or any SOW, in whole or in part, without cause by providing at least thirty (30) days’ prior written notice to Partner. In such event, GX shall pay Partner: (a) all fees for Deliverables completed and accepted by GX as of the termination date; (b) a pro rata portion of fees for any work-in-progress not yet completed but demonstrably performed by Partner prior to the termination date; (c) all reasonable, documented, and non-cancellable costs incurred by Partner for materials, inventory, or commitments made in reliance on the SOW, provided such costs were incurred in accordance with the agreed project plan or were otherwise approved in writing by GX. Partner shall use commercially reasonable efforts to mitigate such costs. Upon GX’s request, Partner shall deliver any work-in-progress or purchased materials or inventory paid for under this clause.
GX单方面终止。GX有权提前至少三十（30）日向合作伙伴发出书面通知，终止本协议或任何工作说明书的全部或部分。在这种情况下，GX应向合作伙伴支付以下款项：（1）截至终止日，已完成且经GX验收的交付物的所有费用；（2）终止日前，已由合作伙伴实际开展但尚未完成的工作，按完成进度的比例支付相应费用；（3）合作伙伴因材料、库存或根据工作说明书作出的承诺而产生的所有合理、有文件记录且不可撤销的费用，前提是这些费用是按照商定的项目计划产生的，或得到GX的书面批准。合作伙伴应尽商业上合理的努力降低此类成本。应GX的要求，合作伙伴应交付任何未完成工作或根据本条款支付的采购材料或库存。
Fees and Costs Payable to Partner. Following Partner’s delivery to GX of a detailed itemization of all relevant fees, including sufficient supporting detail reasonably necessary for verification (the “Fee Statement”), GX shall pay to Partner all undisputed amounts set forth in the Fee Statement within thirty (30) days after GX’s receipt thereof. GX shall notify Partner in writing within fifteen (15) days after receipt of the Fee Statement of any amounts GX disputes, specifying in reasonable detail the basis for such dispute. The Parties shall promptly confer and negotiate in good faith to resolve any disputed amounts. GX shall pay any amounts subsequently agreed or finally determined to be payable within fifteen (15) days after such agreement or determination. GX’s obligation to timely pay undisputed amounts shall not be affected by the existence of any disputed amounts.
应向合作伙伴支付的费用。在合作伙伴向GX交付包含所有相关费用明细（包括合理必要的核实资料）的详细清单（以下简称“费用清单”）后，GX应在收到费用清单后三十（30）天内向合作伙伴支付所有无争议的款项。GX应在收到费用清单后十五（15）天内以书面形式通知合作伙伴其对任何款项存在争议，并详细说明争议理由。双方应立即本着诚意进行协商，以解决任何争议款项。GX应在双方达成一致或最终确定应付的款项后十五（15）天内支付该等款项。GX及时支付无争议款项的义务不受任何争议款项存在的影响。
10.4Termination With Cause. Either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party:
因故终止。如果一方（“违约方”）发生以下违约情形，另一方（“守约方”）有权在书面通知违约方后立即终止本协议：
10.4.1Materially breaches its obligations under this Agreement, and such breach is incapable of remedy, or for a remediable breach, the breaching Party fails to remedy the same within thirty (30) business days after receipt of written notice from the non-breaching Party. If GX breaches its payment obligations under Section 7.1 by failing to pay any amount within the agreed timeframe (such amount, the "Overdue Amount"), GX shall settle such amount within thirty (30) days following the date of delinquency (the "Grace Period"). (1) If GX still fails to pay the Overdue Amount upon the expiration of the Grace Period, the Partner shall be entitled to suspend the cooperation; GX shall, starting from the 31st day, pay the Partner liquidated damages at a daily rate of zero point zero two percent (0.02%) of the Overdue Amount until the date of full payment; (2) If the overdue period exceeds sixty (60) days, the Partner shall be entitled to terminate this Agreement and require GX to continue paying the liquidated damages for overdue payment along with the outstanding Overdue Amount, in which case the Parties shall conduct settlement in accordance with Section 11.3(3).
实质违反本协议项下的义务，且该等违约情形无法补救，或者对于可补救的违约，违约方在收到守约方书面通知后三十（30）工作日内未予以补救。若GX违反第7.1条规定的付款义务，未在约定期限内支付款项（该等款项称“逾期款项”），GX应在逾期后三十（30）日（称“宽限期”）内补足款项；（1）若GX在宽限期届满仍未支付逾期款项，合作伙伴有权决

定暂停合作；GX应从第31日起，按每日万分之二的标准就逾期款款项向合作伙伴支付违约金，直至付清之日为止；（2）若GX逾期超过六十（60）日，则合作伙伴有权决定终止本协议并要求GX继续支付逾期付款违约金及逾期款项，届时双方根据第11.3(3)条进行结算。
10.4.2Materially breaches the intellectual property, confidentiality, compliance, or export control provisions of this Agreement, and such breach is incapable of cure, or with respect to a breach capable of cure, the Defaulting Party does not cure such breach within ten (10) business days after receipt of written notice of such breach.
违反本协议中有关知识产权、保密、合规或出口管制的条款，且该违约无法补救；或者，对于可以补救的违约，违约方在收到守约方书面通知后十（10）个工作日内未予以补救。
10.4.3Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party (the “Affected Party”) if any of the following occurs:(1) the Affected Party files a petition for bankruptcy or insolvency, or an application for reorganization for the benefit of creditors, or an application for the appointment of a receiver or trustee for the other Party or its assets, pursuant to any laws or regulations of any jurisdiction;(2) the Affected Party is delisted from any stock exchange;(3) the Affected Party is the subject of an involuntary bankruptcy petition in any bankruptcy proceeding, and such involuntary petition is not stayed or dismissed within forty-five (45) days after its filing; or(4) the Affected Party makes an assignment of substantially all of its assets for the benefit of creditors.
For the purposes of this Clause, the "Affected Party" shall include its significant controllers under applicable laws, as well as its ultimate controllers identified through either equity ownership or contractual arrangements.
任何一方（“受影响方”）发生以下任一情况，另一方有权向其发出书面通知后立即终止本协议：（1）受影响方根据任何司法管辖区的任何法规或规章，向任何法院或机构提交破产或无力偿债申请，或为债权人的利益提交重组申请，或为受影响方或其资产指定接管人或受托人申请；（2）受影响方从任何证券交易所退市；（3）受影响方在任何破产程序中收到针对其的非自愿破产申请，且该非自愿破产申请在提交后四十五(45)天内未被中止或驳回；或（4）受影响方为债权人利益转让其大部分资产。出于本条款目的，“受影响方”应包括其在适用法律项下的重要控制人，以及无论通过股权或是协议安排认定的最终控制人。

11.EFFECT OF EXPIRATION OR TERMINATION

期满或终止的效力
11.1 Unless otherwise instructed by GX, the Partner shall, immediately upon the termination of this Agreement
除非GX另有指示，合作伙伴应在本协议终止后立即：
(1)promptly terminate all performance under this Agreement and under any outstanding SOW or PO;
终止履行本协议和任何工作说明或采购订单项下尚未履行的所有工作；
(2)transfer title and deliver to GX all Deliverables (including Cooperative Model equipment and tooling，if any);
将所有应交付物（包含合作车型设备和模具，如有）交付给GX并将其所有权转移给GX；
(3)return to GX or dispose (in accordance with GX’s instructions and reimbursement of Partner’s actual, reasonable costs associated with such disposal upon proof of costs) any property furnished by or belonging to GX;
向GX归还或按照GX的指示处置GX提供的或者属于GX的任何财产（合作伙伴实际发生的与该等处置相关的合理费用在提供凭据后可得到偿付）；
(4)Partner shall devote its best good faith use commercially reasonable efforts, prior to the effective termination date or expiration date, to cooperate with GX to minimize the losses arising from interruption of the Cooperative Model Development or Products Supply caused by termination or expiration. During this period, Partner also agrees to give GX all reasonable and prompt cooperation toward transferring, with approval of third parties in interest, all contracts and other arrangements with third parties or others, upon being duly released from the obligation thereof;
合作伙伴应在本协议终止或到期前秉承诚信原则尽商业上合理的努力与GX合作，将因终止或到期而导致合作车型开发发生的中断情形产生的损失降至最低程度。在此期间，合作伙伴还同意在正当解除其义务后合理及时配合GX在获得相关第三方同意的情况下转让与第三方或其他方的所有合同和其他安排；
(5)Remove any Partner-owned property, equipment, and/or materials（if any） located at GX's premise. If there is any Partner’s equipment and property at GX, the return and handling of such items will be negotiated separately by the Parties.
移除合作伙伴拥有的位于GX场所的任何财产、设备和/或材料（如有）。如GX处有合作伙伴的设备和财产，归还处理事宜双方另行协商。

11.2Expiration or termination of the Term will not affect any rights or obligations of the Parties that:
本协议期限届满或终止不会影响双方的以下任何权利或义务：
(1)come into effect upon or after termination or expiration of this Agreement; or
在本协议终止或期满之后生效的权利或义务；或
(2)otherwise survive the expiration or termination of this Agreement pursuant to Section 11.6 and were incurred by the Parties prior to such expiration or earlier termination.
按照本协议第11.6条的规定因其他原因在本协议期满或终止后继续有效的、双方在该等期满或提前终止之前产生的权利或义务。
11.3Upon the expiration or earlier termination of this Agreement, each Party shall:
本协议期满或提前终止后，双方应履行以下义务：
(1)Each Party shall return to the other Party or destroy (as instructed by the other Party) all documents, tangible materials, and copies thereof that contain, reflect, incorporate, or are based on the other Party's Confidential Information. The following circumstances are excepted: (1) GX shall have the right to retain the Partner's Confidential Information contained within the accepted deliverables to the extent necessary for the use of such deliverables, provided that GX's continued use and the Confidential Information itself remain subject to the obligations under this Agreement; and (2) copies that must be retained to comply with internal compliance or record-keeping policies, provided that such retained information shall continue to be bound by the confidentiality provisions of this Agreement.
每一方应向另一方归还或销毁（根据另一方的指示）包含、反映、纳入或基于另一方保密信息的所有文件、有形材料及其复制件。但以下情形除外：（1）GX有权保留为使用已验收的交付物所必需的、包含在交付物中的合作伙伴保密信息，但前提是，GX对该等信息的继续使用及保密信息仍须遵守本协议义务；（2）为遵守内部合规或记录保存政策而必须保留的复制件，但该等保留的信息仍须继续受本协议保密条款的约束。
(2)Each Party shall permanently delete the other Party's Confidential Information from its computer systems and storage devices, except for electronic copies that must be retained pursuant to its internal compliance or record-keeping policies, which shall remain subject to the confidentiality provisions of this Agreement.

各方应永久性地从其计算机系统及储存设备中删除另一方的保密信息，但根据其内部合规或记录保存政策要求必须保留的电子副本除外，该等电子副本仍受本协议保密条款约束；
(3) For any Engineering Services work that remains uncompleted as of the termination date, the Partner shall refund to GX all fees and expenses previously paid in advance on a pro-rata basis. For any unpaid Engineering Services work that has been actually performed by the Partner and confirmed by GX in writing as of the termination date, GX shall pay the corresponding fees and expenses to the Partner upon receipt of a compliant invoice; and
对于截至终止日尚未完成的任何工程服务工作，合作伙伴应按比例向GX退还已预先支付的所有费用和开支。对于截至终止日，合作伙伴已实际开展且经GX书面确认的任何尚未付款的工程服务工作，GX应在收到合规票据后，向合作伙伴支付相应的费用和开支；以及
(4)Within thirty (30) days after the termination of this Agreement, each Party shall confirm to the other Party in writing that it has complied with all of its obligations under Section 11.3 of this Agreement.
在本协议终止后三十（30）日内，每一方应以书面形式向对方确认其已遵守本协议第11.3条项下的所有义务。
11.4Neither Party will be liable to the other Party for any damage of any kind incurred by the other Party by reason of the expiration or earlier termination of this Agreement. Termination of this Agreement will not constitute a waiver of either Party’s rights, remedies or defenses under this Agreement, at law or otherwise.
任何一方均不承担另一方因本协议期满或终止而遭受的任何类型的损害。本协议的终止不构成放弃任何一方在本协议、法律或其他规定项下的权利、救济或抗辩。
11.5Setoff; Withholding. Without limiting Partner’s other rights or remedies, Partner may set off or withhold amounts then due to GX against undisputed amounts then due from GX to Partner arising from or relating to the Agreement or any SOW, provided that Partner gives GX at least fifteen (15) business days’ written notice in advance and provides reasonable written breakdown of any setoff (including detailed grounds and amounts for the offset). The Parties should negotiate amicably regarding the offsetting matters. Under no circumstances shall Partner exercise its right of offsetting or withholding for disputed amounts. Regarding the refund of fees and expense for engineering services that were not completed by the termination date, the Parties shall proceed in accordance with Section 11.3(3) of this Agreement.
抵销；扣缴。在不限制合作伙伴其他权利或救济措施的前提下，合作伙伴可将届时应付GX的款项与GX届时应付合作伙伴的、因本协议或任何工作说明而产生或与之相关的无争议款项进行抵销或扣缴，但前提是合作伙伴应提前至少十五（15）个工作日向GX发出书面通知并提供任何抵销的合理书面明细（包含详细的抵销依据和金额）。双方应就抵销事项友好协商。任何情况下，合作伙伴不得为有争议的款项行使抵销或扣缴权利。对于截至终止日尚未完成的工程服务的费用和成本退回事宜，双方根据本协议第11.3(3)条执行。
11.6Survival. Notwithstanding any other terms hereof, the rights and obligations of the Parties set forth in Sections 4, 5, 6, 7, 10, 11, 12, and 14, and any other terms under a SOW indicated as surviving, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.
继续有效。尽管本协议中有任何其他条款，第4条、第5条、第6条、第7条、第10条、第11条、第12条和第14条中规定的双方的权利和义务以及工作说明项下表明继续有效的任何其他条款和双方在本协议中因其性质在本协议终止或期满后应当继续有效的任何权利或义务，在本协议终止或期满之后继续有效。
11.7REPRESENTATIONS AND WARRANTIES
陈述与保证
11.8Each Party’s Representations and Warranties. From the Effective Date of this Agreement, each Party represents and warrants to the other Party as follows:
11.9(1) It is a legal entity duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation;
11.10(2) It has the full power and authority to execute and perform this Agreement, and the execution and performance of this Agreement do not violate its articles of association, internal regulations, or any agreement, judgment, or legal order binding upon it;
11.11(3) Its performance of the obligations under this Agreement will at all times comply with all applicable laws, regulations, and regulatory requirements; and

11.12(4) There are no pending litigations, arbitrations, or administrative investigations that would have a material adverse effect on its ability to perform its obligations under this Agreement.
11.13每一方的陈述与保证。自本协议生效之日起，每一方向另一方陈述并保证如下：
(1)其为依据其注册地法律正式成立、有效存续且资格完备的法律实体；
(2)其拥有签署及履行本协议所需的全权与授权，且本协议的签署与履行不违反其公司章程、内部规章或对其有约束力的任何协议、判决或法律命令；
(3)其履行本协议项下义务的行为将始终遵守所有对其适用的法律、法规及监管规定；
(4)不存在对其履行本协议项下义务的能力产生重大不利影响的未决诉讼、仲裁或行政调查。
11.14GX’s Representations and Warranties. GX further represents and warrants, and will procure its Personnel’s represents and warrants as follows: :
11.15(1) It will pay all amounts due in full and on time in accordance with this Agreement;
11.16(2) All technical data, Specifications, and instructions provided by it to the Partner are accurate, complete, and do not infringe upon any third-party intellectual property rights; and
11.17(3) It will use commercially reasonable efforts to provide the necessary cooperation and support for the Partner's performance of this Agreement.
11.18GX的陈述和保证。GX进一步陈述并保证，其将促使其人员遵守以下承诺：
(1)其将依据本协议按时足额支付所有到期款项；
(2)其向合作伙伴提供的所有技术资料、规格及指示均为准确、完整且未侵犯任何第三方知识产权；
(3)其将尽合理商业努力，为合作伙伴履行本协议提供必要的配合与支持。
11.19Partner’s Representations and Warranties. Partner further represents and warrants, and will procure its Personnel’s represents and warrants as follows :
合作伙伴的陈述和保证。合作伙伴进一步陈述并保证，其将促使其人员遵守以下承诺：
(1)it shall perform the Cooperative Model Development in a competent and workmanlike manner in accordance with the level of professional care customarily observed by highly skilled professionals rendering similar services as provided hereunder;
将以提供同类服务的技艺精湛的专业人员通常具备的专业谨慎与技能水平，尽职、熟练地履行本协议项下的合作车型开发及服务工作；
(2)it shall immediately notify GX if Partner learns that any of the Deliverables do not comply with any applicable Laws and standards relating to the Deliverables;

如果合作伙伴了解到任何应交付物不符合与应交付物相关的任何适用的法律和标准，其应立即告知GX；
(3)it is the lawful owner or licensee of all programs and/or Partner’s Background Intellectual Property used by it in the Cooperative Model and that such Intellectual Property Rights have been lawfully developed or acquired by Partner and Partner has the right to permit GX（and the company determined by both Parties）to access or use such; If Partner fails to obtain the authorization for related Intellectual Property Rights from a Third Party, the Parties shall refer to Section 4.4 for performance.
其为合作车型中使用的所有程序和合作伙伴背景知识产权的合法所有人或被许可方，且该等知识产权已由合作伙伴合法开发或获得，且有权授权GX（及双方确认的主体）获取或使用该等知识产权；若其无法获得本协议所涉任何第三方知识产权的必要授权，双方将参照第4.4条约定执行；
(4)it has all right, power and authority to grant GX good title to the newly developed Cooperative Model and newly developed tooling under this Agreement, free from any third party interests (liens or encumbrances), and the ownership of the tooling modified and developed based on the Partner tooling will be negotiated separately by the Parties;
其拥有授予GX对全新开发的合作车型及本协议项下全新开发模具完整所有权所需的一切权利、权力与授权，且该等所有权不附带任何第三方权利主张、留置权或权利负担，在合作伙伴模具基础上变更开发的模具所有权双方将另行协商；以及
(5)it has no other agreement or relationship or commitment that conflicts with Partner’s obligations to GX under this Agreement in the Target Market, Hong Kong and origin country of Parts.
其在本协议约定的目标市场、香港及零部件原产地，不存在任何与本协议项下对GX承担的义务相冲突的任何其他约定或关系或承诺。

12.LIABILITIES; INDEMNITIES
责任；补偿
12.1Limitations on Indemnification by Partner. The indemnification and compensation obligations of the Partner under the Strategic Cooperation Agreement and this Agreement shall be limited to in-kind remedies rather than cash payments. Specifically, such remedies shall consist of providing replacement components and software upgrades to resolve recall events or batch quality issues resulting from defects existing in the Parts at the time of delivery. These remedies shall be executed in accordance with the corresponding component supply agreements and shall be subject to the limitation of liability of the Partner under Section 12 of this Agreement. Except for the foregoing circumstances, GX shall be solely responsible for, and shall defend, indemnify, and hold harmless the Partner, its Affiliates, and their respective directors, officers, employees, and agents from and against any and all other liabilities, Claims, losses, damages, costs, and expenses (whether direct or indirect) related to the Product and Engineering Services, including but not limited to:
12.2(1) third-party personal injury, death, or property damage;
12.3(2) investigations, actions, fines, penalties, assessments, or orders by any government, regulatory, or administrative authorities, and any delays;
12.4(3) recalls and field actions of the Parts and the Cooperative Vehicle, and related services;
12.5(4) allegations or Claims of intellectual property infringement; and
12.6(5) attorneys' fees, expert fees, and other defense or dispute resolution costs.
12.7The foregoing allocation of liability shall apply to all such matters occurring in any jurisdiction, unless otherwise provided by mandatory applicable laws.
合作伙伴补偿责任限制。合作伙伴根据战略合作协议和本协议承担的补偿和赔偿义务仅限于以实物而非现金方式，具体而言，即以提供更换零部件和软件升级，以解决因零部件交付时存在的缺陷而导致的召回事件或批量质量问题；具体按照相应的零部件供应协议执行，并且受限于本协议第12条项下合作伙伴的责任限制。除上述情形外，GX应全权负责，并应就任何及所有其他与产品和工程服务相关的责任、权利主张、损失、损害、成本和费用（无论直接或间接）为合作伙伴、其关联方及其各自的董事、高级职员、员工和代理人进行辩护、赔偿并使其免受损害，包括但不限于：（1）第三方人身伤害、死亡或财产损失；（2）政府、监管机构或行政部门的调查、行动、罚款、处罚、评估或命令，延期；（3）零部件和合作车型召回和现场行动以及相关服务；（4）知识产权侵权指控或权利主张；以及（5）律师费、专家费和其他辩护或争议解决费用。上述责任分配适用于在任何司法管辖区发生的所有此类事项，除非强制性适用法律另有规定。
12.8Responsibilities of Dispute Handling. GX shall be the primary responsible party for all after-sales service, third-party Claims and dispute handling within the United States. Partner shall provide GX with the necessary technical support reasonably requested for the abovementioned mattes, subject to applicable law, but all costs and expenses, including but not limited to travel and labor costs, shall be borne by GX. Regarding any third-party Claims: (a) GX shall not proactively name Partner and Partner's Directly Appointed Supplier and the branches or subsidiaries of Partner’s Directly Appointed Supplier under Super One Project(if any) as a defendant or liable party; (b) GX shall take all necessary measures, to the extent permitted by law, to prevent Partner and Partner's Directly Appointed Supplier and the branches or subsidiaries of Partner’s Directly Appointed Supplier under Super One Project(if any) from becoming a party to such proceedings, including evidence collection; (c) If Partner is found liable or required by a judicial body or administrative agency to bear any liability or expense to any third party, GX shall immediately indemnify Partner for all amounts exceeding the limits set forth in Section 12.3.
争议处理主体与责任承担。GX应为美国境内所有售后服务、第三方权利主张及争议处理的主要责任方。合作伙伴应提供GX就上述事项合理要求的必要技术支持（受限于适用法律的要求），但所有此类支持的成本和费用，包括但不限于差旅费和人工费，均应由GX承担。对于任何第三方权利主张：（1）GX不得主动将合作伙伴及合作伙伴直接委托供应商及与Super One项目项下合作伙伴直接委托供应商的分公司或子公司(如有)列为被告或责任方；（2）GX应采取必要措施，在法律允许的范围内避免合作伙伴及合作伙伴直接委托供应商及与Super One项目项下合作伙伴直接委托供应商的分公司或子公司(如有)成为该等程序（包括取证）的一方；（3）如果合作伙伴被司法机构裁定或被行政机关要求向任何第三方承担任何责任或费用，GX应立即向合作伙伴补偿所有超出第12.3条规定上限的款项。
12.9Limitation on Indemnification. Partner’s total indemnification liability under the Strategic Cooperation Agreement, and this Agreement shall not exceed twenty percent (20%) of the payments actually received by Partner pursuant to these agreements. For clarity, the indemnifications by Partner is limited to the scenarios and methods outlined in Section 12.1, excluding monetary payments, penalties, liquidated damages, attorneys’ fees, third-party damages, or any other form of monetary compensation.
If GX's purchase volume reaches a specified threshold, both parties shall separately negotiate the terms of indemnification and liability. Until a new written agreement on the indemnification and liability is reached, the terms of indemnification and liability stipulated in this Agreement shall remain in effect.
补偿责任的限制。合作伙伴根据战略合作协议、和本协议承担的全部补偿责任不得超过合作伙伴根据该等协议实际收到的款项的百分之二十（20%）。为明确起见，合作伙伴提

供的补偿仅限于本协议第12.1条所述的情形和方式，不包括支付金钱、罚款、违约金、律师费、第三方损害赔偿或其他任何形式的金钱补偿。如果GX采购量达到一定金额，则双方可以另行商谈调整赔偿上限比例补偿责任。在达成新的书面补偿责任约定前，本协议约定的补偿责任持续有效。
12.10Notice of Claim or Loss. indemnified party shall promptly notify the indemnifying party in writing upon becoming aware of any claims or losses that may result in indemnification, and provide reasonable assistance to the indemnifying party in resolving such claims.
索赔或损失通知。受补偿方应在知悉任何可能导致补偿的索赔或损失后，及时书面通知补偿方，并为补偿方提供合理的协助以解决该索赔。
12.11Exculpation. Unless expressly agreed in a separate written agreement signed by the Parties, Partner and Partner's Directly Appointed Supplier and the branches or subsidiaries of Partner’s Directly Appointed Supplier under Super One Project(if any) shall not be liable for any changes to U.S. federal, state, or local laws, regulations, standards, guidelines, or enforcement practices, nor for any import, certification, approval, or sales authorization matters that arise or change after Delivery of the Cooperative Model and/or Products and/or Engineering Services.
责任免除。除非双方另行签署书面协议明确约定，否则合作伙伴及合作伙伴直接委托供应商及与Super One项目项下合作伙伴直接委托供应商的分公司或子公司(如有)对合作车型和/或产品和/或工程服务交付后出现或变更的美国联邦、州或地方法律、法规、标准、指南或执法实践的变更，或对合作车型和/或产品和/或工程服务交付后出现或变更的任何进口、认证、批准或销售授权事宜不承担任何责任。
12.12Consequential Damages Waiver. To the fullest extent permitted by applicable law, in no event shall Partner and Partner's Directly Appointed Supplier and the branches or subsidiaries of Partner’s Directly Appointed Supplier under Super One Project(if any) be liable to GX for any indirect, incidental, special, punitive, exemplary, or consequential damages, including without limitation, loss of profits, loss of revenue, loss of business, loss of goodwill, business interruption, diminution in value, or any regulatory fines, penalties, assessments, governmental orders, recall, retrofit, campaign, field action, or service action costs in the United States, whether arising in contract, tort (including negligence), strict liability, or otherwise, and regardless of whether Partner has been advised of the possibility of such damages.
12.13间接损害赔偿豁免。在适用法律允许的最大范围内，合作伙伴及合作伙伴直接委托供应商及与Super One项目项下合作伙伴直接委托供应商的分公司或子公司(如有)在任

何情况下均不对GX承担任何间接的、附带的、特殊的、惩罚性的、惩戒性的或后果性的损害赔偿责任，包括但不限于利润损失、收入损失、业务损失、商誉损失、业务中断、价值减损，或在美国境内产生的任何监管罚款、处罚、评估、政府命令、召回、改造、宣传活动、现场行动或服务行动费用，无论该等损害赔偿是因合同、侵权（包括过失）、严格责任或其他原因引起，也无论合作伙伴是否已被告知该等损害赔偿的可能性。
12.14Exceptions. The exclusions and limitations in this Section 12 shall not apply to the extent prohibited by applicable law or to claims finally determined by a court of competent jurisdiction to result from malicious fraud by Partner occurring prior to transfer of risk and title at the Delivery Point
例外。本第12条项下的除外责任和限制不适用于适用法律禁止的范围，也不适用于由有管辖权的法院最终裁定因合作伙伴在交货点发生的风险和所有权转移之前恶意欺诈而导致的索赔。
12.15Correction of Defects. If GX determines that any deliverable does not comply with the requirements of this Agreement or the relevant Statement of Work (SOW), it shall promptly notify the Partner in writing, specifying the details of the defect. Upon receipt of such defect notice, the Partner shall, within a reasonable period of time mutually agreed upon by the Parties, correct, replace, or take other remedial measures for the non-conforming deliverable to ensure its compliance with the Agreement, and shall not charge GX any fees for such actions.
纠正缺陷。若GX认为任何交付成果不符合本协议或工作说明的要求，应以书面形式及时通知合作伙伴，并说明缺陷的具体情况。合作伙伴收到缺陷通知后，应在双方商定的合理期限内，对不符合要求的交付物进行修正、更换或采取其他补救措施，以确保其符合协议约定，并且不得就此向GX收取任何费用。
13.INSURANCE
保险
13.1GX shall maximize insurance coverage throughout the lifecycle of the Cooperative Model , including purchase and maintain the following insurance to with Partner listed as the additional insured, with coverage from the time that the first unit of the product is delivered and thereafter until the end of the period of ten (10) years after the date of sale of the last unit of the product to the end-user.
GX应以最大化保险覆盖合作车型全生命周期，包括购买且维持以下保险，并将合作伙伴列为附加被保险人。保险周期自首台车交付日至最后一辆车辆售予最终用户之日起十（10）年期满为止。

(1)product liability insurance at a limit sufficient to cover GX’s and Partner’s obligations and liabilities under this Agreement and such insurance coverage shall be agreed by Parties separately. ;
产品责任保险，保额足以覆盖GX和合作伙伴在本协议项下的义务和责任，且该保险的保额由双方另行协商；
(2)insurance to cover run-off claims that may arise in relation to the Cooperative Model in the event of GX ceasing to manufacture and sell the Cooperative Model such insurance to be maintained at the limits set out in foregoing (1);
用于承保因GX停止生产和销售合作车型而可能产生的与合作车型相关索赔的保险，该保险的保额应与上述(1)项所述保额相同；
(3)workers’ compensation and employer’s liability insurance in amounts sufficient to comply with GX’s statutory obligations in the United States; and
工伤赔偿保险和雇主责任保险，保额应足以履行GX在美国的法定义务；以及
(4)insurance at a limit that is appropriate to cover liabilities arising from negligence in the design and development of the Cooperative Model;
以承保因合作车型和合作车型的设计和开发过程中的疏忽而产生的责任的保险，且保额应适当。
13.2GX shall lead the insurance procurement and clarify the obligations of all parties. GX is responsible for liaising with the insurance company and, prior to finalizing the insurance program, shall confirm in writing the scope of information required. This includes clarifying with the insurer the specific information scope, disclosure methods, and coverage details (including the scope of coverage, liability limits, deductibles, and key exclusion clauses) necessary for listing partner as an insured or a protected party.
GX应主要负责投保并明确每一方的义务。GX负责与保险公司接洽，在确定保险方案前，书面确认信息范围，与保险公司明确若将合作伙伴列为被保险人或被保障方，需要单独披露的信息范围、披露方式和保障细节（包括保障范围、责任限额、免赔额以及重要的除外责任条款）。

14.MISCELLANEOUS
其他规定
14.1Incorporation by Reference
援引方式纳入本协议

Section 6.2(Force Majeure), 6.5 (Applicable Law), 6.6 (Dispute Resolution), 6.7 (Disclosure Obligation), and 6.8 (Name and Information Disclosure) of the Strategic Cooperation Agreement shall apply to this Agreement and shall be deemed to be an integral part thereof by reference.
战略合作协议第6.2（不可抗力）、第6.5条（适用法律）、第6.6条（争议解决）、第6.7条（告知义务）、第6.8条（名称和信息披露）适用于本协议，并被视为经援引而成为本协议的组成部分。
14.2U.S. Regulatory Compliance Allocation
美国监管合规职责分配
(1)GX’s Responsibilities. As between the Parties, GX shall be exclusively and solely responsible for ensuring compliance of the importation of Parts, the marketing, distribution, sale, deployment, operation, software configuration, connectivity enablement, personal information protection and data handling, and related services for the Cooperative Model within the United States with all U.S. Regulations, including without limitation any BIS rules and guidance applicable to connected vehicles and related software, firmware, telematics, communications modules, over-the-air update functionality, data transmission, and cloud connectivity. Regarding the development aspects of Partner, Partner shall, without violating the confidentiality obligations agreed upon by the Parties or applicable laws and regulations, provide the necessary technical documentation support to the minimum extent required solely for the purpose of complying with GX’s compliance updates.
GX的职责。双方约定，GX应全权负责确保零部件进口及合作车型在美国境内的营销、分销、销售、部署、运营、软件配置、连接启用、个人信息保护和数据处理及相关服务符合所有美国法规，包括但不限于适用于联网车辆及相关软件、固件、远程信息处理、通信模块、空中更新功能、数据传输和云连接的任何美国商务部工业与安全局（BIS）规则和指南。涉及合作伙伴开发部分，合作伙伴应在不违反双方约定的保密义务、适用法规的前提下，仅为履行配合GX合规更新的目的在最小范围内提供必需的技术文档支持。
(2)Partner’s Cooperation. Upon reasonable written request, Partner shall make commercially reasonable efforts to provide GX with cooperation and available technical information that already exists in Partner’s possession and control and is necessary for GX to fulfill its obligations under Section 14.2(1) and SOW, provided that Partner will not violate its confidentiality obligations toward third parties, applicable requirements for cross-border data transfer and export control, and other applicable law. For any matters not expressly stipulated herein (excluding matters already stipulated elsewhere in this Agreement), If it becomes necessary to design, redesign, modify, localize, or revalidate the Cooperative Model and/or Products to comply with U.S. Regulations, the Parties shall consult amicably. For clarity, except through a separate written amendment signed by the Parties specifying the scope, timeline, and pricing, Partner is not obligated to undertake such actions to for GX’s compliance with U.S. Regulations.
合作伙伴的配合。在收到GX的合理书面请求后，合作伙伴应尽商业上的合理努力向GX提供其已掌握和控制的、且GX履行第14.2(1)条及工作说明项下义务所必需的合作和技术信息，前提是合作伙伴不会违反其对第三方的保密义务、适用的跨境数据传输和出口管制要求，以及其他适用法律的规定。其他未尽事宜（本协议已经约定的内容不在此条款约定范围内重复约定），若有必要为符合美国法规而对合作车型和/或产品进行设计、重新设计、修改、本地化或重新验证，双方应友好协商。为明确起见，除非双方另行签署书面修订，明确规定范围、时间表和价格，否则合作伙伴没有义务为GX符合美国法规采取此类措施。
14.3Regulatory Change Risk Allocation
监管要求变化风险的分配
(1)No Breach by Partner. Changes in U.S. Regulations, including promulgation, amendment, reinterpretation, enforcement shifts, or new guidance related to BIS Connected Vehicle Rules or other U.S. regulatory frameworks applicable to the Cooperative Model and Parts, shall not constitute a breach of the Strategic Cooperation Agreement, and the Agreement by Partner, nor give rise to any default, termination right, price adjustment, refund, liquidated damages, or other remedy against Partner regarding any delivered Deliverables, provided that such Deliverables comply with the standards and requirements agreed upon hereof at the time of delivery. Partner continues to fulfill its delivery obligations at the Delivery Point.
合作伙伴不构成违约。美国法规的变更，包括与美国商务部工业与安全局联网车辆规则或其他适用于合作车型和零部件的美国监管框架相关的颁布、修订、重新解释、执法转变或新指南，均不构成合作伙伴违反战略合作协议、本协议，也不应导致任何针对合作伙伴关于已交付的交付物的违约、终止权、价格调整、退款、违约赔偿金或其他针对合作伙伴关于已交付的交付物的补救措施，前提是合作伙伴已交付的交付物符合协议约定的标准和要求。

(2)Regulatory Requirements during Development. If GX requests adjustments to engineering services related to the Cooperative Model and Parts development in response to changes in U.S. Regulations, this shall be governed by Section 2.10 (Scope Change) of this Agreement. If, after good faith negotiations between the Parties, the changes in U.S. Regulations make it materially impossible to achieve the purpose of this Agreement, the Parties shall jointly seek a resolution based on the principles of good faith. If, after a period of 90 days following the occurrence of such circumstance, the Parties still fail to reach a mutually agreed solution, either Party may terminate this Agreement by providing thirty (30) days' prior written notice to the other Party.
开发过程中的监管要求变化。若GX请求应美国法规的变更请求调整合作车型和零部件开发有关工程服务，应按照本协议第2.10条（范围变更）执行。若美国法规的变更经双方共同书面确认协商无法达成一致导致本协议的合同目的不可实现，双方共同基于诚信善意原则寻求解决方案并协商，若该等情形发生后90日后，双方仍没有一致的解决方案，则任何一方可以通过提前三十（30）日向另一方发出通知终止协议。
(3)Mitigation; Further Arrangements. GX shall be solely responsible for determining and implementing mitigation measures in the United States to address or comply with changes in U.S. Regulations. Any design or production changes requested from Partner to address U.S. Regulations change shall be subject to mutual agreement on scope, feasibility, schedule, and equitable adjustment to pricing and other terms, documented in a written change order or amendment.
缓解措施；进一步安排。GX应全权负责在美国制定和实施缓解措施，以应对或遵守美国法规的变更。任何因出于满足美国法规变更要求而向合作伙伴提出的设计或生产变更要求，均须经双方就范围、可行性、进度安排以及对价格和其他条款的公平调整达成一致，并以书面变更单或修订案的形式记录。
14.4Compliance Covenants
合规承诺
(1)Permit and License. In performing their obligations under this Agreement and any Statement of Work (SOW), both Parties shall at all times comply with all applicable laws, statutes, regulations, rules, standards, and industry codes, particularly those related to:

(2)(1) import and export, licensing, certification, safety, and environmental standards of the countries of origin, destination, or where the Parts and services are provided;
(3)(2) labor and employment, including wages, working hours, working conditions, occupational health and safety, and non-discrimination principles; and
(4)(3) business codes of conduct, including selection criteria for their suppliers and subcontractors.
(5)Each Party shall, at its own expense, obtain and maintain all government permits, licenses, and authorizations necessary for the performance of its respective obligations under this Agreement within its areas of operation and ensure their continued validity.
许可和证照。双方在履行其在本协议和任何工作说明项下的义务时，均须始终遵守对其适用的所有法律、法规、规章、标准及行业规范，特别是与下列事项相关的法律规定：（1）零部件及服务的原产地、目的地或提供地国家的进出口、许可、认证、安全与环境标准；（2）劳动用工，包括工资、工时、工作条件、职业健康与安全及非歧视原则；以及（3）商业行为准则，包括其供应商及分包商的选用标准。每一方应当自费在其运营区域获得并维持各自履行本协议所必需的一切政府许可、证照和授权并确保其持续有效。
(6)Anti-Corruption and Anti-Bribery. Each Party agrees to comply and will ensure that its suppliers, Subcontractors, Affiliates, employees and agents comply, with all applicable anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act, and that neither Party nor its Representatives will, in connection with this Agreement, directly or indirectly provide or offer to provide, anything of value to or for the benefit of, any official or employee of a governmental authority to obtain or retain any contract, business opportunity or other benefit, or to influence any act or decision of that person in his/her official capacity. Both parties will certify in writing compliance with this Section and will provide information or documentation is necessary to comply with applicable laws. Either party’s violation of applicable anti-corruption laws in relation to this Agreement, as determined by an official determination of Either party’s breach of anti-corruption laws, as reflected in judgments or agreements between government enforcement agencies and Either party, will entitle the other party to terminate this Agreement in accordance with the provisions of Section 10.4.2 hereof.
反腐败和反贿赂。每一方均同意遵守并确保其供应商、分包商、关联方、雇员及代理人遵守所有适用的反腐败法律，包括但不限于美国《反海外腐败法》（FCPA）；且任何一方及其代表均不得就本协议直接或间接地向政府机构的任何官员或雇员提供或提议提供任何有价值的财物或利益，以获取或保留任何合同、商业机会或其他利益，或影响该等人员在其公职身份下的任何行为或决定。双方应就遵守本条规定出具书面证明，并提供为遵守适用法律所必需的信息或文件。若任何一方违反了与本协议相关的适用反腐败法律，且该等违约行为已由官方认定（体现于政府执法机构与该方之间的判决或协议中），则另一方有权根据本协议第10.4.2条的规定终止本协议。
(7)Export Control. The Parties acknowledge that any technical information, know-how, drawings, designs, Specifications, models, software, hardware, or other technical data exchanged or provided during the performance of this Agreement may be subject to export control and economic sanctions laws and regulations, including but not limited to the Export Administration Regulations (EAR) administered by the Bureau of Industry and Security (BIS) of the U.S. Department of Commerce, the sanctions regulations administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury, and similar regulations in other relevant jurisdictions. The Parties undertake to strictly comply with all applicable export control and sanctions laws and regulations, including but not limited to compliance with U.S. sanctions, embargoes, and transaction prohibitions against restricted parties and restricted countries. The Parties agree that, in performing this Agreement neither Party shall:
(8)(1) directly or indirectly provide any controlled items or services to any sanctioned country, region, entity, or individual (as determined by relevant laws and government lists);
(9)(2) use controlled items for any end-use or end-user related to weapons of mass destruction, missile technology, or terrorist activities; or
(10)(3) engage in any re-export, transshipment, or transfer that may result in a violation of the aforementioned laws and regulations.
(11)If either Party, its controlling shareholder, or its actual controller is included in the sanctions list of any major jurisdiction, such Party shall immediately notify the other Party in writing and suspend the performance of the project. The Parties shall promptly negotiate to jointly develop and implement a risk mitigation plan. If no mutually acceptable compliance solution is found within three(3) months after the commencement of such negotiations, or within a shorter period required by the relevant government authorities(including, but not limited to, discussing adjustments to the engineering services and sales content in compliance with the laws and regulations governing the Cooperative Model and Parts and both parties, or applying for a license from the governmental authority that issued the sanctions ruling), either Party shall have the right to terminate this Agreement upon written notice to the other Party. In the event of termination under such circumstances, neither Party shall be liable to the other for any breach of contract.
出口管制。双方确认，在本协议履行过程中所交换或提供的任何技术信息、知识、图纸、设计、规格、模型、软件、硬件或其他技术数据可能受到出口管制和经济制裁法律法规的限制，包括但不限于美国商务部工业安全局《出口管理条例》（EAR），和美国财政部外国资产管理办公室（OFAC）管理的制裁法规，以及其他相关管辖区的类似法规。双方承诺，将严格遵守所有对其适用的出口管制和制裁法律法规，包括但不限于遵守美国对受限方和受限国家的制裁、禁运和交易禁令。双方同意，在履行本协议时，不得：（1）直接或间接向任何受制裁的国家、地区、实体或个人（以相关法律及政府清单为准）提供任何受控物项或服务；（2）将受控物项用于与大规模杀伤性武器、导弹技术或恐怖主义活动相关的任何最终用途或最终用户；（3）进行任何可能导致违反前述法律法规的再出口、转运或转移。若任何一方、其控股股东或实际控制人被列入任何主要司法管辖区的制裁清单，该方应立即书面通知另一方，暂停项目履行。双方应立即协商，共同制定并执行风险缓解方案。若在前述协商启动后三（3）个月内，或相关政府机构要求的更短期限内，未能找到令双方认可的合规解决方案（包含但不限于在符合对合作车型和零部件有管辖权及对双方主体有管辖权的法律法规的前提下，商讨工程服务内容和销售内容,或向做出制裁裁决的政府机构申请许可证），任何一方均有权书面通知对方终止本协议。在此情况下终止协议，双方互不承担违约责任。

(12)Both Parties shall ensure that their respective Affiliates, suppliers, subcontractors, employees, and agents comply with all compliance obligations set forth in this Section 14.4 when participating in the performance of this Agreement.
(13)双方应确保其各自的关联方、供应商、分包商、雇员及代理人在参与本协议履行时，均遵守本第14.4条规定的全部合规义务。
14.5Severability. If any term or provision of this Agreement is found to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction [so long as the material purposes of this Agreement can be determined and effectuated]. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties may modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
可分割性。即使本协议的任何条款或规定被发现无效、违法或不可强制执行，该等无效、违法或不可强制执行也不影响本协议任何其他条款或规定，也不会使该等条款或规定在任何其他司法辖区无效或不可强制执行，只要本协议的主要目的能够确定和实现。在确定任何条款或规定无效、违法或不可强制执行后，双方可及时修改本协议以便尽可能实现双方原有的意图，从而使得本协议项下交易能够最大限度地按原有意图完成。
14.6Entire Agreement; Modification. It being understood that this Agreement (including any applicable Appendixes, Exhibits, Schedules and Statement(s) of Work) constitutes the entire agreement between GX and Partner relating to the transactions contemplated hereby. This Agreement may not be modified or extended except by a written agreement signed by an authorized representative of each Party.
完整协议；修改。双方达成共识，本协议（包括其附件，附录，附表和工作说明）构成GX和合作伙伴之间关于本协议所拟议交易的完整协议。经每一方授权代表签署书面协议之后，方可对本协议作出修改或延长其期限。
14.7Form Documents Do Not Supersede Agreement. For the purpose of business convenience, the Parties may use quotations, invoices, shipping documents, commitments, confirmations, or other standard business forms or communications (collectively, "Forms") in the performance of this Agreement. However, any terms and conditions contained in such Forms that are inconsistent with, in conflict with, or constitute additional terms to the provisions of this Agreement (including any applicable Appendixes, Exhibits, Schedules and Statement(s) of Work) shall be null and void and shall not be binding upon either Party, unless such terms are expressly stated to modify this Agreement in a separate written agreement duly executed by the authorized representatives of both Parties.
格式文件不取代协议。为业务便利之目的，双方在履行本协议过程中可使用报价、账单、装运单据、承诺、确认或其他标准商务格式或其他通讯（“格式文件”）。但该等格式文件中的任何条款，若与本协议（包括其附件，附录，附表和工作说明）的约定存在不一致、冲突或构成额外约定，除非经双方正式授权代表另行签署书面协议明确表示旨在修改本协议，否则一律无效，并且不对任何一方产生约束力。
14.8Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
弃权。如果任何一方放弃本协议任何规定，除非通过采用书面形式和签字的方式明确放弃，否则无效力。除非本协议另有规定，否则即使未行使或迟延行使因本协议产生的任何权利、救济、权力或特权，也均不作为或解释为放弃该等权利、救济、权力或特权，即使单一行使或部分行使本协议项下任何权利、救济、权力或特权也不排除对该等权利、救济、权力或特权的任何其他行使或进一步行使，或对任何其他权利、救济、权力或特权的行使。
14.9Assignment. Neither Party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any purported assignment or delegation in violation of this Section 14.9 shall be null and void. No assignment or delegation shall relieve both parties of any of its obligations hereunder. Any assignment in violation of this section is null and void. The Partner may subcontract all or part of the work under this Agreement to the Partner's Directly Appointed Supplier, notwithstanding the foregoing restrictions.
转让。未经任何一方事先书面同意，另一方不得转让或转移其在本协议项下的任何权利或义务。任何违反本第14.9条的规定声称转让或委托的情形应无效。即使发生任何转让或委托，也不解除双方在本协议项下的任何义务。任何违反本节规定的转让均属无效。合作伙伴委托合作伙伴直接委托供应商完成全部或者部分本协议项下的工作，不受前述限制。

14.10Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.
继受人或受让人。本协议对双方以及他们各自的继受人和经许可的受让人有约束力并使他们受益。
14.11No Third-Party Beneficiaries. This Agreement benefits solely the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, confers on any third party any legal right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
无第三方受益人。本协议仅使双方以及他们各自的继受人和经许可的受让人受益，且本协议无任何内容（无论是明示的还是暗示的）赋予任何第三方本协议项下或因本协议产生的任何合法权利、利益或任何性质的救济。
14.12Effectiveness. This Agreement shall become effective upon being signed by the duly authorized representatives of the Parties and affixed with the seal of the Parties (if applicable). Notwithstanding anything to the contrary in this Agreement, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
生效。本协议经双方授权代表签字并加盖公司印章（如适用)之日起生效。尽管本协议中有任何相反规定，通过传真、电子邮件或其他电子传输方式交付的本协议经签署的文本视为与原件具有同等法律效力。
14.13Language. This Agreement is made in Chinese and English. In the event of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.
语言。本协议同时以中文和英文书就。如果两种语言版本产生冲突或出现不一致情形的，则以中文版本为准。
14.14Notices. All notices or communications under this Agreement shall be in writing and shall be deemed duly given when delivered personally, by reputable courier service, by registered or certified mail (return receipt requested), or by email with delivery confirmation, to the addresses set forth below (or to such other address as may be specified by either Party in accordance with this Section).
To GX: Xiao Ma, ***
To Partner: Lin Wu, ***
通知。本协议项下的所有通知或沟通应以书面形式作出，并在以下情形下被视为已有效送达：亲自递交，通过知名快递公司寄送，通过挂号或回执邮件寄送，或通过电子邮件发送且收到送达确认。通知应送至以下地址（或任一方根据本条另行书面指定的地址）：

致GX：马骁, ***
致合作伙伴：武林，***
14.15Order of Precedence. Unless otherwise agreed in writing by the Parties, if there is any conflict, inconsistency or incompatibility between the terms and conditions of any Agreement documents, the order of precedence, from the document which takes the highest precedence to the document which takes the lowest precedence, is as follows: (a) amendments to this Agreement document, including its Appendices, Exhibits, Schedules, (b) this Agreement, (c) the Appendices, Exhibits, Schedules, and Attachments of this Agreement.
14.16优先顺序。除非双方另有书面约定，本协议及相关文件之间若出现任何冲突、不一致或不相容，优先顺序从优先顺序最高的文件到优先顺序最低的文件如下：（1）经双方正式签署的、对本协议及其附件、附录和附表的书面修订或补充协议，（2）本协议正文及，（3）本协议附件、附录和附表。
14.17Counterparts and Electronic Signature. This Agreement shall be signed in four originals in both Chinese and English, and each Party shall hold two originals. The Parties agree that electronic signatures (including PDF or DocuSign) shall be valid and binding for the purposes of this Agreement. And such electronic signatures shall have the same legal effect as handwritten signatures.
14.18文本与电子签署。本协议以中英文书就并签署四份正本，每一方应持有两份正本。双方同意，本协议可以通过电子方式签署（包括PDF或使用DocuSign等工具），并且该等电子签名具有与手写签名同等的法律效力。
14.19Both parties shall resolve any matters not covered herein through friendly negotiations.
本协议未尽事宜，双方友好协商。

Appendix 1: SUPER ONE BEV Statement of Work for Program
附件1《SUPER ONE BEV项目工作说明书》
Appendix 2：Quotation Agreement
附件2 《报价单》
Intentionally Left Blank, Signature Page
（以下无正文，为签署页）

The parties have executed this Agreement by their duly authorized representatives as of the Effective Date.
本协议已由双方正式授权代表于生效日签署。

GlobeX AI Hong Kong Holding Limited

By / 签署:

Print Name / 姓名:        Xiao Ma

Title /职务:        CEO

Date/日期：

Hebei Huanzhou Automobile Sales Co., Ltd
河北寰宙汽车销售有限公司

By / 签署:

Print Name / 姓名:        Lin Wu

Title /职务:            Legal Representative

Date/日期：
附件一

Appendix Ⅰ

SUPER ONE BEV
项目工作说明书
Statement of work for Program

项目 Project: SUPER ONE
Project: SUPER ONE

版本号 Version: 1.0
Version: 1.0

供内部/外部使用For internal and external use:
	姓名 Name	部门 Dept.	日期 Date	签字 Signature
起草 Authors:	***	***
审阅 Reviewed:	***	***
批准 Approved:	***	***
发布 Released:
日期Issue out:		状态State:

变更记录 Change History

版本Version	状态 State	编辑人 Editor	日期 Date	描述 Description
1.0	***	***	***	***

变更授权人 People Allowed to Change

姓名 Name	部门 Department	联系电话 Phone
***	***	***
***	***
***	***
分配清单 Distribution List
如有更新需要同步给如下清单中的成员：
Any updates to this document should be communicated to the members listed below.

姓名 Name	部门 Dept.	e-Mail

目录 Contents

1. DEFINITIONS	26
2. ENGINEERING SERVICES	35
3. PRICING	48
4. INDEPENDENT CONTRACTOR STATUS; SUBCONTRACTORS	48
5. CONFIDENTIAL INFORMATION	51
6. INTELLECTUAL PROPERTY	53
7. PAYMENTS; INVOICES; EXPENSES	61

·

1.

1.简介 INTRODUCTION
背景：根据《Super One 车型面向量产工程服务协议》, 本SOW基于Super One的基础车型。后续基础车型推出新款车型，切换方案和切换时间点双方另行协商。河北寰宙汽车销售有限公司（以下简称合作伙伴）为GX提供满足美国市场的Super One产品开发工程服务。合作伙伴负责整车和零部件开发（双方具体分工见RASIC）及为GX提供用于整车试验及认证的整车，GX负责美国汉福德工厂生产、销售。
Background: Pursuant to the SUPER ONE MODEL MASS PRODUCTION-ORIENTED ENGINEERING SERVICES AGREEMENT, this SOW is based on the Super One’s base model. For any subsequent model variants derived from the base model, the switchover plan and timeline will be subject to further negotiation. Hebei Huanzhou Automobile Sales Co., Ltd. (the "Partner") will provide GX with product development engineering services tailored for the U.S. market. The Partner’s scope includes vehicle and part development (as defined in the RASIC) and the provision of vehicles for testing and certification. GX is responsible for manufacturing at the Hanford plant and all sales activities.

目标：以短周期、低成本方案向GX提供满足美国市场的Super One产品开发及制造解决方案。
Goal: Deliver a development and manufacturing solution for FX’s Super One product for the U.S. market, optimized time and cost.
1产品开发需求 Product Development Requirements

2.1美规：法规、政策、标准等，见附件1.1《法规、政策和标准》；禁限物要求，见附件1.2《禁限物要求》。
U.S. Regulations: Regulations, policies, standards, see Attachment 1.1 Regulations, Policies, and Standards; Restricted substances requirements, see Attachment 1.2 Restricted Substances Requirements.
2.2产品定位初版，见附件1.3《车辆定义》初版及附件1.4《市场信息》初版。
Product Positioning & Market Information initial version: Product positioning, see Attachment 1.3. Vehicle Definition; Market information, see Attachment 1.4 Market Information initial version.

2.3车辆配置信息初版：见附件1.5 《车辆配置信息》初版。
Vehicle Configuration initial version: See Attachment1.5Vehicle Configuration initial version.

2.4动力系统：
动力系统由基础车型的插电式混合动力改为400V纯电，电池、前后双电机、电控等需要重新开发。
Powertrain:
The powertrain will transition from the base PHEV configuration to a 400V pure electric (BEV) system. The scope of work includes the complete redevelopment of the battery pack, front/rear dual motors, and power electronics/control units.

2.5造型：
造型需求初版主要包括：前保险杠，外饰的前格栅、LED显示屏（选配）、牌照架、LOGO、装饰件等；内饰的方向盘气囊盖、迎宾踏板、钥匙等；娱乐信息系统的开机动画、LOGO、主页、颜色、UIUX等，见附件1.6《造型变更清单》初版（含Logo变更）。
Styling:

The initial version of the styling requirements primarily includes: (1) Exterior: front bumper, front grille, LED display (optional), license plate holder, LOGO, decorative parts, etc.; (2) Interior: steering wheel airbag cover, welcome pedal, key, etc.; Infotainment system: Boot-up animation, LOGO, homepage, colors, UI/UX, see Attachment 1.6 Styling Change List initial version (including Logo Changes).

2.6本地适配：
充电接口适应美国本地化NACS标准开发；
车内AC充电适配美国110V AC接口开发。
Local adaptation:
Charging interface adapted to localized development in the United States, NACS standard;
Development of in car AC charging adapter for 110V AC interface in the United States.

2.7产品力提升: 暂无需求。
Product Performance Enhancement: No requirements at this stage.

2.8降本（本地化及关税）: 具体要求见第3.16条约定。
Cost Reduction (Localization & Tariffs): See Section 3.16 for specific requirements.

2工作范围 Scope of Work

内容：
Content:
1.1合作伙伴在此SOW项下完成基础车型插电式混合动力改为400V纯电BEV、前后双电机、4驱及 6座和7座车型（双方同意6座7座同步开发，7座开发的相关细节双方另行制定）；外造型增加前杠、新格栅和LED大屏等变更；可视logo变更以及满足美规市场安全FMVSS（必须满足），EPA，以及CARB（含OBDII）、本地化适配等需求进行整车匹配开发；双方对***车型开发的工作通过增补协议另行约定。
Under this SOW, Partner will convert the base model from a plug-in hybrid (PHEV) to a 400V Battery Electric Vehicle (BEV) with dual-motor all-wheel drive (AWD), and available in 6-seater and 7-seater configurations(Both parties agree to develop 6 and 7 buildings simultaneously, and the relevant details of the development of 7 buildings will be separately formulated by both parties). Exterior styling modifications include a new front grille and optional LED display. Visible logo changes are required, and the vehicle must comply with U.S. regulatory standards, including FMVSS (mandatory), EPA and CARB (including OBD II), as well as localization and adaptation requirements for the U.S. market. The development scope for a *** version will be defined separately in supplemental agreements.

1.2造型的变更主要包括：外饰的前杠、前格栅、LED显示屏（选配）、牌照架、LOGO、装饰件等；内饰的方向盘气囊盖、迎宾踏板、钥匙等；娱乐信息系统的开机动画、LOGO、主页、颜色、UIUX等。
GX提供且双方握手确认的清单详见附件1.6 造型变更清单（含Logo变更）和附件1.7 CMF手册。
合作车型所有可视标识上不能有基础车型标志，“可视”由团队共同决定。“不能有”意味着需要在相关零件上去除基础车型logo。
Styling modifications mainly include for exterior, Front bumper, the front grille, optional LED display, license plate holder, visible logos, and decorative components; for interior, the steering wheel airbag cover, door sill plate, and vehicle key; for the infotainment system, the boot-up animation, logo, homepage, color scheme, and UI/UX.
GX will provide the styling requirements, and the jointly confirmed styling and logo list is attached as Attachment 1.6 Styling Change List (including Logo Changes) and Attachment 1.7 CMF Build book

All visible markings on the collaborative model shall not carry the base model logo. The scope of “visible” shall be jointly determined by the teams, and “shall not carry” means the base model logo must be removed from the relevant parts.

1.3动力系统的变更主要由插电式混合动力改为400V纯电，电池、前后双电机、电控、适配北美充电标准等需要重新开发，开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14 《Super One专用零件清单》。
Powertrain modifications are mainly driven by the conversion from PHEV to 400V BEV. The battery, dual motors, electronic control units, and the charging system compliant with North American charging standards all require new development. The development scope is based on the Visual Bill of Materials (VBOM), including legacy strategies, and the corresponding Engineering Bill of Materials (EBOM), both jointly approved by the parties, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super One Dedicated Parts List .

1.4底盘系统的变更主要由纯电架构变更以及整车重量大幅增加而驱动的，悬架、转向、制动、传动与驱动、车轮与轮胎等开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14 《Super One专用零件清单》。
Chassis system modifications are driven by the transition to BEV architecture and the significant increase in vehicle weight. Accordingly, the suspension, steering, braking, driveline and transmission, wheels and tires require new development, with the scope defined in the jointly confirmed VBOM (including legacy strategies) and the corresponding EBOM, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super one Dedicated Parts List.

1.5车身系统（白车身、开闭件及附件）的变更主要以造型（侧围外板的油箱口盖取消）、轮胎变更、碰撞安全等驱动的，开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14 《Super One专用零件清单》。
Body system modifications, including the body-in-white, closures, and attachments, are mainly driven by styling requirements (such as the removal of the fuel filler flap on the side body panel), tire changes, and crash safety considerations. The development scope is defined in the jointly confirmed VBOM (including legacy strategies) and the corresponding EBOM, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super one Dedicated Parts List.

1.6外饰系统、前后大灯、内饰系统的变更主要以造型（详见附件1.6）、可见LOGO定义（详见附件1.6）、北美法规全新约束系统、安全（主要是201U）、座椅法规调整等驱动，开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14《Super One专用零件清单》。
Modifications to the exterior, front and rear lighting systems, and interior are mainly driven by styling updates (see Attachment 1.6), visible logo requirements (see Attachment 1.6), the introduction of new U.S. restraint system requirements, compliance with the safety standards (mainly FMVSS 201U), and seat regulation adjustments. The development scope is defined in the jointly confirmed VBOM (including legacy strategies) and the corresponding EBOM, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super one Dedicated Parts List.

1.7热管理系统的变更主要以高压电池系统、插混变双电机、前格栅变更等驱动，开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14 《Super One专用零件清单》
Modifications to the thermal management system are primarily driven by the introduction of the high-voltage battery system and the transition from a plug-in hybrid to a dual-motor BEV. The development scope is defined in the jointly confirmed VBOM (including legacy strategies) and the corresponding EBOM, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super one Dedicated Parts List.

1.8电子电器系统的变更主要以因更新的产品功能需求，如EAI FACE, 约束系统控制ECU等；为满足ICTS开展的T-BOX 硬件变更等；因贸易管制，如摄像头变更等驱动的相应电子电器系统适配性调整，开发范围以如下双方握手确认的可视化VBOM（含沿用策略）及对应的EBOM为主，见附件1.13《整车预研方案》及附件1.14 《Super One专用零件清单》。
Modifications to the electrical and electronic systems are primarily driven by updated product functional requirements, such as EAI FACE and the restraint system control ECU; hardware changes such as T-BOX modifications required by ICTS; and adaptations necessitated by trade restrictions, such as camera replacements. The development scope is defined in the jointly confirmed VBOM (including legacy strategies) and the corresponding EBOM, as Attachment 1.13 Vehicle pre research proposal and Attachment 1.14 Super one Dedicated Parts List.

1.9智能部分相关变更包含：座舱域控（HUT），智驾域控，T-BOX，EAI Face LED大屏/智驾摄像头由GX自研（定厂、软硬件开发等工作）；云平台（TSP），手机端软件及其它云应用和OTA由GX全栈自研。智能平台领域其它零件基于附件1.15《Super One配置表》识别，线束、CEM、门模块、智能钥匙、110v电源插座、USB、激光雷达（待定）、天线、功放、OMS、DMS（见专用件清单）由智能化负责开发，如果开发过程中双方对开发范围理解有出入，以本SOW附件1.5 车辆配置信息初版为总纲；Super One项目GX的硬件布置需求、线束原理变更需求、网络拓扑变更需求（GEEP3.X架构适配）、信号矩阵变更需求由智能化对接开展； 功能安全和网络安全需求同基础车型；动力、底盘、空调、热管理、车身、车身电子功能的集成、整车测试由智能化开展，详细分工见附件1.12 智能部分SOW。
Changes related to the intelligent part include Cockpit Domain Control (HUT), intelligent driving domain control, T-BOX, EAI Face LED large screen and ADAS domain cameras developed by FX (factory customization, software and hardware development, etc.); The cloud platform (TSP), mobile software, other cloud applications, and OTA are independently developed by GX's full stack. Other components in the field of intelligent platforms are identified based on the Super One Configuration List, as attachment 1.15, including wiring harnesses CEM、 Door module, smart key, 110V power socket USB、 Lidar, intelligent driving camera, antenna, power amplifier, OMS, DMS (see special parts list) are developed by intelligent, and if any disagreement regarding the development scope arise between the parties during development, Attachment 1.5 - Vehicle Configuration initial version (PDL) shall serve as the master document; The hardware layout requirements, wiring harness principle change requirements, network topology change requirements (GEEP3. X architecture adaptation), and signal matrix change requirements for the Super One project GX will be carried out through intelligent docking; The functional safety and network security requirements are the same as those of the base model; The integration of power, chassis, air conditioning, thermal management, body, and electronic functions of the vehicle, as well as the testing of the entire vehicle, will be carried out intelligently. For detailed division of labor, please refer to Attachment 1.12 Intelligent part SOW

1.10总布置系统贯穿全开发过程，进行整车匹配开发，并提供整车双方握手确认的可视化VBOM（含沿用策略）及对应的整车EBOM。整车VTS(TR)详见由双方握手的附件1.8《整车VTS》初版。
The Vehicle Packaging System shall extend throughout the entire development process, supporting full-vehicle integration development, and shall provide a visual VBOM (including carry-over strategy) and corresponding EBOM, with mutual confirmation (“handshake”) between both parties. The complete Vehicle Technical Specification (VTS, TR) is defined in Attachment 1.8 Vehicle Technical Specification (VTS) initial version as mutually confirmed by both parties.

1.11整车性能系统贯穿全开发过程，进行整车匹配开发，以整车VTS为准。 当前整车VTS为初版，待协议签署并付款后10个工作日内，合作伙伴须补充整车VTS沿用项，并由GX与合作伙伴共同确认。
The Vehicle Performance System shall extend throughout the entire development process, supporting full-vehicle integration development, based on the VTS of the entire vehicle. The current vehicle VTS is the initial version. Within 10 days after the Agreement is signed, partner need provide the same items as the base vehicle and will be jointly confirmed by GX and partner.

1.12合作伙伴负责车辆用户手册的编写，并由GX进行确认
The partner is responsible for writing the vehicle user manual, which will be confirmed by GX

1.13样车试制，车辆需求清单初版详见附件1.9《样车试制，车辆需求清单》初版。
Prototype build requirements initial version is detailed in Attachment 1.9 Prototype Build And Vehicle Requirements List initial version.

1.13.1由合作伙伴提供完整试制车辆需求清单，GX确认并达成一致。
The partner shall provide the complete prototype build requirements list, which shall be reviewed and mutually confirmed by GX.

1.13.2智能座舱测试台架：
Intelligent Cabin Test Benches:
•GX订购10 套以上研发测试台架，每套台架需包含：仪表显示屏、中控显示屏，副驾显示屏，后排显示屏，抬头显示屏（HUD）、音频功放（AMP）、麦克风（Mic）、扬声器（Speaker）、相机等相连传感器，相连天线（GNSS，5G 天线等）以及周边部件及适配线束和电源，合作伙伴配合确认台架软硬件功能与实车一致。
GX has ordered more than 10 R&D test benches. Each bench shall include: instrument cluster display, central display, passenger display, rear seat display, head-up display (HUD), audio amplifier (AMP), microphone(s), speakers, cameras and related sensors, connected antennas (GNSS, 5G, etc.), as well as peripheral components, matching wiring harnesses, and power supply. The partner shall cooperate to ensure that the hardware and software functionality of the benches is consistent with the actual vehicle.

1.13.3EPA先行车、SOD1车辆、SOD2车辆：
EPA Pilot Vehicles, SOD1 Vehicles, SOD2 Vehicles:
•基于GX的需求合作伙伴制定改制方案，由GX确认改制方案是否满足GX的需求，并决定如何开展改制。
The partner shall develop a retrofit plan based on GX's requirements. GX shall then confirm the plan's compliance with its requirements and decide on the execution method for the retrofit.

1.14试验开发及美规相关的零部件及整车认证，SUPER ONE必须完成所有认证；必须在北美本土开展的认证职责见由GX提供的附件1.10 《零部件及整车认证活动RASIC》。
For test development and U.S. regulatory-related component and vehicle certifications, SUPER ONE must complete all certifications. Responsibilities for certifications that must be conducted locally in North America are detailed in Attachment 1.10 Component and Vehicle Certification Activity RASIC provided by GX.

1.15质量保证: 按照合作伙伴和GX双方约定的质量管理体系，合作伙伴对研发过程进行管控，确保产品符合双方确认的设计要求和市场标准，按照双方约定的本协议项下第5项交付物清单及验收标准，向GX提交相关过程管控文件（合作伙伴需内部评审和检査后提交）。合作伙伴须保持问题清单和项目进度表的动态更新，并确保与开发计划保持一致。合作伙伴和GX双方共同审核会签来确定其产品开发、质量保证措施确保双方约定的各里程碑/节点质量目标的达成。
Quality Assurance: According to ’the quality management system jointly agreed upon by the partner and GX, partner controls the R&D process to ensure that the product meets both parties agreed design requirements and market standards. The list of deliverables and delivery standards shall be in accordance with the fifth item of this agreement and the acceptance standards agreed upon by both parties, and relevant process control documents shall be submitted to GX. (Partner needs to conduct internal stage reviews and inspections before submission), and provide feedback on the self inspection results to GX. The partner must keep the problem list and project schedule updated dynamically, and ensure consistency with the development plan. Both GX and partner should jointly review and sign off to determine product development and quality assurance measures to ensure the achievement of the agreed quality objectives at each milestone/gate.

1.16零部件本土化策略：
Localization Strategy of Components:

基于双方共识结果，随项目开展，另行协商。
As the project progresses, both parties will negotiate separately.

1.17本项目开发涉及的合作伙伴直接委托供应商工厂产线改造，在NC后，合作伙伴完成详细的工厂改造招标方案后，提交该方案给GX审核确认相关硬件资产和关联改造内容。
The development of this project involves the renovation of the Partner's Directly Appointed Supplier’s factory production line. After NC, the Partner completes a detailed factory renovation bidding plan and submits it to GX for review and confirmation of the relevant hardware assets and associated renovation content.
1.18此版为初版SOW，待CAE报告出具后双方再最终确认开发范围（包含***部分），确认费用（包含***部分），据实结算。
This version is the initial Statement of Work (SOW). Following issuance of the CAE report, the final development scope (including ***variant) and cost (including *** variant) shall be confirmed by both parties, with settlement on an actual cost basis.

实现途径：
Implementation Path:
策略：合作伙伴对整车工程服务及零部件质量负责，在整车PT到SOP阶段，合作伙伴通过对北美生产的支持，与GX一起对整车达到交付状态负责，GX负责的系统按照整车需求开展工作, GX负责的系统的质量问题由GX主责。
Strategy: The Partner is responsible for the vehicle engineering service delivery and components quality, During the entire vehicle PT to SOP phase, the partner, through supporting production in North America, is responsible for achieving the delivery status of the entire vehicle together with GX. Systems under GX's responsibility shall be developed and operated in alignment with the overall vehicle requirements, the quality issues of the system managed by GX is the main responsibility of GX.

从项目启动直至SOP，合作伙伴需提供完整的工程支持服务，如有未完结项，在SOP+3个月内完成剩余交付并验收结题，未完结项无额外费用产生；
From project kick-off until SOP, the Partner shall provide complete engineering support services. If there are any unfinished items, the remaining deliverables must be completed and accepted within SOP+3 months, and no additional fees will be incurred for unfinished items

双方在相邻办公区域办公，合作伙伴提供项目实时数据访问工作站，数据和EBOM（离线或者在线）
Both parties should work in adjacent office areas. The Partner shall provide GX workstations, the data and EBOM with real-time project data access (offline or online).

根据双方会签生效版SOW输入,合作伙伴完成从协议签署到SOP（如有未完结项，到SOP+3）交付，责任分工表（RASIC）双方打合，详见本SOW第6项。
Based on the mutually executed effective version of the SOW, the Partner shall complete subsequent from contract sign off to SOP deliverables (If there are any unfinished items, will continue to SOP+3). The division of responsibilities (RASIC) shall be jointly confirmed by both parties, as detailed in this SOW Section 6.

项目管理策略：
Project Management Strategy:
合作伙伴将统筹项目的整体管控；GX负责美国汉福德工厂生产。

The Partner shall be responsible for managing the overall program delivery; GX shall be responsible for production at its Hanford factory in the US.

合作伙伴负责产品从协议签署到SOP（如有未完结项，到SOP+3）时间计划管理，任何变更，合作伙伴需要提前告知，GX批准。
The Partner shall manage the product lifecycle schedule, from contract sign off to SOP (If there are any unfinished items, will continue to SOP+3). Any changes shall be communicated in advance by the Partner and require GX approval.

合作伙伴负责产品开发过程中的相关里程碑/节点审核，GX批准。
The Partner shall be responsible for milestone/gate reviews during the product development process, subject to GX approval.

双方共同组织各专业按需会议或各专业周例会，主要议题为：讨论各专业技术问题，并跟进解决问题等。
Both parties shall jointly organize functional ad-hoc meetings or functional weekly meetings as required. Main agenda topics shall include: discussion of technical issues and follow-up on issue resolution.

双方共同组织项目周会，主要议题为：项目计划Review、卡点问题解决、项目风险管理等，并共享项目周例会材料，上升机制见附件1.11《上升机制》。
Both parties shall jointly organize weekly program meetings. Main agenda topics shall include: program schedule reviews, blocker issue resolution, program risk management, etc. Weekly meeting materials shall be shared between both parties. The escalation mechanism is defined in Attachment 1.11 Escalation Mechanism.

合作伙伴项目管理人员负责内部资源协调和升级，GX项目管理人员负责在GX进行资源协调和升级。
The Partner’s project management personnel are responsible for internal resource coordination and escalation, while GX project management personnel are responsible for resource coordination and escalation within GX.
3项目计划 Program Plan
Super One项目日程，即整车开发日程由合作伙伴输入；合作伙伴与GX共同确认
Super One整车开发里程碑包含：设计着手、开模指令下发 (NC)、ET、PT、SOP；项目节点包含：CAS 冻结、DF数据制作、首轮仿真、二轮仿真、A 面冻结、夏标、冬标、、SOP+3。
Super One project program plan, the overall vehicle development schedule shall be provided by the partner. The schedule shall be jointly reviewed and confirmed by the partner and GX. The Super One overall vehicle development milestones include: Design Commencement, Tooling Kick Off (NC), ET, PT and SOP; And project gates include: CAS Freeze, 1st Round Vehicle Data Review, 1st Round CAE Simulation, 2nd Round CAE Simulation, A-Surface Freeze, Summer Testing, Winter Testing, and SOP+3.

4交付物清单及验收标准 List of Deliverables and acceptance standard

由合作伙伴按照合作伙伴直接委托供应商的开发体系，提供每个里程碑/节点的交付物清单以及验收标准。当前为初版，在项目过程中，双方协商进行增补。（双方约定：1. 按照合作伙伴直接委托供应商标准及节点输出物输出，清单当前内容过程打合; 2.BOM成本、工程服务等涉及商务内容，不在输出物体现，由合作伙伴商务输出给GX项目组）。
In accordance with the Partner's Directly Appointed Supplier’s development system, the partner shall provide the list of deliverables and corresponding acceptance standards for each milestone/gate. The current version is the initial version, and both parties will negotiate and supplement it during the project process（The partner and GX agree that: 1. According to the Partner's Directly Appointed Supplier’s standards and node output materials, the current content process of the list shall be combined; 2. BOM costs, engineering services, and other related business content are not be included in the deliverables, but shall be provided separately by the Partner’s commercial team to the GX project team.）
5项目职责分工 Program Related Responsibilities (RASIC)
此RASIC仅定义本项目全生命周期的业务活动的职责分工初版，实际实施过程中有分歧项，需要合作伙伴与GX共同确认，如无法达成一致，则升级到项目决策会上进行决策。
This RASIC initial version defines the division of responsibilities for business activities across the full lifecycle of the program. In case of divergence during actual implementation, the Partner and GX shall jointly confirm the resolution. If consensus cannot be reached, the matter shall be escalated to the Program Decision Meeting for decision-making.

6GX和合作伙伴联系人清单 Contacts GX & Partner
这份工作说明书中有关于合作伙伴与GX公司的关键联系人信息如下所示：
The following key contacts are designated by the partner and GX for communication and coordination under this Statement of Work:

Function	合作伙伴			GX
	Name	Contact details	Phone Number	Name	Contact details	Phone Number
整车开发				***	***	***
项目管理				***	***	***

2.附件1.1 法规、政策和标准
Attachment 1.1 Regulations, Policies and Standards
3.附件1.2 禁限物要求
Attachment 1.2 Restricted Substances Requirements

4.附件1.3 车辆定义初版
Attachment 1.3.1 Vehicle definition initial version
5.附件1.4 SUPER ONE车型美国市场信息初版
Attachment 1.4 Super One model U.S. Market Information initial version

6.附件1.5 车辆配置信息初版
Attachment 1.5 Vehicle Configuration initial version

7.附件1.6 造型变更清单初版（含LOGO变更）
Attachment 1.6 Styling Change List initial version (including Logo Changes)
8.附件1.7 CMF手册初版
Attachment 1.7 CMF Build book initial version

9.附件1.8 整车VTS初版

Attachment 1.8 Vehicle Technical Specification (VTS) initial version

10.附件1.9 样车试制，车辆需求清单初版
Attachment 1.9 Prototype Build And Vehicle Requirements List initial version

11.附件1.10 零部件及整车认证活动RASIC
Attachment 1.10 Component and Vehicle Certification Activity RASIC

12.附件1.11 上升机制
Attachment 1.11 Escalation Mechanism

13.附件1.12 智能部分SOW
Attachment 1.12 Intelligent part SOW

14.附件1.13 整车预研方案
Attachment 1.13 Vehicle pre research proposal

15.附件1.14 SUPER ONE专用件清单
Attachment 1.14 Super one Dedicated Parts List
16.附件1.15 SUPER ONE配置表

Attachment 1.15 Super One Configuration List

The parties have executed this SOW by their duly authorized representatives as of the Effective Date.
本工作说明已由双方正式授权代表于生效日签署。

GlobeX AI Hong Kong Holding Limited

By / 签署:

Print Name / 姓名:     ________

Title /职务:

Date/日期：
Hebei Huanzhou Automobile Sales Co., Ltd
河北寰宙汽车销售有限公司

By / 签署:

Print Name / 姓名:

Title /职务:

Date/日期：

APPENDIX 2: QUOTATION AGREEMENT FOR COOPERATIVE MODEL DEVELOPMENT UNDER SUPER ONE MODEL MASS PRODUCTION-ORIENTED ENGINEERING SERVICES AGREEMENT
I．General Principles

1.This Appendix is intended to specify the quotation principles applicable to Cooperative Model Development under the SUPER ONE MODEL MASS PRODUCTION-ORIENTED ENGINEERING SERVICES AGREEMENT （hereinafter referred to as“Engineering Services Agreement”）.
2.The Cooperative Model Development Fee primarily consist of three components: (1) Research and Development Fees, (2) Parts Development and Parts Supplier Management Fees, and (3) Platform Usage Fees.
3.The quotation for Manufacturing Engineering under the Engineering Services Agreement shall be separately agreed upon by the Parties.
II．Principles for Research and Development Fees
1.The total amount of the Research and Development Fees shall be six hundred twenty million RMB (￥620,000,000).
2.The Research and Development Fee includes: labor cost, design and development costs, Chinese domestic factory production line retrofitting costs, testing and certification costs, patent fees, material costs, and other related expenses. The specific scope, calculation standards, and budget amounts of the foregoing shall be subject to APPENDIX: GX SUPER ONE RESEARCH AND DEVELOPMENT FEES. For the avoidance of doubt, travel, transportation, accommodation, and meal expenses incurred by the Partner in performing the Engineering Services shall not be included in the Research and Development Fees, and shall be reimbursed by GX on an actual-cost basis.
3.Amounts and Payment Schedule:
1)Advance Payment: The advance payment for Research and Development Fees shall be three hundred million RMB (￥300,000,000), payable by GX to the Partner as follows:
a)Within fifteen (15) business days after the Effective Date of the Engineering Services Agreement, GX shall pay eighty million RMB (￥80,000,000) as the first installment of the advance payment.
b)The remaining two hundred and twenty million RMB (￥220,000,000) shall be paid by GX in six (6) installments, to be fully paid within six (6) months from the Effective Date.
Advance Payment Schedule (N = Effective Date of the Engineering Services Agreement)

Payment Milestone	N+15 Business Days	N+1 month	N+2 months	N+3 months	N+4 months	N+5 months	N+6 months	Total
Amount (RMB)	￥80,000,000	￥36,000,000	￥36,000,000	￥36,000,000	￥36,000,000	￥36,000,000	￥40,000,000	￥300,000,000

2)Remaining Balance: The remaining balance amount shall be three hundred and twenty million RMB (¥ 320,000,000), payable by GX to the Partner pursuant to the following schedule. The specific dates of each payment milestone shall be mutually agreed upon based on the SUPER ONE Project Schedule.

Payment Milestone	NC+1 month	ET	PT	SOP	SOP+3 months	Total
Amount (RMB)	￥70,000,000	￥70,000,000	￥70,000,000	￥50,000,000	￥60,000,000	￥320,000,000

3)The Parties agree that
a)Deliverables for All Milestones and Project Gates shall be performed in accordance with the SUPER ONE Project Schedule.

b)Payment of each remaining balance installment shall be conditional upon the Partner achieving the corresponding Milestones as defined in the mutually confirmed written project plan. GX shall pay the full amount due to Partner at each payment milestone as follows:
With respect to each milestone review that corresponds to a payment milestone, the Partner shall provide GX with written notice of the specific review date at least fifteen (15) days prior to the commencement of such milestone review. (a) For NC and SOP Milestones, GX shall pay 100% of the corresponding payment amount in a lump sum at the applicable payment milestone (NC+1 Month / SOP+3 Months) after the passing the milestone review. If the milestone review has not been passed by the scheduled payment milestone, GX shall pay 100% of the applicable amount on the date the milestone review is passed.(b) For ET, PT and SOP Milestones, GX shall pay 50% of the applicable payment amount on the actual date the milestone review occurs, and the remaining 50% upon successful completion of the milestone review.
4)GX agrees and undertakes to make payments strictly in accordance with the above payment milestones and amounts. Any failure by GX to make payment when due shall be handled in accordance with Section 10.4.1 of the Engineering Services Agreement.
5)GX agrees and acknowledges that, in order to effectively advance the Project, the Partner has undertaken and will continue to undertake preparatory work and resource investments and has incurred necessary costs. If the Project is terminated for any reason prior to completion (whether due to unilateral termination by GX, mutual agreement, or otherwise), GX shall bear all actual costs incurred by the Partner. For the avoidance of doubt, regardless of any conflicting provisions in the Strategic Cooperation Agreement or the Engineering Services Agreement, any advance payments already paid by GX shall be non-refundable. Such advance payment shall be deemed compensation by GX to the Partner for costs already incurred, resources committed, and opportunity costs incurred by the Partner as of the date of receipt of such payment, and the Partner shall not be required to provide any invoices, receipts, or other documentation evidencing the actual incurrence of such costs.
III．Principles for Parts Development and Parts Supplier Management Fees
1.For purposes of this Agreement, “Parts Suppliers” means suppliers nominated by the Partner to perform post-nomination development for the SUPER ONE Project and to supply all parts required for such project, including both carry-over parts and unique parts.
2.Principles of Payment for parts Development Fees: The specific payment model for parts development fees shall be determined by mutual agreement between GX and the Partner based on the requirements and development model of each supplier. In special circumstances, the payment model may be jointly determined by GX, the Partner, and the relevant supplier. The following two payment models may be adopted:
a)One-Time payment: GX pays 100% of the total development fee in a lump sum to the Partner (For example, with respect to parts such as power batteries, the Partner and GX shall cooperate in negotiating with the relevant suppliers to seek more favorable payment terms.）
b)Staged Payment: The development fee shall be paid in stages as follows: 30% upon supplier nomination, 30% upon successful completion of the NC milestone, 30% upon T0 (first article approval), and 10% upon signoff of the PSW documentation.
Under the staged payment model in item b) above, GX shall pay each stage’s amount to the Partner ten (10) business days prior to the applicable stage. The Partner shall then pay the supplier upon receipt of such payments. Payment proportions may be adjusted based on supplier negotiations, provided that GX prepays amounts sufficient to cover each stage’s costs. Within ten (10) business days after project kickoff, the Parties shall complete an assessment of the parts development scope and costs. GX shall complete the advance payment within fifteen (15) business days thereafter. Prior to the NC milestone, both Parties shall update and adjust the development costs of each system based on the actual data to form the final version of the development costs. Subsequently, in the NC payment stage, GX shall pay NC and pre-NC fees in full according to the established payment ratio.
3.Expenses for assets such as toolings required for newly developed parts of this project shall be borne by GX, and the ownership of the resulting physical assets shall belong to GX.
4.With respect to the management of tooling assets owned by GX and the related quotation contracts, GX and the Partner shall enter into a separate bilateral agreement.
5.GX shall have the right to suggest and participate in the assessment of the supplier candidates of newly developed Parts for the SUPER ONE project. GX shall have the right to make recommendations for the sourcing of GX-exclusive Parts.
6.With respect to supplier tooling development fees, the Partner shall negotiate with suppliers in accordance with the agreed payment terms. If suppliers raise additional requirements, the Partner shall duly notify GX, and then the payment terms shall be changed through friendly three-party negotiations.
IV．PRINCIPLES FOR PARTS SUPPLIER MANAGEMENT
1.The management fees for mass-production Parts suppliers are included in the overall price markup as described in Section V.
2.If annual GX purchase quantity is less than 80% of the agreed annual target volume, the Partner shall be entitled to claim compensation for the difference of the Management Fee and Profit associated with the portion below 80% of the agreed annual target volume or raise the overall Management Fee and Profit of the next year.
3.GX shall be liable for any Obsolete and Slow-moving Inventory Loss arising from the fact that annual purchase quantity is less than 80% of the agreed Annual Volume. Specific details shall be made further agreement by both parties.
4.If the annual Management Fee is overpaid due to the fact that GX purchase quantity has exceeded the Annual Volume, both Parties shall reduce or exempt the Management Fee appropriately through friendly negotiations.
5.The specific amount of indemnification or reduction/exemption (as applicable) shall be based on an indemnification/reduction/exemption memorandum to be signed by the Parties through friendly negotiations.
6.The management fees for mass-production Parts suppliers shall be paid by GX to the Partner separately, and the payment method shall be reflected in the separately executed Mass-production Parts Procurement contract between the Parties.
V．Principles for GX Per-Set Procurement Pricing
GX per-set procurement price = (direct material cost + processing fee) + vehicle ex-factory price × 2% + (direct material cost + processing fee) × 10% + Taxes
Principles: 1.The direct material costs of Parts refer to Parts for which the Partner is responsible; Parts procured directly by GX are excluded. However, if parts are sourced by GX and contracted by GX, but collected, transported, or otherwise handled by the Partner, the Partner shall charge a management fee based on the minimum principle (ranging from 1% to 5% depending on the processing grade). The management fee standards may refer to industry standards. The direct material costs and processing fees provided by the Partner shall be true and reasonable, and the standards for the management fee may refer to the industry standards.
2. Taxes shall be calculated and applied in accordance with Chinese national tax standards and are included in the per-set procurement price.
3. The processing fee includes costs for in-house manufacturing processing expenses, assembly fee for Parts (including self-manufactured and externally purchased Parts related to the complete vehicle), and internal amortization costs directly entrusted by the Partner to suppliers. The current processing fee is estimated amounts calculated by the Partner and shall be adjusted based on further detailed requirements provided by GX.
4. The license fee shall be calculated as follows: vehicle ex-factory price × 2%. The license ratio shall be implemented at 2% as agreed by the Parties. The license fee shall be calculated based on the complete vehicle amount and shall include direct material costs managed by both Parties, with the vehicle ex-factory price serving as the base for calculation.
The vehicle ex-factory price refers to the complete vehicle ex-factory price of GX’s factory.
5. In addition to the license fee, the Partner shall charge a fixed management fee and profit at a rate of 10%. The management fee and profit shall be calculated as follows: (direct material cost + processing fee) × 10%.
VI．Principles for Platform Usage Fee (Post-SOP Sales)
1.Calculation: The Partner shall charge GX a platform usage fee calculated as vehicle ex-factory price × 2% (license), which has already been included in Section V.
2.Platform Usage Fee refers to the fees paid by GX for the use of the Partner’s relevant technology platforms. Matters relating to the licensing of the Partner’s background intellectual property shall be governed by Article 6.8 of the Engineering Services Agreement.
3.Payment Terms: The Parties shall settle the platform usage fee on a quarterly basis based on the procurement volume of the SUPER ONE model, and the Partner shall charge GX accordingly.
4.If GX’s annual purchase quantity is less than 80% of the agreed annual target volume, the Partner shall be entitled to claim compensation for the difference in the amount of the platform usage fee associated with the portion less than 80% of the agreed annual target volume or raise the total platform usage fee for the next year.
5.If annual GX purchase quantity exceeds the Annual Volume, resulting in overpayment of the annual vehicle platform usage fee the Parties shall reduce or grant appropriate reduction/exemption based on friendly negotiation.
6.The specific amount of indemnification or reduction/exemption (as applicable) shall be based on an indemnification/reduction/exemption memorandum to be signed by the Parties through friendly negotiations.
7.The platform usage fee shall be paid separately by GX to the partner, and the payment method shall be set forth in the Mass-production Parts Procurement contract separately entered into by and between the Parties.
VII．Miscellaneous
Based on the project schedule provided by the Partner, the Partner undertakes to cooperate with GX to achieve the delivery timelines for SOD1 (April) and SOD2 (September) and to provide reasonable assistance and cooperation to achieve the delivery objectives (coordination details may be clarified by email).

VIII．Language
This Appendix is made in Chinese and English. In the event of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.

(No further text)

附件2： SUPER ONE车型面向量产工程服务协议项下 合作车型开发 报价单：
1．一般原则
1.本附件旨在明确SUPER ONE车型面向量产工程服务协议（以下称“工程服务协议”）项下的“合作车型开发”报价原则。
2.“合作车型开发”费用主要由三大版块构成：（1）研发费用，（2）零部件开发与零部件供应商管理费用，和（3）平台使用费用。
3.工程服务协议项下的“制造工程”报价由双方另行协商一致确定。
2．研发费用原则
1.研发费用总金额为陆亿贰仟万元人民币（￥620,000,000）。
2.研发费用涵盖：工时费用、设计开发费用、中国国内工厂线体改造费用、试验&认证费用、专利费用、材料费用以及其他费用。上述费用的具体范围、计算标准和预算金额以《附件：GX SUPER ONE研发费用构成》为准。为明确起见，合作伙伴为履行工程服务内容而产生的差旅交通、食宿费用等，不计入研发费用，其应当由GX予以实报实销。
3.金额和付款时间：
1)首付款：研发费用首付款叁亿元人民币（￥300,000,000），应由GX按照如下支付安排向合作伙伴支付：
a)工程服务协议生效日后十五（15）个工作日内，GX应向合作伙伴支付第一期首付款捌仟万元人民币（￥80,000,000）。
b)剩余贰亿贰仟万元人民币（￥220,000,000）由GX分六期向合作伙伴支付，并在工程服务协议生效日起6个月内付清。
首付款具体支付节奏如下表（N为工程服务协议生效日）。

支付节点	N+15个工作日	N+1个月	N+2个月	N+3个月	N+4个月	N+5个月	N+6个月	合计
金额	8000万	3600万	3600万	3600万	3600万	3600万	4000万	3亿

2)剩余尾款：剩余尾款总金额为叁亿贰仟万元人民币（￥320,000,000）由GX按照如下安排向合作伙伴支付。各支付节点的具体日期由双方依据SUPER ONE项目日程协商一致确定。

支付节点	NC+1个月	ET	PT	SOP	SOP+3个月	合计
金额	7000万	7000万	7000万	5000万	6000万	3.2亿

3)双方同意，
a)相关里程碑和项目节点的交付物依据SUPER ONE项目日程执行；
b)剩余尾款各支付节点款项的支付，以合作伙伴通过双方书面确认的项目计划约定的里程碑为前提条件。GX应按如下时间安排在各支付节点向合作伙伴足额支付应付金额：
在各支付节点对应的里程碑评审开启前，合作伙伴应提前十五（15）日书面通知GX具体评审日期。(a) 就NC和SOP里程碑而言，GX应在通过对应的里程碑评审后，分别于对应的支付节点（NC+1个月/SOP+3个月）一次性向合作伙伴支付对应支付节点应付金额的100%；若在对应的支付节点尚未通过评审，则自评审通过日支付对应支付节点应付金额的100%；(b) 就ET、PT及SOP里程碑而言，GX应在对应的里程碑实际评审发生日，向合作伙伴支付对应支付节点应付金额的50%，并于对应的里程碑评审通过日支付对应支付节点应付金额的50%。

4)GX同意并承诺，其将严格按上述支付节点和金额向合作伙伴付款。若GX未能在任意一个支付节点约定的付款期限内支付到期应付款项，按照工程服务协议第10.4.1条处理。
5) GX同意且认可，为有效推进本项目，合作伙伴已进行前期准备并将继续投入资源，为此产生和支出必要费用。若本项目因任何原因在完成前终止（无论是GX单方面终止、双方协商一致或其他原因终止），GX同意承担合作伙伴实际已发生的费用。为明确起见，无论战略合作协议、工程服务协议下是否有任何冲突或不一致规定，GX已支付给合作伙伴的首付款，合作伙伴有权不予退还。该首付款视为GX对合作伙伴截至收款之日已经产生的成本、资源投入及机会成本的补偿，无需合作伙伴另行出具任何证明费用实际发生的票据或文件。
3．零部件开发与零部件供应商管理费用原则
1.本协议项下，“零部件供应商”特指合作伙伴为完成SUPER ONE项目定点开发，并负责供应所需的所有零部件（含沿用件、新开发件）的供应商。
2.零部件开发费付费原则：零部件开发费的具体支付模式，应根据不同零部件供应商要求和开发模式，由GX和合作伙伴协商一致确定；特殊情况下，由GX和合作伙伴以及相应供应商共同商讨确定。以下为可选的两种零部件开发费支付模式：
a)一次性支付：由GX一次性向合作伙伴支付开发费总额的100%（如动力电池，合作伙伴和GX需共同协作与供应商谈判，以争更有利的支付条件）；
b)分阶段支付：开发费按照下述分阶段支付：定厂（后）付30%，NC（通过）付30%，T0（零部件验收合规）付30%，PSW（签署）付10%。
对于上述b)项分阶段支付模式，GX须在各阶段到达前10个工作日前，向合作伙伴支付对应阶段的款项，合作伙伴在收到款项后将相应款项支付给供应商。分阶段支付比例原则为可以覆盖各阶段费用，具体比例结合供应商协商结果进行调整，GX预付各阶段费用。双方应在项目启动后，10个工作日完成零部件开发范围及开发费用评估，并且基于评估结果，GX应在15个工作日内完成向合作伙伴支付首付款。在NC节点前，双方应根据实际数据状态对各系统开发费用进行更新修正，形成终版开发费用。后续在NC支付阶段，GX将依据既定的支付比例，全额支付NC及NC之前的费用。

3.为本项目新开发零部件所需的模具等资产投入，其费用应由GX承担，并且产生的实物资产所有权应归属于GX。
4.双方应就资产归属GX的模具管理及报价合同事宜，由GX+合作伙伴签署双方协议。
5.GX享有SUPER ONE项目新开发零部件定点工作中预选供应商的建议权和评审参与权。对于其专用的零部件，GX有权对于定点进行建议。
6.供应商模具开发费用，合作伙伴会按照约定的支付条件与供应商进行谈判，如供应商有额外要求，合作伙伴会尽告知义务通知GX，并经由三方友好协商对于支付条件进行更改。
4．零部件供应商管理原则
1.量产零部件供应商管理费包含在整体价格加成中，在章节五进行说明。
2.若GX年采购量不达约定年量纲的80%，则合作伙伴按照未达到年度量纲80%的管理利润差额进行索赔或提升下一年度的整体管理利润。
3.因GX年采购量达不到约定年量纲的80%导致的物料呆滞损失由GX承担。具体细节，由双方另行约定。
4.由于GX年度采购量超额完成年量纲，造成年度管理费的超额支付，双方基于友好协商，降低管理费或适当减免。
5.具体赔偿或减免金额（根据适用的情形）基于双方友好协商后，签订赔偿/减免备忘录。
6.量产零部件供应商管理费由GX向合作伙伴单独支付，支付方式在双方另行签订的量产零部件采购合同中体现。
5．GX台套采购价格原则
GX台套采购价格=（直材成本+加工费）+整车出厂价×2%+（直材成本+加工费）×10%+税金
原则： 1. 零部件的直材成本是合作伙伴负责的零部件，GX自行采购的零部件不在范围内。但是如果由GX定点，签订合同，但是由合作伙伴进行收集或运输等，合作伙伴会基于最小原则收取管理费（按照加工等级，1%~5%不等），管理费收费标准可以参考行业标准。合作伙伴提供的直材成本和加工费等应真实合理，收费标准可以参考行业标准。
2. 税金依据国家税务标准执行，在台套采购价格中体现。
3. 加工费指自制件加工费，零部件（整车相关的自制及外购零部件 ）集成加工费，以及合作伙伴直接委托供应商内部摊销等。加工费当前为合作伙伴测算金额，依据GX提供的进一步细化的要求，会进行调整。
4. License费计算公式为整车出厂价×2%，license比率按照双方约定2%执行，License按照整车金额进行计算，包含双方管理的直材成本，即整车出厂价格为基础测算依据。

整车出厂价格为GX工厂整车出厂价格。
5.除license收费外，合作伙伴会收取10%固定比率的管理利润，管理利润计算公式为（直材成本+加工费）×10%。
6．平台使用费原则（SOP后销量统计）
1.平台使用费用计算标准：合作伙伴按照整车出厂价格×2%(License)向GX收取平台使用费。已包含在【五】项中。
2.平台使用费指GX为使用合作伙伴相关技术平台所支付的费用；合作伙伴背景知识产权许可事宜应根据工程服务协议第6.8条执行。
3.付款条件：双方按季度针对SUPER ONE车型采购量结算平台使用费，并由合作伙伴向GX收取。
4.若GX年采购量不达约定年量纲的80%，则合作伙伴按照未达到年度量纲80%的平台使用费差额进行索赔或提升下一年度的整体平台使用费。
5.由于GX年采购量超额完成年量纲，造成年度整车平台使用费的超额支付，双方基于友好协商，降低平台使用费或适当减免。
6.具体赔偿或减免金额（根据适用的情形）基于双方友好协商后，签订赔偿/减免备忘录。
7.平台使用费由GX向合作伙伴单独支付，支付方式在双方另行签订的量产零部件采购合同中体现。
7．其他
在合作伙伴提供的项目日程基础上，合作伙伴承诺配合GX达成SOD1（4月）和SOD2（9月）的交付时间，为达成交付目标提供合理协助和配合（可邮件澄清配合事宜）。
8．语言
本附件同时以中文和英文书就。如果两种语言版本产生冲突或出现不一致情形的，则以中文版本为准。
（以下无正文）

Intellectual Property Licensees Identity Confirmation Letter
知识产权主体授权确认函
This Intellectual Property Licensees Identity Confirmation Letter (the "Letter") is entered into by and between the parties as of the date last signed on the signature page (“Effective Date”):
本知识产权主体授权确认函（“本函”）由以下双方于签署页最后签署日期（“生效日”）签订：
Party A: GlobeX AI Hong Kong Holding Limited ("GX")
甲方：GlobeX AI Hong Kong Holding Limited（“GX”）
Party B: Hebei Huanzhou Automobile Sales Co., Ltd ("Partner")
乙方：河北寰宙汽车销售有限公司（“合作伙伴”）
Whereas:鉴于：
1.Partner and GX entered into the " Super One Model Mass Production-Oriented Engineering Services Agreement" (Contract No.***, the "ESA") on February 4, 2026, pursuant to which Partner provides GX with Engineering Services related to the Cooperative Model;
合作伙伴与GX于2026年2月4日签署了《Super One车型面向量产工程服务协议》（合同编号：***，简称“工程服务协议”），根据工程服务协议约定，合作伙伴向 GX提供合作车型相关的工程服务；
2.For the purpose of performing the ESA, Partner agrees to license or procure the license of Intellectual Property Rights (including Partner’s Background Intellectual property Rights, Subcontractors' Intellectual Property, and third party content Intellectual Property) to GX, its affiliates,and the Designated Entities mutually confirmed by the Parties (the "Partner IP License"). Simultaneously, GX will license the Foreground Intellectual Property Rights and GX’s Background Intellectual property Rights used for the Super One model under the ESA to Partner, solely for the Partner, the Partner’s subcontractors’ production and supply of Parts and provision of Engineering Services for GX and the Designated Entities for the purpose of the ESA (the "GX IP License").
为履行工程服务协议之目的，合作伙伴根据工程服务协议约定，将与工程服务协议相关的知识产权（包含合作伙伴背景知识产权、合作伙伴分包商知识产权以及第三方内容知识产权）许可或促使许可给GX、关联方及双方确认的指定主体（“合作伙伴知识产权许可”）；同时，GX将工程服务协议下的前景知识产权、用于Super One车型的GX背景知识产权授权给合作伙伴，仅用于合作伙伴及其分包商为GX及指定主体为工程服务协议的目的生产和供应相关零部件及提供工程服务（“GX知识产权许可”）。
The parties hereby further agree on the term "Designated Entity mutually confirmed by the Parties in writing" underthe intellectual property license provisions of the ESA as follows:
双方在此对于工程服务协议项下的知识产权许可相关条款中的“双方书面确认的指定主体”达成如下进一步约定:
1.Definitions: Unless otherwise agreed, terms defined in the ESA shall have the same meanings when used in this Letter.

定义：除非另有约定，工程服务协议中定义的词语在本函中使用时应具有相同的含义。
2.List of Designated Entities: Both parties agree that the “Designated Entities mutually confirmed by the Parties in writing” referred to in the Partner IP License and GX IP License under the ESA shall be the following affiliates of GX. The license type, scope, and duration shall remain consistent with the terms stipulated in the ESA. If any additional Designated Entities require Partner IP License in the future, such license shall be subject to mutual agreement between both parties and written confirmation to amend the list of Designated Entities in this Letter.
指定主体名单：双方均同意，在工程服务协议项下的合作伙伴知识产权许可和GX知识产权许可相关条款中提及的“双方书面确认的指定主体”为GX的如下关联方，许可类型、范围及期限等内容与工程服务协议约定保持一致。如未来有其他指定主体需要获得合作伙伴知识产权许可，双方协商一致后书面确认，加入本确认函的GX指定主体名单。

	Company name公司名称	Note备注
1	Faraday X aiEV Inc.
2	Faraday Future Intelligent Electric Inc.
3	Faraday&Future Inc.
4	FF Intelligent Mobility Global Holdings Ltd.
5	FF Inc.
6	Faraday Future Middle East FZ-LLC
7	Future AIHER AI Hybrid Extend-Range Electric Powertrain System Inc.
8	FF Manufacturing LLC.
9	FF Sales Americas, LLC.
10	Faraday SPE, LLC
11	FF Equipment LLC
12	FF ECO Sales Company, LLC
13	FX Sales North America LLC
14	FX ECO Sales California LLC
15	FF Hong Kong Holding Limited （HK） 法法香港控股有限公司
16	Faraday X Intelligent Mobility Technology (Beijing) Co., Ltd. 法拉第无限智行科技（北京）有限公司	***
16	FF Automotive (China) Co., Ltd. 法法汽车（中国）有限公司
3.Dispute Resolution: This Letter shall be governed by the laws of China. Any disputes arising from or related to this Letter shall first be resolved through amicable negotiations between the relevant parties. If the dispute cannot be resolved through negotiation, either party may submit the dispute to the Hong Kong International Arbitration Centre ("HKIAC") for arbitration in accordance with the HKIAC Arbitration Rules in effect at the time of the arbitration application. The arbitration shall be conducted in English, and the seat of arbitration shall be Hong Kong, China.
争议解决：本函应受中国法律管辖。因本函引起的及与本函有关的一切争议，首先应由相关各方之间通过友好协商解决，协商无法解决的，任何一方可将争议提交香港国际仲裁中心（“HKIAC”）根据

申请仲裁时有效的HKIAC仲裁规则（“HKIAC 规则”）进行仲裁，最终通过仲裁解决。仲裁语言为英文。仲裁地点应在中国香港。
4.Consent and Approval: Both parties have obtained all necessary consents and approvals for the contents of this Letter and are fully authorized to execute this Letter and fulfill their obligations hereunder.
同意和批准：双方就作出本函项下的内容已取得一切同意和批准，并享有完全授权以签署本函和履行其在本函项下的义务。
5.Effectiveness and Language: This Letter shall become effective upon being signed by the duly authorized representatives of the Parties and affixed with the company seal of the Parties (if applicable). This Agreement is made in Chinese and English. In the event of any discrepancy between the English and Chinese versions, the Chinese version shall prevail. This Letter is executed in quadruplicate, with each party holding two copies, all of which shall have equal legal effect. Notwithstanding anything to the contrary in this Letter, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
生效与语言：本函经双方授权代表签字并加盖公司印章(如适用)之日起生效，语言为中文和英文，如果两种语言版本产生不一致情形的，则以中文版本为准。本函签署一式四份，双方各持贰份，具有同等法律效力。双方同意，通过传真、电子邮件或其他电子传输方式交付的本函经签署的文本视为与原件具有同等法律效力。
The parties have executed this Letter by their duly authorized representatives as of the Effective Date.
本函已由双方正式授权代表签署。

GlobeX AI Hong Kong Holding Limited （盖章）

By / 签署:
Title /职务：
Date/日期：

Hebei Huanzhou Automobile Sales Co., Ltd
河北寰宙汽车销售有限公司（盖章）

By / 签署:
Title /职务：
Date/日期：